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    As filed with the Securities and Exchange Commission on May 15, 2006


                                                     Registration No. 333-124336

================================================================================

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                   POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3

                                       ON
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                KELLWOOD COMPANY

             (Exact name of Registrant as specified in its charter)

                  DELAWARE                             36-2472410
      (State or other jurisdiction of      (I.R.S. Employer Identification No.)
       incorporation or organization)

                              600 KELLWOOD PARKWAY
                               ST. LOUIS, MO 63017
                            TELEPHONE: (314) 576-3100
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               THOMAS H. POLLIHAN
             EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              600 KELLWOOD PARKWAY
                               ST. LOUIS, MO 63017
                            TELEPHONE: (314) 576-3100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:

                                Robert A. Schreck
                                 Heidi J. Steele
                           McDermott Will & Emery LLP
                             227 West Monroe Street
                                Chicago, IL 60606

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  FROM TIME TO TIME FOLLOWING THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

                                ----------------

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


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      If this Form is a  post-effective  amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

                                ----------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

      Our 3.50% convertible senior debentures due 2034, and common stock issuable upon conversion of the debentures, were originally registered under shelf registration statements on Form S-3 (File Nos. 333-117833 and 333-124336). Due to the late filing of our Quarterly Report on Form 10-Q for the quarter ended October 29, 2005, under applicable SEC rules we no longer qualify for the use of a registration statement on Form S-3. In order to assure that our 3.50% convertible senior debentures due 2034 remain registered and shares of our common stock issued upon conversion of the debentures are so issued under an effective registration statement, we have filed a post-effective amendment on Form S-1 to the registration statement described above. This prospectus is a part of that post-effective amendment and registers our 3.50% convertible senior debentures due 2034 and the issuance of the shares of our common stock issuable upon conversion of the debentures.


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Subject to completion, Dated May 15, 2006


      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.

                                KELLWOOD COMPANY
            $200,000,000 3.50% CONVERTIBLE SENIOR DEBENTURES DUE 2034
                                       AND
             COMMON STOCK ISSUABLE UPON CONVERSION OF THE DEBENTURES

      We issued $180,000,000 aggregate original principal amount of our 3.50% Convertible Senior Debentures due 2034 pursuant to a private placement on June 22, 2004 and an additional $20,000,000 aggregate original principal amount of the debentures pursuant to the July 1, 2004 exercise by the initial purchasers of an option granted to them. This prospectus will be used by selling securityholders to offer and resell debentures and the common stock issuable upon conversion of the debentures. We will not receive any proceeds from those resales.

      The debentures bear regular interest at an annual rate of 3.50% on the original principal amount, payable semiannually in arrears on June 15 and December 15 of each year, each an interest payment date, beginning December 15, 2004, until June 15, 2011. After June 15, 2011, we will not pay regular interest on the debentures prior to maturity. Instead, on June 15, 2034, the stated maturity date of the debentures, a holder will receive the accreted principal amount of a debenture, which will be equal to the original principal amount of $1,000 per debenture increased at a fixed yield to maturity, which until June 14, 2011 will be 0% per annum and beginning on June 15, 2011 will be 3.50% per annum or $2,221.18 at maturity. We will pay contingent interest for the period commencing on June 20, 2011 and ending December 14, 2011 and thereafter for any six-month period, if the average trading price of the debentures during the five trading day period immediately preceding the first day of the applicable period equals or exceeds 130% of the accreted principal amount of the debentures.

      Holders may convert the debentures into shares of our common stock prior to stated maturity, under the following circumstances: (1) during any fiscal quarter commencing after July 31, 2004, if the last reported sale price of our common stock is greater than or equal to 131.30% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter, provided that once such threshold is met, the debentures will thereafter be convertible at any time at the option of the holder, through maturity; (2) subject to certain limitations, during the five business day period after any five consecutive trading day period in which the trading price per debenture for each day of that period was less than 98% of the product of the applicable conversion rate and the last reported sale price of our common stock; (3) if we call the debentures for redemption; or (4) upon the occurrence of certain corporate transactions. On July 29, 2004, we irrevocably elected, by notice to the trustee and the holders of the debentures, to satisfy our conversion obligation in cash with respect to 100% of the accreted principal amount of debentures converted. We still may satisfy the remainder of our conversion obligation to the extent it exceeds the accreted principal amount in cash or common stock or a combination of cash and common stock.

      The conversion rate is initially 18.7434 shares of our common stock per $1,000 original principal amount of debentures, which is equivalent to an initial conversion price of $53.35 per share of common stock. The conversion rate is subject to adjustment upon the occurrence of specified events. In addition, following certain corporate transactions that occur prior to June 15, 2011 and that also constitute fundamental changes, a holder who elects to convert its debentures in connection with such corporate transactions is entitled to receive additional shares of common stock upon conversion in certain circumstances, subject to our payment elections.

      The debentures mature on June 15, 2034, unless earlier converted, redeemed or repurchased by us. We may redeem some or all of the debentures for cash, at any time and from time to time, on or after June 20, 2011 at a redemption price equal to 100% of the accreted principal amount of the debentures to be redeemed, plus accrued and unpaid interest (including contingent interest, if any) to, but excluding the redemption date. You may require us to repurchase some or all of your debentures for cash at a repurchase price equal to 100% of the accreted principal amount of the debentures to be repurchased, plus accrued and unpaid interest (including contingent interest, if any) to, but excluding, the repurchase date, on June 15, 2011, June 15, 2014, June 15, 2019, June 15, 2024 and June 15, 2029, or following a fundamental change that occurs at any time prior to their maturity as described in this prospectus.


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

      The debentures are our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. The debentures effectively rank junior to any of our future secured indebtedness and any of our future indebtedness that is guaranteed by our subsidiaries. Payment of principal and interest on the debentures is structurally subordinated to the liabilities of our subsidiaries.

      There is no public market for the debentures and we do not intend to apply for listing of the debentures on any securities exchange or for quotation of the debentures through any automated quotation system. The debentures currently trade in the PORTAL Market. However, once debentures are sold under this prospectus, those debentures will no longer trade in the PORTAL Market. Our common stock is traded on the New York Stock Exchange under the symbol "KWD." The last reported sale price for our common stock on the New York Stock Exchange on April 12, 2006 was $30.77 per share.

      INVESTING IN THE DEBENTURES AND OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is _______, 2006.

                           IMPORTANT NOTICE TO READERS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer debentures or shares of our common stock issued upon conversion of the debentures that they own. Each time the selling securityholders offer debentures or common stock under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplements together with the information incorporated by reference in this prospectus and, if applicable, any supplement hereto. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" for more information.

      We have not authorized anyone to provide you with information other than the information contained herein or incorporated by reference as set forth under "Incorporation of Certain Documents by Reference". Neither the debentures nor any shares of common stock issuable upon conversion of the debentures are being offered in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the SEC.


                                      -1-

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                                TABLE OF CONTENTS

IMPORTANT NOTICE TO READERS.............................................................................1

TABLE OF CONTENTS.......................................................................................2

SUMMARY.................................................................................................4

THE OFFERING............................................................................................5

RISK FACTORS............................................................................................8

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS...................................................16

MARKET DATA............................................................................................17

USE OF PROCEEDS........................................................................................17

DIVIDEND POLICY........................................................................................17

COMMON STOCK PRICE RANGE...............................................................................18

RATIO OF EARNINGS TO FIXED CHARGES.....................................................................18

SELECTED CONSOLIDATED FINANCIAL DATA...................................................................19

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................21

BUSINESS...............................................................................................41

MANAGEMENT.............................................................................................45

EXECUTIVE COMPENSATION.................................................................................47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................................52

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................................................54

DESCRIPTION OF THE DEBENTURES..........................................................................55

REGISTRATION RIGHTS....................................................................................75

BOOK-ENTRY SYSTEM......................................................................................76

DESCRIPTION OF CAPITAL STOCK...........................................................................77

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS...............................................80

SELLING SECURITYHOLDERS................................................................................85

PLAN OF DISTRIBUTION...................................................................................89

WHERE YOU CAN FIND MORE INFORMATION....................................................................92

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................................92

LEGAL MATTERS..........................................................................................92

EXPERTS................................................................................................92

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA...........................................................F-1


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Unless otherwise indicated or the context otherwise requires in this prospectus:

      o "Kellwood," the "Company," "we," "us" and "our" refer to Kellwood Company and its subsidiaries;

      o all references to our "common stock" mean our Common Stock, $0.01 par value per share; and

      o all references to "fiscal 2005," "fiscal 2004" and "fiscal 2003" refer to our fiscal years ended January 28, 2006, January 29, 2005 and January 31, 2004, respectively.


                                      -3-

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--------------------------------------------------------------------------------

                                     SUMMARY

      This summary provides an overview of selected information and does not contain all the information you should consider. You should read the entire prospectus, including the section entitled "Risk Factors" and the documents incorporated by reference in this prospectus, carefully before making an investment decision.

OUR COMPANY

      We market apparel and consumer soft goods for women, men and children and in fiscal 2005 had sales of approximately $2.06 billion, which we believe placed us as the 8th largest United States apparel wholesaler as measured by sales. We believe we differ from other major apparel companies in that we principally are focused on offering moderately priced fashion. Our mission statement is "To build on our cornerstones of diversification, fashion and value to enhance our position as a premier marketer of branded soft goods that appeal to a broad spectrum of consumers."

      We were formed in 1961 as a Delaware corporation. Our principal executive offices are located at 600 Kellwood Parkway, Chesterfield, Missouri 63017. Our telephone number is (314) 576-3100.

RECENT DEVELOPMENTS

      Since January 28, 2006, we have terminated our $400 million five-year unsecured, syndicated credit facility entered into on October 20, 2004 (the "Prior Senior Credit Facility"). At the date of termination, there were no borrowings outstanding under the Prior Senior Credit Facility. Effective April 12, 2006, we executed a $400 million five-year secured, syndicated credit facility (the "Senior Credit Facility"). Borrowers under the Senior Credit Facility include Kellwood Company and its domestic subsidiaries (the "Borrowers"). Borrowings under the facility are secured by the Borrowers domestic current assets, principally consisting of accounts receivable and inventory. This does not include the stock of any subsidiaries. Borrowings under the Senior Credit Facility are limited to the lesser of the commitment amount or the borrowing base as defined in the credit agreement. The Senior Credit Facility can be used to refinance existing indebtedness, for letters of credit, for working capital needs and for other general corporate purposes. Borrowings under the Senior Credit Facility bear interest at a rate equal to LIBOR plus a spread of 1.00% to 2.00%, with such spreads depending upon excess liquidity, as defined in the credit agreement. The Senior Credit Facility contains certain customary covenants, including: (a) when availability under the Senior Credit Facility becomes less than $40 million, a minimum fixed charge coverage ratio is required; (b) so long as availability remains above $60 million, Borrowers would generally not be restricted in terms of distributions and dividends, investments, issuance of new indebtedness, granting of liens (except to assets securing the Senior Credit Facility), acquisitions, and capital expenditures. Upon the termination of the Prior Senior Credit Facility, our subsidiary's guarantees' of the debentures were automatically terminated and ceased to have further force and effect. In addition, the terms of the Company's Asian $50 million five-year unsecured, syndicated term and revolving credit facility, allow it to become secured when the Company's Senior Credit Facility becomes secured.



                                      -4-

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                                  THE OFFERING

ISSUER.............................  Kellwood Company, a Delaware corporation.

SECURITIES OFFERED.................  $200,000,000 aggregate original principal amount of 3.50% Convertible Senior
                                     Debentures due 2034 and common stock potentially issuable upon conversion of the debentures.

MATURITY DATE......................  June 15, 2034, unless earlier converted, redeemed or repurchased.

RANKING............................  The debentures are our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our future subordinated indebtedness. The debentures effectively rank junior to any of our future secured indebtedness and any of our future indebtedness that is guaranteed by our subsidiaries. The debentures are structurally subordinated to all liabilities of our subsidiaries. As of January 28, 2006, we had unsubordinated indebtedness of $508.4 million. At such date, our subsidiaries had approximately $199.6 million in liabilities.

PAYMENT AT MATURITY................  On June 15, 2034, the stated maturity date of the debentures, a holder will receive the accreted principal amount per debenture, which will be equal to the original principal amount of $1,000 per debenture increased at a fixed yield to maturity, which until June 14, 2011 will be 0% per annum and beginning on June 15, 2011 will be 3.50% per annum or $2,221.18 at maturity.

INTEREST...........................  3.50% per annum on the original principal amount, payable semiannually in arrears on June 15 and December 15 of each year, beginning December 15, 2004, until June 15, 2011. After June 15, 2011, we will not pay regular interest on the debentures prior to maturity. We will also pay contingent interest and additional amounts on the debentures under the circumstances described in this prospectus.

CONTINGENT INTEREST................  We will pay contingent interest to holders of debentures for the period commencing on June 20, 2011 and ending December 14, 2011 and thereafter for any six-month period from and including an interest payment date to but excluding the next interest payment date, commencing with the six-month period commencing on December 15, 2011, if the average trading price of the debentures during the five trading day period immediately preceding the first day of the applicable interest period equals or exceeds 130% of the accreted principal amount of the debentures. The amount of contingent interest payable per debenture during each period will equal 0.125% of the average trading price of a debenture during the applicable five-trading-day reference period, payable in arrears.

CONVERSION RIGHTS..................  You may convert the debentures into shares of our common stock at a conversion rate of 18.7434 shares per $1,000 original principal amount of debentures (equal to an initial conversion price of approximately $53.35 per share), subject to adjustment, only under the following circumstances:

                                     o    during any fiscal quarter commencing after July 31, 2004, if the last reported sale price of our common stock is greater than or equal to
                                          131.30% of the applicable conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; provided that once such threshold is met, the debentures will thereafter be convertible at any time at the option of the holder, through maturity;


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
                                     o    during the five business day period after any five consecutive trading day period in which the trading price per debenture for each day of that period was less than 98% of the product of the conversion rate and the last reported sale price of our common stock (the "98% Trading
                                          Exception"); provided that if, on the date of any conversion pursuant to the 98% Trading Exception that is on or after June 15, 2029, the closing sale price of our common stock is greater than the applicable conversion price but less than 131.30% thereof, then you will receive, in lieu of common stock based on the conversion rate, an amount in cash, shares of our common stock, or a combination thereof, at our option, equal to the accreted principal amount of the debentures converted, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to but excluding the conversion date;

                                     o    if the debentures have been called for redemption by us; or

                                     o    upon the occurrence of specified corporate transactions described under
                                          "Description of debentures -- Conversion upon specified corporate transactions".

                                     You will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a debenture, except in limited circumstances. Instead, interest (including contingent interest, if any) will be deemed paid by the common stock and cash, if any, issued to you upon conversion. Debentures called for redemption may be surrendered for conversion prior to the close of business on the second business day immediately preceding the redemption date.

                                     On July 29, 2004, we irrevocably elected, by notice to the trustee and the holders of the debentures, to satisfy our conversion obligation in cash with respect to 100% of the accreted principal amount of debentures converted. We still may satisfy the remainder of our conversion obligation to the extent it exceeds the accreted principal amount in cash or common stock or a combination of cash and common stock. See "Description of the debentures --
                                     Payment upon conversion."

                                     In addition, following certain corporate transactions that occur prior to
                                     June 15, 2011 and that also constitute fundamental changes, a holder who elects to convert its debentures in connection with such corporate transactions will be entitled to receive additional shares of common stock upon conversion in certain circumstances, subject to our payment elections.

SINKING FUND.......................  None.

OPTIONAL REDEMPTION................  Prior to June 20, 2011, the debentures are not redeemable. On or after June
                                     20, 2011, we may redeem for cash some or all of the debentures, at any time and from time to time, upon at least 30 and no more than 60 days' notice for a price equal to 100% of the accreted principal amount of the debentures to be redeemed plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) to but excluding the redemption date.

REPURCHASE OF DEBENTURES BY........  You may require us to repurchase some or all of your debentures for cash on
US AT THE OPTION OF THE HOLDER       June 15, 2011, June 15, 2014, June 15, 2019, June 15, 2024 and June 15, 2029
                                     at a repurchase price equal to 100% of the accreted principal amount of the debentures being repurchased, plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) to but excluding the applicable repurchase date.

FUNDAMENTAL CHANGE.................  If we undergo a fundamental change (as defined in this prospectus) prior to maturity, you have the right, at your option, to require us to repurchase some or all of your debentures for cash at a repurchase price equal to 100%
                                     of the accreted principal amount of the debentures being repurchased, plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) to but excluding the applicable repurchase date.


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
REGISTRATION RIGHTS................  Pursuant to a registration rights agreement that we entered into in connection with the issuance of the debentures, we have filed a shelf registration statement under the Securities Act of 1933 relating to the resale of the debentures and the common stock issuable upon conversion of the debentures. This prospectus constitutes a part of that registration statement. We filed the shelf registration statement solely to permit the resale of the debentures and shares of common stock issued upon conversion of the debentures, and investors who purchase debentures or shares of common stock from selling securityholders in this offering will not be entitled to any registration rights under the registration rights agreement. In addition, under the registration rights agreement, selling securityholders may be required to discontinue the sale or other disposition of debentures and shares of common stock issued upon conversion of the debentures pursuant to the shelf registration statement and to discontinue the use of this prospectus under certain circumstances specified in the registration rights agreement.

U.S. FEDERAL INCOME TAX............  Under the indenture governing the debentures, we have agreed, and by
CONSIDERATIONS                       acceptance of a beneficial interest in a debenture each holder of a debenture is deemed to have agreed, to treat the debentures as indebtedness for United
                                     States federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments. For United States federal income tax purposes, interest income on the debentures accrues at the rate of 7.65% per year, compounded semiannually, which we believe represents the yield on comparable noncontingent, nonconvertible, fixed rate debt instruments with terms and conditions otherwise similar to the debentures that we would issue. A U.S. Holder (as defined herein) is required to accrue interest income on a constant yield to maturity basis at this rate (subject to certain adjustments), with the result that a U.S. Holder generally will recognize taxable income significantly in excess of regular interest payments received while the debentures are outstanding.

                                     A U.S. Holder will also recognize gain or loss on the sale, conversion, exchange or retirement of a debenture in an amount equal to the difference between the amount realized on the sale, conversion, exchange or retirement, including the fair market value of our common stock received, and the U.S.
                                     Holder's adjusted tax basis in the debenture. Any gain recognized on the sale, conversion, exchange or retirement of a debenture generally will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See
                                     "Material United States federal income tax considerations."

USE OF PROCEEDS....................  We will not receive any of the proceeds from the sale by the selling securityholders of the debentures or shares of common stock issued upon conversion of the debentures.

BOOK-ENTRY FORM....................  The debentures have been issued in book-entry form and are represented by global certificates deposited with, or on behalf of, The Depository Trust
                                     Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the debentures are shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities except in limited circumstances.

TRADING............................  There is no public market for the debentures and we do not intend to apply for listing of the debentures on any securities exchange or for quotation of the debentures through any automated quotation system. The debentures currently trade in the PORTAL Market. However, once debentures are sold under this prospectus, those debentures will no longer trade on the PORTAL Market.
                                     There is a risk that a trading market for the debentures will not exist or that any trading market for the debentures that may exist will not offer adequate liquidity.

NYSE SYMBOL FOR COMMON.............  "KWD"
STOCK


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                                  RISK FACTORS

      You should consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference in this prospectus, in evaluating us, our business and an investment in the debentures. Any of the following risks, as well as other risks and uncertainties, could seriously harm our business and financial results and cause the value of the debentures and common stock issuable upon conversion of the debentures to decline, which in turn could cause you to lose all or part of your investment.

RISKS RELATED TO OUR COMPANY

INTENSE COMPETITION IN THE APPAREL INDUSTRY COULD REDUCE OUR SALES AND OUR PROFITABILITY.

      As an apparel company, we face competition on many fronts including the following:

      o     establishing and maintaining favorable brand recognition;

      o     developing products that appeal to consumers;

      o     pricing products appropriately; and

      o     obtaining access to and sufficient floor space in retail outlets.

      Competition in the apparel industry is intense and is dominated by a number of very large brands, many of which have greater financial, technical and marketing resources, greater manufacturing capacity and more extensive and established customer relationships than we do. The competitive responses encountered from these larger, more established apparel companies may be more aggressive and comprehensive than we anticipate and, we may not be able to compete effectively. The aggressive and competitive nature of the apparel industry may result in lower prices for our products and decreased gross profit margins, either of which may materially adversely affect our sales and profitability.

OUR BUSINESS WILL SUFFER IF WE FAIL TO CONTINUALLY ANTICIPATE FASHION TRENDS AND CUSTOMER TASTES.

      Customer tastes and fashion trends can change rapidly. We may not be able to anticipate, gauge or respond to these changes within a timely manner. If we misjudge the market for our products or product groups or if we fail to identify and respond appropriately to changing consumer demands and fashion trends, we may be faced with unsold finished goods inventory, which could materially adversely affect our expected operating results and decrease our sales, gross margins and profitability.

      The apparel industry has relatively long lead times for the design and production of products. Consequently, we must in some cases commit to production in advance of orders based on forecasts of customer and consumer demand. If we fail to forecast demand accurately, we may under-produce or over-produce a product and encounter difficulty in filling customer orders or in liquidating excess inventory. Additionally, if we over-produce a product based on an aggressive forecast of demand, retailers may not be able to sell the product and cancel future orders or require us to provide retrospective price adjustments. These outcomes could have a material adverse effect on our sales and brand image and seriously affect our sales and profitability.

OUR REVENUES AND PROFITS ARE SENSITIVE TO CONSUMER CONFIDENCE AND SPENDING PATTERNS.

      The apparel industry has historically been subject to cyclical variations, recessions in the general economy or uncertainties regarding future economic prospects that affect consumer spending habits which could negatively impact our business overall and specifically our sales, gross margins and profitability. The success of our operations depends on consumer spending. Consumer spending is impacted by a number of factors, including actual and perceived economic conditions affecting disposable consumer income (such as unemployment, wages, energy costs, etc.), business conditions, interest rates, availability of credit and tax rates in the general economy and in the international, regional and local markets where our products are sold. Any significant deterioration in general economic conditions or increases in interest rates could reduce the level of consumer spending and inhibit consumers' use of credit. In addition, war, terrorist activity or the threat of war and terrorist activity may adversely affect consumer spending, and thereby have a material adverse effect on our financial condition and results of operations.


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THE CONCENTRATION OF OUR CUSTOMERS COULD ADVERSELY AFFECT OUR BUSINESS.

      Our twenty largest customers accounted for approximately 73% of our sales in fiscal 2005, with our largest customer accounting for 9% of total fiscal 2005 sales. We do not have long-term contracts with any of our customers, and sales to customers generally occur on an order-by-order basis and are subject to certain rights of cancellation and rescheduling by the customer.

      A decision by any of our major customers, whether motivated by competitive conditions, financial difficulties or otherwise, to decrease significantly the amount of merchandise purchased from us, or to change their manner of doing business with us, could substantially reduce our revenues and materially adversely affect our profitability.

CONSOLIDATION AND CHANGE IN THE RETAIL INDUSTRY MAY ELIMINATE EXISTING OR POTENTIAL CUSTOMERS.

      A number of apparel retailers have experienced significant changes and difficulties over the past several years, including consolidation of ownership, increased centralization of buying decisions, restructurings, bankruptcies and liquidations. During past years, various apparel retailers, including some of our customers, have experienced financial problems that have increased the risk of extending credit to those retailers. Financial problems with respect to any of our customers could cause us to reduce or discontinue business with those customers or require us to assume more credit risk relating to those customers' receivables, either of which could have a material adverse effect on our business, results of operations and financial condition.

      There has been and continues to be merger, acquisition and consolidation activity in the retail industry. Future consolidation could reduce the number of our customers and potential customers. A smaller market for our products could have a material adverse impact on our business and results of operations. In addition, it is possible that the larger customers, which result from mergers or consolidations, could decide to perform many of the services that we currently provide. If that were to occur, it could cause our business to suffer.

      With increased consolidation in the retail industry, we are increasingly dependent upon key retailers whose bargaining strength and share of our business is growing. Accordingly, we face greater pressure from these customers to provide more favorable trade terms. We could be negatively affected by changes in the policies or negotiating positions of our customers. Our inability to develop satisfactory programs and systems to satisfy these customers could adversely affect operating results in any reporting period.

LOSS OF KEY PERSONNEL COULD DISRUPT OUR OPERATIONS.

      Our continued success is dependent on our ability to attract, retain and motivate qualified management, administrative and sales personnel to support existing operations and future growth. Competition for qualified personnel in the apparel industry is intense and we compete for these individuals with other companies that in many cases have greater financial and other resources. The loss of the services of any members of our senior management, or the inability to attract and retain other qualified personnel could have a material adverse effect on our business, results of operations and financial condition.

THE EXTENT OF OUR FOREIGN SOURCING AND MANUFACTURING MAY ADVERSELY AFFECT OUR BUSINESS.

      For fiscal 2005, approximately 93% of our products were manufactured outside the United States. As a result of the magnitude of our foreign sourcing and manufacturing, our business is subject to the following risks:

      o uncertainty caused by the elimination of import quotas in China. Such quotas have been replaced by safeguard provisions that continue to provide limits on importation of apparel on China. The operation and effects of these safeguard provisions are uncertain and could result in delays in imports and supplies. As a result, we will have to monitor and manage our sourcing of products and develop alternative sourcing plans, if necessary, to alleviate the impact of any anticipated impact of safeguard provisions;

      o political and economic instability in countries, including heightened terrorism and other security concerns, which could subject imported or exported goods to additional or more frequent inspections, leading to delays in deliveries or impoundment of goods;

      o imposition of regulations and quotas relating to imports, including quotas imposed by bilateral textile agreements between the United States and foreign countries;

      o     imposition of duties, taxes and other charges on imports;


                                      -9-

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      o     significant fluctuation of the value of the dollar against foreign currencies;

      o     restrictions on the transfer of funds to or from foreign countries;

      o political instability, military conflict, or terrorism involving the United States, or any of the many countries where our products are manufactured, which could cause a delay in transportation, or an increase in transportation costs of raw materials or finished product;

      o disease epidemics and health related concerns, such as SARS or the mad cow or hoof and mouth disease outbreaks in recent years, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas;

      o reduced manufacturing flexibility because of geographic distance between us and our foreign manufacturers, increasing the risk that we may have to mark down unsold inventory as a result of misjudging the market for a foreign-made product; and

      o violations by foreign contractors of labor and wage standards and resulting adverse publicity.

      If these risks limit or prevent us from selling or manufacturing products in any significant international market, prevent us from acquiring products from foreign suppliers, or significantly increase the cost of our products, our operations could be seriously disrupted until alternative suppliers are found or alternative markets are developed, which could negatively impact our business.

THE SUCCESS OF OUR LICENSES DEPENDS ON THE VALUE OF THE LICENSED BRANDS.

      Many of our products are produced under license agreements with third parties. Similarly, we license some of our brand names to other companies. Our success depends on the value of the brands and trademarks that we license and sell. Brands that we license from third parties are integral to our business as is the implementation of our strategies for growing and expanding these brands and trademarks. We market some of our products under the names and brands of recognized designers. Our sales of these products could decline if any of those designer's images or reputations were to be negatively impacted. Additionally, we rely on continued good relationships with both our licensees and licensors, of certain trademarks and brand names. Adverse actions by any of these third parties could damage the brand equity associated with these trademarks and brands, which could have a material adverse effect on our business, results of operations and financial condition.

OUR PROFITABILITY AND EARNINGS COULD BE NEGATIVELY AFFECTED IF SALES OF CERTAIN PRODUCTS ARE NOT SUFFICIENT TO OFFSET THE MINIMUM ROYALTY PAYMENTS WE MUST PAY WITH RESPECT TO THESE PRODUCTS.

      Many of the license agreements we have entered require significant minimum royalty payments. Our ability to generate sufficient sales and profitability to cover these minimum royalty requirements is not guaranteed and if sales of such products are not sufficient to generate these minimum payments, it could have a material adverse effect on our business, results of operations and financial condition.

OUR COMPETITIVE POSITION COULD SUFFER, IF OUR INTELLECTUAL PROPERTY RIGHTS ARE NOT PROTECTED.

      We believe that our trademarks, patents, technologies and designs are of great value. From time to time, third parties have challenged, and may in the future try to challenge, our ownership of our intellectual property. We are susceptible to others imitating our products and infringing our intellectual property rights. Our licensing agreements with more recognized designers may cause us to be more susceptible to infringement of our intellectual property rights, as some of our brands enjoy significant worldwide consumer recognition and generally higher pricing thus creating additional incentive for counterfeiters and infringers. Imitation or counterfeiting of our products or infringement of our intellectual property rights could diminish the value of our brands or otherwise adversely affect our revenues. We cannot assure you that the actions we have taken to establish and protect our trademarks and other intellectual property rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to invalidate our trademarks or block sales of our products as a violation of the trademarks and intellectual property rights of others. In addition, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other intellectual property rights of ours or in marks that are similar to ours or marks that we license and/or market or that we will be able to successfully resolve these conflicts to our satisfaction. We may need to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of resources.


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FLUCTUATIONS IN THE PRICE, AVAILABILITY AND QUALITY OF RAW MATERIALS COULD CAUSE
DELAYS AND INCREASE COSTS.

      Fluctuations in the price, availability and quality of the fabrics or other raw materials used in our manufactured apparel could have a material adverse effect on our cost of sales or our ability to meet customer demands. The prices for fabrics depend largely on the market prices for the raw materials used to produce them, particularly cotton. The price and availability of the raw materials and, in turn, the fabrics used in our apparel may fluctuate significantly, depending on many factors, including crop yields, weather patterns and changes in oil prices. We may not be able to pass higher raw materials prices and related transportation costs on to our customers.

OUR RELIANCE ON INDEPENDENT MANUFACTURERS COULD CAUSE DELAYS AND DAMAGE CUSTOMER RELATIONSHIPS.

      We use independent manufacturers to assemble or produce a substantial portion of our products. We are dependent on the ability of these independent manufacturers to adequately finance the production of goods ordered and maintain sufficient manufacturing capacity. The use of independent manufacturers to produce finished goods and the resulting lack of direct control could subject us to difficulty in obtaining timely delivery of products of acceptable quality. We generally do not have long-term contracts with any independent manufacturers. Alternative manufacturers, if available, may not be able to provide us with products or services of a comparable quality, at an acceptable price or on a timely basis. There can be no assurance that there will not be a disruption in the supply of our products from independent manufacturers or, in the event of a disruption, that we would be able to substitute suitable alternative manufacturers in a timely manner. The failure of any independent manufacturer to perform or the loss of any independent manufacturer could have a material adverse effect on our business, results of operations and financial condition.

      Additionally, we require our manufacturers to operate in compliance with applicable laws, rules and regulations regarding working conditions, employment practices and environmental compliance. We also sometimes impose upon our business partners operating guidelines that require additional obligations in those areas in order to promote ethical business practices, and our staff periodically visits and monitors the operations of our independent manufacturers to determine compliance. However, we do not control our independent manufacturers or their labor and other business practices. If one of our manufacturers violates labor or other laws or implements labor or other business practices that are generally regarded as unethical in the United States, the shipment of finished products to us could be interrupted, orders could be cancelled, relationships could be terminated and our reputation could be damaged. Any of these events could have a material adverse effect on our revenues and, consequently, our results of operations.

ACQUISITIONS HAVE ACCOUNTED FOR A SIGNIFICANT PORTION OF OUR PAST SALES GROWTH AND WE MAY NOT FIND SUITABLE ACQUISITION CANDIDATES IN THE FUTURE.

      Acquisitions have accounted for a significant portion of our sales growth in the past, and we expect to continue to generate a significant portion of our sales growth through acquisitions in the future. Our sales growth may be adversely affected if we are unable to find suitable acquisition candidates at reasonable prices, we are not successful in integrating any acquired businesses in a timely manner, or such acquisitions do not achieve anticipated results. In addition, future acquisitions could use substantial portions of our available cash for all or a portion of the purchase price. We could also issue additional securities as consideration for these acquisitions, which could cause our stockholders to suffer significant dilution. See " -- Acquisitions may create transitional challenges."

ACQUISITIONS MAY CREATE TRANSITIONAL CHALLENGES.

      Our business strategy includes growth through strategic acquisitions. That strategy depends on the availability of suitable acquisition candidates at reasonable prices and our ability to quickly resolve challenges associated with integrating these acquired businesses into our existing business. These challenges include:

      o integration of product lines, sales forces and manufacturing facilities;

      o decisions regarding divestitures, inventory write-offs and other charges;

      o employee turnover, including key management and creative personnel of the acquired businesses;

      o     disruption in product cycles;

      o     loss of sales momentum;

      o maintenance of acceptable standards, controls, procedures and policies;

      o potential disruption of our ongoing business and distraction of management;


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      o     impairment of relationships with employees and customers, as a result of integrating new personnel;

      o inability to maintain relationships with customers of the acquired business;

      o     failure to achieve the expected benefits of the acquisition;

      o     expenses of the acquisition; and

      o potential unknown liabilities and unanticipated expenses associated with the acquired businesses.

ACTIONS OR INQUIRIES CONCERNING THE JANUARY 2006 RESTATEMENT OF OUR PREVIOUSLY ISSUED FINANCIAL STATEMENTS COULD DIVERT MANAGEMENT'S ATTENTION AND RESOURCES.

      In January 2006 we restated our previously issued financial statements to reflect corrections of (i) an accounting error related to freight, duty and agents' commission costs in connection with imports of goods at a regional accounting center which resulted in the understatement of cost of products sold and current liabilities and (ii) the underaccrual of liabilities related to a Death Benefits Program that resulted in the understatement of selling, general, and administrative expenses and deferred taxes and other for fiscal years 2003 and 2004 and quarters ended April 30, 2005 and July 30, 2005. Inquiries or actions concerning the January 2006 restatement of our previously issued financial statements could divert management's attention and resources.

SOME PROVISIONS IN OUR CERTIFICATE OF INCORPORATION AND BYLAWS MAY DETER THIRD PARTIES FROM ACQUIRING OUR COMPANY AND COULD DEPRIVE YOU OF THE OPPORTUNITY TO OBTAIN A TAKEOVER PREMIUM FOR YOUR SHARES OF COMMON STOCK.

      Our Certificate of Incorporation and Bylaws contain provisions that may make the acquisition of our company more difficult without the approval of our board of directors, including the following:

      o Our board of directors is classified into two classes, each of which serves for a staggered two-year term;

      o Only our board of directors, the chairman of our board of directors or our president may call special meetings of our stockholders;

      o Our stockholders may take action only at a meeting of stockholders and not by written consent;

      o We have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approvals;

      o Our stockholders have only limited rights to amend our Charter and Bylaws;

      o     Restrictions on certain business operations;

      o     We require advance notice requirements for stockholder proposals;
            and

      o We have adopted a Preferred Stock Purchase Rights Plan, or "poison pill" which discourages investors from buying over 15% of our common stock.

      These anti-takeover defenses could discourage, delay or prevent a transaction involving a change of control of our company. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors and cause us to take other corporate actions.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW MAY DELAY, DEFER OR PREVENT A CHANGE IN CONTROL THAT OUR STOCKHOLDERS MIGHT CONSIDER TO BE IN THEIR BEST INTERESTS.

      We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits "business combinations" between a publicly-held Delaware corporation and an "interested stockholder" which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation's voting stock during the three-year period following the date that such stockholder became an interested stockholder. Section 203 could have the effect of delaying, deferring or preventing a change in control of our company that our stockholders might consider to be in their best interests.

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RISKS RELATED TO THE DEBENTURES AND THE COMMON STOCK

THE TRADING PRICE OF THE DEBENTURES WILL BE DIRECTLY AFFECTED BY THE TRADING PRICE OF OUR COMMON STOCK, WHICH ARE IMPOSSIBLE TO PREDICT.

      We expect that the trading price of the debentures in the secondary market, if such market develops, will be significantly affected by the trading price of our common stock, the general level of interest rates and our credit quality. This may result in greater volatility in the trading prices of the debentures than would be expected for nonconvertible debt securities.

      It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market, or the perception that such sales may occur, could affect the price of our common stock.

CONVERSION OF THE DEBENTURES WILL DILUTE THE OWNERSHIP INTEREST OF EXISTING STOCKHOLDERS, INCLUDING HOLDERS WHO HAD PREVIOUSLY CONVERTED THEIR DEBENTURES.

      The conversion of some or all of the debentures will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the debentures may encourage short selling by market participants because the conversion of the debentures could depress the price of our common stock.

AN ACTIVE TRADING MARKET FOR THE DEBENTURES MAY NOT DEVELOP.

      The debentures are eligible for trading in the PORTAL Market. However, debentures sold pursuant to this prospectus will not remain eligible for trading in the PORTAL Market. We do not intend to apply for listing of the debentures on any securities exchange or include the debentures in any automated quotation system. Moreover, even if you are able to sell your debentures, we cannot assure you as to the price at which any sales will be made. Future trading prices of the debentures will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common stock and the market for similar securities. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the debentures will be subject to disruptions which may have a negative effect on the holders of the debentures, regardless of our prospects or financial performance.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO PURCHASE THE DEBENTURES UPON A FUNDAMENTAL CHANGE OR OTHER REPURCHASE DATE, AS REQUIRED BY THE INDENTURE GOVERNING THE DEBENTURES.

      On June 15, 2011, June 15, 2014, June 15, 2019, June 15, 2024 and June 15,
2029, holders of the debentures may require us to purchase their debentures for cash. In addition, holders of the debentures also may require us to purchase their debentures upon a fundamental change as described under "Description of the debentures -- Repurchase of debentures by us at the option of the holder upon a fundamental change." A fundamental change also may constitute an event of default under, and result in the acceleration of the maturity of, our other indebtedness under another indenture or other indebtedness that we may incur in the future. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the purchase price for the debentures tendered by holders. In addition, restrictions in our then-existing credit facilities or other indebtedness may not allow us to repurchase the debentures. Failure by us to purchase the debentures when required will result in an event of default with respect to the debentures.

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YOU SHOULD CONSIDER THE UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATING
TO OWNING THE DEBENTURES.

      We and each holder have agreed in the indenture to treat the debentures as indebtedness for U.S. federal income tax purposes that is subject to the special regulations governing contingent payment debt instruments (which we refer to as the "CPDI Regulations"). Under the CPDI Regulations, you are required to include amounts in income in advance of cash received in respect of a debenture and to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a noncontingent, nonconvertible, fixed rate borrowing. We have determined this rate to be 7.65%, compounded semiannually. It is likely that you will recognize taxable income in each year under the CPDI Regulations significantly in excess of cash received while the debentures are outstanding. In addition, you will recognize ordinary interest income upon a sale, exchange, conversion, redemption or repurchase of the debentures at a gain. In computing such gain, the amount realized by you will include, in the case of a conversion, the amount of cash and the fair market value of shares of our common stock received. To understand how this may affect you, you should seek advice from your own tax advisor prior to purchasing these debentures. Please read "Material United States federal income tax considerations" in this prospectus.

      You may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. For non-U.S. holders (as defined) this deemed distribution may be subject to U.S. federal withholding requirements. See "Material United States federal income tax considerations."

THE DEBENTURES ARE EFFECTIVELY SUBORDINATED TO EXISTING AND FUTURE LIABILITIES OF OUR SUBSIDIARIES AND ANY FUTURE INDEBTEDNESS THAT IS GUARANTEED BY OUR SUBSIDIARIES.

      The debentures are effectively subordinated to all existing and future liabilities of our subsidiaries and any of our future indebtedness that is guaranteed by our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. As of January 28, 2006, our subsidiaries had approximately $199.6 million in liabilities. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the debentures to participate in those assets, is subordinated to the claims of those subsidiaries' creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

      Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the debentures or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries will also be contingent upon our subsidiaries' earnings and could be subject to contractual or statutory restrictions.

ANY DECLINE IN THE RATING OF THE DEBENTURES COULD ADVERSELY AFFECT THE VALUE OF THE DEBENTURES.

      Our current corporate credit and senior unsecured debt is rated by Standard and Poor's and Moody's. These ratings could impact the value of the debentures and the trading price of our common stock. Any decline in any of these ratings or any indications from the rating agencies that the current ratings on the debentures or our corporate credit and senior unsecured debt are under surveillance or review with possible negative implications could adversely affect the value of the debentures and the trading price of our common stock.

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IF YOU HOLD DEBENTURES, YOU WILL NOT BE ENTITLED TO ANY RIGHTS WITH RESPECT TO
OUR COMMON STOCK, BUT YOU WILL BE SUBJECT TO ALL CHANGES MADE WITH RESPECT TO OUR COMMON STOCK.

      If you hold debentures, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you upon conversion of your debentures. For example, in the event that an amendment is proposed to our Certificate of Incorporation or By-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to your conversion of debentures, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock or other classes of capital stock.

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK AND THEREBY MATERIALLY AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

      Except for certain restrictions for the first 90 days of the term of the debentures, we are not restricted from issuing additional common stock, or securities convertible into or exchangeable for common stock, during the life of the debentures and have no obligation to consider your interests for any reason. If we issue additional shares of common stock or such convertible or exchangeable securities, it may materially and adversely affect the price of our common stock and, in turn, the price of the debentures.

THE CONVERSION RATE OF THE DEBENTURES MAY NOT BE ADJUSTED FOR ALL DILUTIVE
EVENTS.

      The conversion rate of the debentures is subject to adjustment for certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described under "Description of the debentures -- Conversion rights -- Conversion rate adjustments." The conversion rate will not be adjusted for other events, such as a third party tender or exchange offer or an issuance of common stock for cash that may adversely affect the trading price of the debentures or the common stock. There can be no assurance that an event that adversely affects the value of the debentures, but does not result in an adjustment to the conversion rate, will not occur.

THE DEBENTURES DO NOT RESTRICT OUR ABILITY TO INCUR ADDITIONAL DEBT OR TO TAKE OTHER ACTIONS THAT COULD NEGATIVELY IMPACT YOU.

      We are not restricted under the terms of the indenture and the debentures from incurring additional indebtedness or securing indebtedness other than the debentures. In addition, the debentures do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt and take a number of other actions that are not limited by the terms of the indenture, the debentures could have the effect of diminishing our ability to make payments on the debentures when due. In addition, neither we are not restricted from repurchasing subordinated indebtedness or common stock by the terms of the indenture and the debentures. If we issue other debt securities in the future, our debt service obligations will increase.

THE CONDITIONAL CONVERSION FEATURE OF THE DEBENTURES COULD RESULT IN YOU RECEIVING LESS THAN THE VALUE OF THE COMMON STOCK INTO WHICH A DEBENTURE WOULD OTHERWISE BE CONVERTIBLE.

      The debentures are convertible into shares of our common stock only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your debentures, and you may not be able to receive the value of the common stock into which the debentures would otherwise be convertible.

WE MAY ISSUE PREFERRED STOCK WHOSE TERMS COULD ADVERSELY AFFECT THE VOTING POWER OR VALUE OF OUR COMMON STOCK.

      Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating optional and other rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock which the debentures are convertible into thereby adversely affecting the value of the debentures.

THE ACCOUNTING RULES RELATING TO HOW THE DEBENTURES IMPACT THE COMPUTATION OF OUR DILUTED EARNINGS PER SHARE WILL CAUSE US TO REPORT ADDITIONAL DILUTION IN OUR DILUTED EARNINGS PER SHARE IF OUR SHARE PRICE INCREASES TO ABOVE THE CONVERSION PRICE.

      Under EITF No. 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share," the Financial Accounting Standards Board has amended certain accounting rules to now require the inclusion of the potential conversion of the debentures into common stock in our diluted earnings per share calculation if our share price increases to above the conversion price. The conversion price is initially equal to $53.35 per share of common stock, subject to adjustment upon the occurrence of specified events. On July 29, 2004, we irrevocably elected, by notice to the trustee and the holders of the debentures, to satisfy in cash 100% of the accreted principal amount of debentures converted. We may still satisfy the remainder of the conversion obligation, if any, to the extent it exceeds the accreted principal amount, in cash or common stock or any combination thereof. The extent to which the conversion obligation exceeds the accreted principal amount will cause additional dilution in our diluted earnings per share.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs concerning future events and are based on various assumptions and subject to a wide variety of risks and uncertainties. Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot and do not give any assurance that such expectations will prove to be correct.

      Our forward-looking statements are based on certain assumptions, and our operations are subject to various risks and uncertainties. Any one of these factors or any combination of these factors could materially affect the results of our operations and cause actual results to differ materially from our expectations. See the section Risk Factors, included elsewhere in this prospectus, for detail of our various risks and uncertainties.

      The reader is also directed to our periodic filings with the Securities and Exchange Commission for additional factors that may impact our results of operations and financial condition.

      The words "believe", "expect", "will", "estimate", "project", "forecast", "planned", "should", "anticipate" and similar expressions may identify forward-looking statements. Additionally, all statements other than statements of historical facts included in this prospectus are forward-looking.

      Forward-looking statements are not guarantees, as actual results could differ materially from those expressed or implied in forward-looking statements. We specifically disclaim any obligation to publicly update, modify, retract or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein, the entire contents of our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

                                   MARKET DATA

      The information in this prospectus and the documents incorporated by reference in this prospectus concerning market positions of certain of our products is based on our sales for fiscal 2005 and management's estimates of our competitors' respective dollar volumes of sales for the products, markets and geographic region or regions to which we refer during the same period. These estimates were prepared in accordance with what we believe to be industry practice and are based on our internal estimates, our knowledge of our relative position and the relative position of our competitors in applicable markets, and, in some limited cases, industry sources. Other market data included in this prospectus and the documents incorporated by reference in this prospectus is estimated and is based on independent industry publications or other publicly available information. Although we believe that the information on which we have based these estimates of our market position and this market data is generally reliable, the accuracy and completeness of this information is not guaranteed and this information has not been independently verified. This prospectus and the documents incorporated by reference in this prospectus include sales data for businesses that we acquired prior to their dates of acquisition. This sales data was provided to us by the sellers of those businesses and has not been independently verified, and the accuracy and completeness of that information is not guaranteed.

      This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part and you may obtain copies of those documents as described below under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale by any selling securityholder of the debentures or the shares of common stock issuable upon conversion of the debentures.

                                 DIVIDEND POLICY

      Our current dividend policy anticipates the payment of quarterly dividends in the future. The declaration and payment of dividends to holders of common stock will be in the discretion of our Board of Directors, will be subject to contractual restrictions contained in our then-existing credit facilities, and will be dependent upon our future earnings, financial condition and capital requirements, as well as other factors.

                            COMMON STOCK PRICE RANGE

      Our common stock trades on the New York Stock Exchange under the symbol "KWD." The following table sets forth the reported high and low sales prices per share of common stock on the NYSE Composite Tape, based on published financial sources, and the dividends per share declared on the common stock for the quarter indicated.

                                                                                                PRICE RANGE
                                                                                             ------------------
                                                                                              HIGH         LOW     DIVIDENDS
                                                                                             ------      ------    ---------
FISCAL YEAR ENDED JANUARY 29, 2005

  First quarter .......................................................................      $43.60      $37.47      $ 0.16
  Second quarter ......................................................................      $45.10      $36.88      $ 0.16
  Third quarter .......................................................................      $41.13      $31.32      $ 0.16
  Fourth quarter ......................................................................      $36.17      $28.00      $ 0.16

FISCAL YEAR ENDED JANUARY 28, 2006

  First quarter .......................................................................      $30.55      $24.88      $ 0.16
  Second quarter ......................................................................      $28.42      $23.75      $ 0.16
  Third Quarter .......................................................................      $26.11      $21.94      $ 0.16
  Fourth Quarter ......................................................................      $24.84      $21.83      $ 0.16

FISCAL YEAR ENDING FEBRUARY 3, 2007

  First quarter (through April 12, 2006) ..............................................      $32.03      $23.69      $ 0.16

      At April 7, 2006, there were approximately 2,745 stockholders of record.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings. Earnings is defined as pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, adjusted by adding fixed charges and distributed income of equity investees. Fixed charges are composed of interest expense and the estimated interest component of rental expense.

      The following table presents our historical ratios of earnings to fixed charges for each of the periods indicated:

                                                  FISCAL YEAR
                               -------------------------------------------------
                               2005(1)     2004       2003       2002       2001
                               -------     ----       ----       ----       ----
Ratio ...................       1.40       3.48       3.85       2.59       2.54

--------------------------------------------------------------------------------

(1) Pretax earnings utilized in the Ratio of Earnings to Fixed Charges calculation for the fiscal year ended January 28, 2006 includes $50.4 million of costs related to the 2005 Restructuring plan, which is discussed in Note 2 to our Consolidated Financial Statements, which information is included elsewhere in this prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      The following selected financial data as of and for each of the fiscal years should be read in conjunction with our Consolidated Financial Statements and related notes to the Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

      The consolidated statement of operations data for the years ended January 28, 2006, January 29, 2005, January 31, 2004, February 1, 2003 and February 2, 2002, and the consolidated balance sheet data as of January 28, 2006, January 29, 2005, January 31, 2004, February 1, 2003 and February 2, 2002, are derived from our Consolidated Financial Statements that have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The historical results presented below are not necessarily indicative of the results to be expected for any future fiscal year.

                                               2005(4)            2004              2003          2002(1), (2)          2001
                                            -----------        ----------       -----------       -----------       -----------
Fiscal year ended                            1/28/2006         1/29/2005         1/31/2004          2/1/2003          2/2/2002

Net sales                                   $ 2,062,144        $2,199,976       $ 1,970,985        $1,743,840       $ 1,802,253

Net earnings from
   continuing operations                         23,103            64,387            67,847            37,707            40,699
Net (loss) earnings from
   discontinued operations (3), (5)             (61,516)            1,949              (456)            4,303            (2,969)
                                            -----------        ----------       -----------        ----------       -----------
Net (loss) earnings                         $   (38,413)       $   66,336       $    67,391        $   42,010       $    37,730
                                            ===========        ==========       ===========        ==========       ===========

Earnings (loss) per share:
   Basic:
     Continuing operations                  $      0.86        $     2.34       $      2.56        $     1.53       $      1.79
     Discontinued operations (3), (5)             (2.28)             0.07             (0.02)             0.18             (0.13)
                                            -----------        ----------       -----------        ----------       -----------
     Net (loss) earnings                    $     (1.42)       $     2.41       $      2.54        $     1.71       $      1.66
                                            ===========        ==========       ===========        ==========       ===========
   Diluted:
     Continuing operations                  $      0.85        $     2.30       $      2.50        $     1.52       $      1.78
     Discontinued operations (3), (5)             (2.27)             0.07             (0.02)             0.17             (0.13)
                                            -----------        ----------       -----------        ----------       -----------
     Net (loss) earnings                    $     (1.42)       $     2.37       $      2.49        $     1.69       $      1.65
                                            ===========        ==========       ===========        ==========       ===========

Cash dividends declared per share           $      0.64        $     0.64       $      0.64        $     0.64       $      0.64

Cash                                            432,825           261,009           178,678           209,516            68,721
Working capital                                 689,238           720,909           581,001           591,680           539,828
Total assets                                  1,513,646         1,579,892         1,292,074         1,254,579         1,044,424

Long-term debt                                  494,806           469,657           271,877           278,115           307,869
Short-term debt                                  13,571               149             2,743            26,596            18,811
Total debt                                      508,377           469,806           274,620           304,711           326,680

Shareowners' Equity                             609,367           713,524           639,688           559,119           456,699
Equity per Share                                  22.49             25.45             23.60             22.48             19.93

(1) During 2002, we made the decision to implement realignment actions. These actions decreased 2002 earnings by $14,083 before tax ($9,112 after tax) or $0.37 per basic share ($0.37 per diluted share).

(2) Pursuant to Statement of Financial Accounting Standards No. 142, we adopted new accounting for goodwill beginning in 2002. Under this new accounting, goodwill is no longer amortized.

(3) During fiscal 2003, we discontinued our True Beauty by Emme(R) operations and sold our domestic and European Hosiery operations. As such, these operations have been reflected as discontinued operations for all periods presented.

(4) During 2005, we announced a Restructuring Plan (the 2005 Restructuring
Plan). The costs associated with the 2005 Restructuring Plan decreased net earnings from continuing operations and net (loss) earnings from discontinued operations for the fiscal year ended January 28, 2006 by $50,366 ($35,508 after tax) or $1.32 per basic share ($1.31 per diluted share) and $71,948 ($50,508 after tax) or $1.87 per basic share ($1.86 per diluted share), respectively. Of the total costs mentioned above for continuing operations, $2,450 ($1,727 after tax) was a decrease to net sales. See Note 2 to Consolidated Financial Statements, which information is included elsewhere in this prospectus, for further information.

(5) During fiscal 2005, we discontinued our Kellwood New England operations, several labels at our Oakland Operation, Private Label Menswear operations and Intimate Apparel operations, as part of the 2005 Restructuring Plan. As such, these operations have been reflected as discontinued operations for all periods presented. See Note 2 to Consolidated Financial Statements included elsewhere in this prospectus for further information.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

RECENT DEVELOPMENTS

      Since January 28, 2006, we have terminated our $400 million five-year unsecured, syndicated credit facility entered into on October 20, 2004 (the "Prior Senior Credit Facility"). At the date of termination, there were no borrowings outstanding under the Prior Senior Credit Facility. Effective April 12, 2006, we executed a $400 million five-year secured, syndicated credit facility (the "Senior Credit Facility"). Borrowers under the Senior Credit Facility include Kellwood Company and its domestic subsidiaries (the "Borrowers"). Borrowings under the facility are secured by the Borrowers domestic current assets, principally consisting of accounts receivable and inventory. This does not include the stock of any subsidiaries. Borrowings under the Senior Credit Facility are limited to the lesser of the commitment amount or the borrowing base as defined in the credit agreement. The Senior Credit Facility can be used to refinance existing indebtedness, for letters of credit, for working capital needs and for other general corporate purposes. Borrowings under the Senior Credit Facility bear interest at a rate equal to LIBOR plus a spread of 1.00% to 2.00%, with such spreads depending upon excess liquidity, as defined in the credit agreement. The Senior Credit Facility contains certain customary covenants, including: (a) when availability under the Senior Credit Facility becomes less than $40 million, a minimum fixed charge coverage ratio is required; (b) so long as availability remains above $60 million, Borrowers would generally not be restricted in terms of distributions and dividends, investments, issuance of new indebtedness, granting of liens (except to assets securing the Senior Credit Facility), acquisitions, and capital expenditures. Upon the termination of the Prior Senior Credit Facility, our subsidiary's guarantees' of the debentures were automatically terminated and ceased to have further force and effect. In addition, the terms of the Company's Asian $50 million five-year unsecured, syndicated term and revolving credit facility, allow it to become secured when the Company's Senior Credit Facility becomes secured.

FINANCIAL REVIEW

      The following discussion is a summary of the key factors management considers necessary in reviewing our results of operations, liquidity, capital resources and operating segment results. The amounts and disclosures included in management's discussion and analysis of financial condition and results of operations, unless otherwise indicated, are presented on a continuing operations basis. This discussion should be read in conjunction with the Consolidated Financial Statements and related notes, which information is included elsewhere in this prospectus.

      Our internal reporting utilizes net earnings, earnings per share and gross profit excluding the impairment, restructuring and related non-recurring charges and the tax benefit from repatriation discussed below. Such items excluding the impairment, restructuring and related non-recurring charges and the income tax benefit from repatriation are referred to as ongoing. Management evaluates each of our divisions using these ongoing measures in order to isolate the results of operations by excluding these charges and benefits, which were infrequent and non-recurring. Therefore, throughout management's discussion and analysis of financial condition and results of operations, there will be a discussion of operating results both including and excluding the impairment, restructuring and related non-recurring charges. The ongoing amounts that exclude the impairment, restructuring and related non-recurring charges are non-GAAP measures and may not be comparable to measures used by other entities.

OPERATING RESULTS

2005 RESTRUCTURING PLAN

      During the second quarter of 2005, we announced a Restructuring Plan (the 2005 Restructuring Plan) aimed at advancing our corporate objectives of increasing our penetration of consumer lifestyle brands with strong growth and profit potential while reducing exposure to smaller volume brands and certain private label businesses. The 2005 Restructuring Plan resulted from a thorough strategic reassessment of all of our business operations. This reassessment was performed in the second quarter of 2005 and was directed by our Chief Executive Officer who was named to that position during the second quarter. The strategic reassessment focused on our businesses that had experienced profitability issues and considered the alignment of the businesses with our refreshed strategy, which considered, among other things, market place developments affecting the retail landscape and our retail customers.

      Under the 2005 Restructuring Plan, we:

      o Sold the Biflex and Dotti operations and shut down the remaining operations making up our Kellwood Intimate Apparel Group (Intimate Apparel) division;

      o Sold the David Brooks operation and shut down the remaining operations making up our Kellwood New England division;

      o Shut down our Private Label Menswear (which does not include Smart Shirts subsidiary) division;

      o Restructured our Oakland Operation by exiting several labels to better focus on developing the Koret brand; and

      o Made organization and support infrastructure changes for certain ongoing divisions and reviewed assumptions regarding future profitability and their effect on the realizability of fixed and intangible assets of certain brands, labels and operations.

      The results of operations and impairment, restructuring and related non-recurring charges for the businesses sold and shut down are reported as discontinued operations. The gains and losses on consummated transactions involving the sale of operations are included as part of net loss from discontinued operations and are not significant. See Note 4 to Consolidated Financial Statements, which information is included elsewhere in this prospectus, for further information on the operating results and financial position of the discontinued businesses.

      Costs associated with the 2005 Restructuring Plan include impairment of intangible assets, inventory and purchase commitment reserves, contractual obligations, employee severance and termination benefits, fixed asset impairment and sales allowances. The total cost of these actions is expected to be approximately $155,000 before tax ($110,000 after tax or $4.06 per diluted share). Of this amount, $122,314 before tax ($86,016 after tax or $3.17 per diluted share) was recorded in 2005. The remaining amounts will be charged in 2006 and later years as required by Generally Accepted Accounting Principles.

      The reduction in the total expected cost of the 2005 Restructuring Plan from the original estimate of $225,000 before tax ($155,000 after tax or $5.51 per diluted share) to the current estimate of $155,000 before tax ($110,000 after tax or $4.06 per diluted share) is due to a number of factors:

      o Much better than anticipated sales to existing customers without significant order cancellations or price concessions resulted in realization of inventory at higher than expected amounts;

      o The sales of the assets of Biflex, Dotti and David Brooks resulted in realization of inventory at higher than expected amounts;

      o New York office relocations, success in subleasing and assumptions by asset buyers were all better than anticipated, resulting in lower lease obligation costs;

      o Hiring of associates by the buyers of assets and attrition were better than planned, resulting in lower severance costs; and

      o Customer markdown support and chargebacks did not materialize at higher than normal levels to the extent anticipated.

      The following table summarizes the total costs associated with the 2005 Restructuring Plan in 2005 and in 2006 and later for continuing and discontinued operations.

                         Continuing Operations            Discontinued Operations                   Total
                     ---------------------------       ---------------------------       ---------------------------
                        Pretax         After tax         Pretax         After tax          Pretax          After tax
                     ----------       ----------       ----------       ----------       ----------       ----------
2005                 $   50,366       $   35,508       $   71,948       $   50,508       $  122,314       $   86,016
2006 and later           28,517           20,926            4,169            3,058           32,686           23,984
                     ----------       ----------       ----------       ----------       ----------       ----------
Total                $   78,883       $   56,434       $   76,117       $   53,566       $  155,000       $  110,000
                     ==========       ==========       ==========       ==========       ==========       ==========

      The impact of the actions in connection with the 2005 Restructuring Plan on our reportable segments (before tax) is as follows:

                              Continuing Operations              Discontinued Operations                    Total
                         -----------------------------       -----------------------------       -----------------------------
                                            Provision                           Provision                           Provision
                             Total           through            Total            through            Total            through
                           Expected        January 28,        Expected         January 28,        Expected         January 28,
                             Cost             2006              Cost               2006              Cost              2006
                         -----------       -----------       -----------       -----------       -----------       -----------
Women's Sportswear       $    40,101       $    15,676       $    21,369       $    20,769       $    61,470       $    36,445
Men's Sportswear                  --                --            14,545            12,848            14,545            12,848
Other Soft Goods               1,068               676            34,823            34,033            35,891            34,709
General Corporate             37,714            34,014             5,380             4,298            43,094            38,312
                         -----------       -----------       -----------       -----------       -----------       -----------
   Total                 $    78,883       $    50,366       $    76,117       $    71,948       $   155,000       $   122,314
                         ===========       ===========       ===========       ===========       ===========       ===========

      Total cash outlays related to the 2005 Restructuring Plan are expected to be $20,000, net of tax benefits. Actions taken under the 2005 Restructuring Plan were substantially complete at the end of 2005.

      In 2005, the costs related to the 2005 Restructuring Plan were recorded as follows:

                                         Fiscal Year Ended January 28, 2006
                               -------------------------------------------------
                                 Continuing       Discontinued
                                 Operations        Operations             Total
                               ------------       ------------       ------------
Net sales                      $      2,450       $      2,266       $      4,716
Cost of products sold                 5,575             11,751             17,326
Restructuring and other
   non-recurring charges              9,582             33,000             42,582
Impairment of goodwill
   and intangible assets             30,909             18,657             49,566
Fixed asset impairment                1,850              6,274              8,124
                               ------------       ------------       ------------
Total pretax cost              $     50,366       $     71,948       $    122,314
                               ============       ============       ============
Total after tax cost           $     35,508       $     50,508       $     86,016
                               ============       ============       ============
Diluted loss per share         $       1.31       $       1.86       $       3.17
                               ============       ============       ============

      The major components of the impairment, restructuring and related non-recurring charges and the activity through January 28, 2006 included in continuing operations were as follows:

                                           2005              2005               2005            Accrual as of
                                        Provision          Reversals         Utilization      January 28, 2006
                                      ------------       ------------        ------------     ----------------
Inventory and Purchase
   Commitment Reserves                $      7,602       $     (2,027)       $     (2,865)       $      2,710
Fixed Asset Impairment                       2,152               (302)             (1,850)                 --
Sales Allowances                             2,450                 --              (2,400)                 50
Contractual Obligations                      9,247               (451)             (5,246)              3,550
Employee Severance and
   Termination Benefits                        786                 --                (266)                520
Impairment of Intangible Assets             30,909                 --             (30,909)                 --
                                      ------------       ------------        ------------        ------------
Total                                 $     53,146       $     (2,780)       $    (43,536)       $      6,830
                                      ============       ============        ============        ============

      The major components of the impairment, restructuring and related non-recurring charges and the activity through January 28, 2006 included in discontinued operations were as follows:

                                           2005              2005               2005            Accrual as of
                                        Provision          Reversals         Utilization      January 28, 2006
                                      ------------       ------------        ------------     ----------------
Inventory and Purchase
   Commitment Reserves                $     54,651       $    (42,900)       $    (10,478)       $      1,273
Fixed Asset Impairment                       8,575             (2,301)             (6,274)                 --
Sales Allowances                             5,110             (2,844)                 --               2,266
Contractual Obligations                     21,219             (1,901)             (9,011)             10,307
Employee Severance and
   Termination Benefits                     13,682                 --              (3,899)              9,783
Impairment of Intangible Assets             18,657                 --             (18,657)                 --
                                      ------------       ------------        ------------        ------------
Total                                 $    121,894       $    (49,946)       $    (48,319)       $     23,629
                                      ============       ============        ============        ============

                                      -23-

      Inventory and Purchase Commitment Reserves include provisions to reduce inventory and purchase commitments to net realizable values. Fixed Asset Impairment includes provisions for fixed assets that were determined to be impaired in connection with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and were written down to their fair values less cost to sell. Sales Allowances include provisions for anticipated increased deductions taken by customers on previous sales for discontinued businesses, as a direct result of the discontinuance plans. Contractual Obligations are adverse contractual arrangements under which losses are probable and estimatable and where there is no future economic benefit. These include leases and minimum payments under license agreements. Employee Severance and Termination Benefits are provided for in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. Total employee severance and termination benefits will be recorded as incurred and relates to approximately 1,500 employees. See Note 5 to Consolidated Financial Statements, which information is included elsewhere in this prospectus, for more information on the Impairment of Intangible Assets.

      The change in estimate related to reversals of amounts originally provided for non-recurring inventory and purchase commitment reserves as part of discontinued operations resulted primarily from much better than anticipated sales to existing customers without significant order cancellations or price concessions. Additionally, the sales of the assets of Biflex, Dotti and David Brooks resulted in realization of inventory at close to its carrying value.

DISCONTINUED OPERATIONS

      Related to our 2005 Restructuring Plan, as discussed in the previous section and in Note 2 to Consolidated Financial Statements, which information is included elsewhere in this prospectus, our Private Label Menswear (which does not include our Smart Shirts subsidiary) and several labels at our Oakland Operation were discontinued during the fourth quarter of 2005. During the third quarter of 2005, our Intimate Apparel and Kellwood New England operations became discontinued. Prior to being classified as discontinued, Kellwood New England and the labels at the Oakland Operation were included in the Women's Sportswear segment, the Private Label Menswear operations were included in the Men's Sportswear segment, and Intimate Apparel was included in the Other Soft Goods segment.

      During the fourth quarter of 2003, we discontinued our True Beauty by Emme(R) (True Beauty) operations. This included the termination of the related license agreement. Prior to being classified as discontinued, True Beauty was included in the Women's Sportswear segment.

      During the third quarter of 2003, we finalized an agreement to sell our domestic and European hosiery (Hosiery) operations for $7,500 plus reimbursement of $2,800 for costs we incurred in connection with the closure of certain facilities. As such, the operations of the Hosiery business were discontinued. The restructuring charges associated with the Hosiery operations were accrued in the opening balance sheet in connection with the Gerber acquisition. Adjustments to such estimates were offset to goodwill in 2003 and 2004 causing no impact to earnings. Prior to being classified as discontinued, the Hosiery operations were included in the Men's Sportswear segment.

      The results of operations and impairment, restructuring and related non-recurring charges for the discontinued businesses (as discussed in Note 2 to Consolidated Financial Statements, which information is included elsewhere in this prospectus) are reported as discontinued operations for all periods presented. Additionally, assets and liabilities of the discontinued businesses are segregated in our Consolidated Balance Sheet.

      Operating results for the discontinued operations, including all charges incurred during the periods presented for the 2005 Restructuring Plan related to these divisions as described in Note 2 to Consolidated Financial Statements, which information is included elsewhere in this prospectus, are as follows:

                                                               Fiscal Year
                                            ---------------------------------------------------
                                                 2005               2004               2003
                                            ------------        ------------       ------------
Net sales                                   $    289,254        $    355,729       $    426,619
                                            ============        ============       ============
Impairment, restructuring and related
    non-recurring charges                   $     57,931        $         --       $         --
                                            ============        ============       ============
(Loss) earnings before income taxes              (89,040)              3,422            (10,698)
Income taxes                                     (27,524)              1,473            (10,242)
                                            ------------        ------------       ------------
Net (loss) earnings                         $    (61,516)       $      1,949       $       (456)
                                            ============        ============       ============

      The 2005 income tax rate of 30.9% for discontinued operations differs from our overall tax rate due to the non-deductibility of certain costs (goodwill impairment) recorded under the 2005 Restructuring Plan. The 2004 income tax rate of 43.1% for discontinued operations differs from our overall 2004 tax rate due to foreign losses for which no benefit will be obtained. Additionally, in connection with the sale of the Hosiery business in 2003, an after-tax gain of approximately $2,580 was recorded and included in discontinued operations. The income tax benefit recognized in 2003 includes the benefit from a higher tax basis in the Hosiery operation's assets than that recorded for book purposes.

      Summarized assets and liabilities of the discontinued operations are as follows:

                                                         2005              2004
                                                     -----------       -----------
Cash                                                 $       241       $       385
Receivables, net                                          27,032            71,036
Inventories                                                2,113            61,744
Current deferred taxes and prepaid expenses               33,289             5,838
                                                     -----------       -----------
Current assets of discontinued operations            $    62,675       $   139,003
                                                     ===========       ===========

Property, plant and equipment, net                   $        85       $     6,207
Intangible assets, net                                        --            10,361
Goodwill                                                      --             9,234
Other assets                                                 804             1,881
                                                     -----------       -----------
Long-term assets of discontinued operations          $       889       $    27,683
                                                     ===========       ===========

Accounts payable                                     $     7,779       $    24,815
Accrued liabilities                                       23,109             6,887
                                                     -----------       -----------
Current liabilities of discontinued operations       $    30,888       $    31,702
                                                     ===========       ===========

      We retained the accounts receivable for the operations that were sold. Inventory amounts in 2005 are for product that could not be liquidated in 2005 but which has been substantially liquidated in February 2006. The accrued liabilities represent charges taken in connection with the 2005 Restructuring Plan that have not yet been paid.

FISCAL 2005 VS. 2004

      Summarized comparative financial data for continuing operations for fiscal 2005 and 2004 are as follows (percentages are calculated based on actual data, and columns may not add due to rounding):

                                                     Amounts                   % change                 % of Sales
                                            2005                2004          2004-2005            2005               2004
                                        -----------         -----------      -----------       -----------       -----------
Net sales                               $ 2,062,144         $ 2,199,976             (6.3%)           100.0%            100.0%
Cost of products sold                     1,637,433           1,720,810             (4.8%)            79.4%             78.2%
                                        -----------         -----------      -----------       -----------       -----------
Gross profit                                424,711             479,166            (11.4%)            20.6%             21.8%
SG&A                                        333,082             346,410             (3.8%)            16.2%             15.7%
                                        -----------         -----------      -----------       -----------       -----------
Operating earnings before
   amortization and impairment,
   restructuring and related non-
   recurring charges (1)                     91,629             132,756            (31.0%)             4.4%              6.0%
Amortization of intangibles                  10,685              11,804             (9.5%)             0.5%              0.5%
Impairment, restructuring and
   related non-recurring charges             42,341                  --            100.0%              2.1%              0.0%
                                        -----------         -----------      -----------       -----------       -----------
Operating earnings                           38,603             120,952            (68.1%)             1.9%              5.5%
Interest expense, net                        23,240              25,860            (10.1%)             1.1%              1.2%
Other (income) and expense, net              (1,346)             (2,126)           (36.7%)            (0.1%)            (0.1%)
                                        -----------         -----------      -----------       -----------       -----------
Earnings before taxes                        16,709              97,218            (82.8%)             0.8%              4.4%
Income taxes                                 (6,394)             32,831           (119.5%)            (0.3%)             1.5%
                                        -----------         -----------      -----------       -----------       -----------
Net earnings from
   continuing operations                $    23,103         $    64,387            (64.1%)             1.1%              2.9%
                                        ===========         ===========      ===========       ===========       ===========
Effective tax rate                            (38.3%)              33.8%
                                        ===========         ===========

(1) Operating earnings before amortization and impairment, restructuring and related non-recurring charges is a non-GAAP measure that differs from operating earnings in that it excludes amortization of intangibles and impairment, restructuring and related non-recurring charges. Operating earnings before amortization and impairment, restructuring and related non-recurring charges should not be considered as an alternative to operating earnings. Operating earnings before amortization and impairment, restructuring and related non-recurring charges is the primary measure used by management to evaluate our performance, as well as the performance of our divisions and segments. Management believes the comparison of operating earnings before amortization and impairment, restructuring and related non-recurring charges between periods is useful in showing the interaction of changes in gross profit and SG&A without inclusion of the amortization of intangibles and impairment, restructuring and related non-recurring charges, the changes in which are explained elsewhere. The subtotal of operating earnings before amortization and impairment, restructuring and related non-recurring charges may not be comparable to any similarly titled measure used by another company.

      RECONCILIATION OF OPERATING RESULTS - CONTINUING OPERATIONS: The following table provides operating results for continuing operations for the fiscal years ended January 28, 2006 and January 29, 2005 (amounts based on actual data, therefore columns/rows may not add due to rounding). The table provides non-GAAP operating results for fiscal year ended January 28, 2006 for ongoing operations, impairment, restructuring and related non-recurring charges and the income tax benefit from repatriation separately, which reconciles to the results for the consolidated Company as presented in the Consolidated Financial Statements. The non-GAAP results of operations for the ongoing operations are presented separately from impairment, restructuring and related non-recurring charges and the income tax benefit from repatriation in order to enhance the user's overall understanding of our current financial performance. We believes the non-GAAP adjusted operating results provide useful information to both management and investors by excluding unusual and non-recurring benefits and expenses that we believe are not indicative of our core operating results. Operating results for ongoing operations is the primary measure used by management to evaluate our performance, as well as the performance of our divisions and segments. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP. The operating results for the 2004 fiscal year ended January 29, 2005 do not include impairment, restructuring and related non-recurring charges or the income tax benefit from repatriation. The following reconciliation and analysis is for continuing operations only.

                                                               2005
                                 ----------------------------------------------------------------
                                                   Impairment,
                                                  restructuring
                                                   and related
                                                  non-recurring     Repatriation         Total
                                    Ongoing          charges         tax benefit      Continuing           2004
                                 -----------      --------------    ------------      -----------      -----------
Net sales                        $ 2,064,594       $    (2,450)      $        --      $ 2,062,144      $ 2,199,976
Cost of products sold              1,631,858             5,575                --        1,637,433        1,720,810
SG&A                                 333,082                --                --          333,082          346,410
Amortization of intangibles           10,685                --                --           10,685           11,804
Impairment, restructuring
   and related non-recurring
   charges                                --            42,341                --           42,341               --
Interest expense, net                 23,240                --                --           23,240           25,860
Other (income) and
   expense, net                       (1,346)               --                --           (1,346)          (2,126)
                                 -----------       -----------       -----------      -----------      -----------
Earnings (loss) before taxes          67,075           (50,366)               --           16,709           97,218
Income taxes                          21,464           (14,858)          (13,000)          (6,394)          32,831
                                 -----------       -----------       -----------      -----------      -----------
Net earnings (loss)              $    45,611       $   (35,508)      $    13,000      $    23,103      $    64,387
                                 ===========       ===========       ===========      ===========      ===========
Effective tax rate                      32.0%            29.5%
                                 ===========      ===========

      CONTINUING OPERATIONS - ONGOING OPERATIONS: The following table provides summarized financial data for the fiscal years ended January 28, 2006 and January 29, 2005 (amounts based on actual data, therefore columns/rows may not add due to rounding). The table provides non-GAAP summarized financial data for the fiscal year ended January 28, 2006 for ongoing operations. This table presents the same information for the ongoing operations as presented in the Reconciliation of Operating Results - Continuing Operations shown earlier. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

                                           Amounts                   % change                  % of Sales
                                    2005              2004           2004-2005            2005              2004
                                -----------       -----------       -----------       -----------       -----------
Net sales                       $ 2,064,594       $ 2,199,976              (6.2%)           100.0%            100.0%
Cost of products sold             1,631,858         1,720,810              (5.2%)            79.0%             78.2%
                                -----------       -----------       -----------       -----------       -----------
Gross profit                        432,736           479,166              (9.7%)            21.0%             21.8%
SG&A                                333,082           346,410              (3.8%)            16.1%             15.7%
                                -----------       -----------       -----------       -----------       -----------
Operating earnings
   before amortization (1)           99,654           132,756             (24.9%)             4.8%              6.0%
Amortization of intangibles          10,685            11,804              (9.5%)             0.5%              0.5%
                                -----------       -----------       -----------       -----------       -----------
Operating earnings                   88,969           120,952             (26.4%)             4.3%              5.5%
Interest expense, net                23,240            25,860             (10.1%)             1.1%              1.2%
Other (income) and
   expense, net                      (1,346)           (2,126)            (36.7%)            (0.1%)            (0.1%)
                                -----------       -----------       -----------       -----------       -----------
Earnings before taxes                67,075            97,218             (31.0%)             3.2%              4.4%
Income taxes                         21,464            32,831             (34.6%)             1.0%              1.5%
                                -----------       -----------       -----------       -----------       -----------
Net earnings                    $    45,611       $    64,387             (29.2%)             2.2%              2.9%
                                ===========       ===========       ===========       ===========       ===========
Effective tax rate                     32.0%             33.8%
                                ===========       ===========

(1) Operating earnings before amortization is a non-GAAP measure that differs from operating earnings in that it excludes amortization of intangibles. Operating earnings before amortization should not be considered as an alternative to operating earnings. Operating earnings before amortization for ongoing divisions is the primary measure used by management to evaluate our performance, as well as the performance of our divisions and segments. Management believes the comparison of operating earnings before amortization between periods is useful in showing the interaction of changes in gross profit and SG&A without inclusion of amortization of intangibles, the change in which is explained elsewhere. The subtotal of operating earnings before amortization may not be comparable to any similarly titled measure used by another company.

      SALES for ongoing operations for 2005 were $2,064,594, decreasing $135,382 or 6.2% versus 2004. The decline in sales was due to decreased sales of popular-to-moderately priced women's sportswear brands and private label business. Additionally, the dress market has shrunk dramatically.

      GROSS PROFIT for ongoing operations for 2005 was $432,736 or 21.0% of sales, decreasing $46,430 or 0.8 percentage points of sales versus 2004. The decline in our gross profit rate for the year resulted from competitive price pressure and higher markdown expense, primarily in the Women's Sportswear segment.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (SG&A) for 2005 were $333,082, decreasing $13,328 or 3.8% versus 2004. The decline in SG&A is primarily due to a decrease in overhead, primarily compensation expense, in divisions experiencing lower sales partially offset by increased advertising expense. SG&A expense as a percentage of sales increased to 16.1% for 2005 from 15.7% for 2004 due primarily to decreased sales. We have reduced SG&A expense but the sales levels have decreased faster than the decrease in SG&A.

      AMORTIZATION OF INTANGIBLES for 2005 was $10,685, decreasing $1,119 or 9.5% versus 2004. This decrease is a result of the impairment of intangible assets, which resulted in a decline in amortization as well as certain of our intangible assets becoming fully amortized. See Note 5 to Consolidated Financial Statements, which information is included elsewhere in this prospectus, for further discussion.

      INTEREST EXPENSE, NET for 2005 was $23,240, decreasing $2,620 or 10.1% versus 2004 primarily due to an increase in interest income from increased cash balances and higher interest rates on cash investments in 2005 as compared to 2004.

      INCOME TAXES. In October 2004, the American Jobs Creation Act of 2004 (the
Act) was signed into law. The Act provides a special one-time deduction of 85% of foreign earnings that are repatriated under a domestic reinvestment plan, as defined therein. During 2005, we adopted a formal domestic reinvestment plan that resulted in the repatriation of $160,000 of foreign earnings. This repatriation resulted in a one-time tax benefit of $13,000 recorded during the second quarter of 2005 due to the reversal of $23,500 of previously provided taxes on foreign earnings, which will not be incurred under the new regulations, offset by $10,500 of taxes provided on earnings to be repatriated.

      Our effective tax rate on earnings before income taxes before impairment, restructuring and related non-recurring charges and the income tax benefit from repatriation for 2005, was lowered in 2005 (32.0% in 2005 versus 33.8% in 2004) as the incremental U.S. tax on current year foreign earnings was significantly less.

      Our effective tax rate on all charges associated with the 2005 Restructuring Plan included in continuing operations was 29.5%. This effective rate is less than the U.S. statutory rate of 35.0% primarily due to the non-deductibility of the goodwill and intangible asset impairment recorded under the 2005 Restructuring Plan.

      Our continuing effective tax rate for 2005 including impairment, restructuring and related non-recurring charges but excluding the effect of repatriation of foreign earnings, discussed above, was 39.5%. This rate differs from the U.S. statutory rate of 35.0% primarily due to non-deductibility of goodwill and intangible asset impairment recorded under the 2005 Restructuring Plan and to state taxes, partially offset by the foreign tax rate.

      WEIGHTED AVERAGE DILUTED SHARES outstanding decreased due to the Stock Repurchase Program.

FISCAL 2004 VS. 2003

      Summarized comparative financial data for continuing operations for fiscal 2004 and 2003 are as follows (amounts based on actual data, therefore columns/rows may not add due to rounding):

                                                Amounts                  % change                  % of Sales
                                         2004             2003           2003-2004            2004               2003
                                    -----------       -----------       -----------       -----------       -----------
Net sales                           $ 2,199,976       $ 1,970,985              11.6%            100.0%            100.0%
Cost of products sold                 1,720,810         1,552,538              10.8%             78.2%             78.8%
                                    -----------       -----------       -----------       -----------       -----------
Gross profit                            479,166           418,447              14.5%             21.8%             21.2%
SG&A                                    346,410           285,456              21.4%             15.7%             14.5%
                                    -----------       -----------       -----------       -----------       -----------
Operating earnings before
   amortization (1)                     132,756           132,991              (0.2%)             6.0%              6.7%
Amortization of intangibles              11,804             7,902              49.4%              0.5%              0.4%
                                    -----------       -----------       -----------       -----------       -----------
Operating earnings                      120,952           125,089              (3.3%)             5.5%              6.3%
Interest expense, net                    25,860            24,676               4.8%              1.2%              1.3%
Other (income) and expense, net          (2,126)           (2,346)             (9.4%)            (0.1%)            (0.1%)
                                    -----------       -----------       -----------       -----------       -----------
Earnings before taxes                    97,218           102,759              (5.4%)             4.4%              5.2%
Income taxes                             32,831            34,912              (6.0%)             1.5%              1.8%
                                    -----------       -----------       -----------       -----------       -----------
Net earnings from
   continuing operations            $    64,387       $    67,847              (5.1%)             2.9%              3.4%
                                    ===========       ===========       ===========       ===========       ===========
Effective tax rate                         33.8%             34.0%
                                    ===========       ===========

(1) Operating earnings before amortization is a non-GAAP measure that differs from operating earnings in that it excludes the amortization of intangibles. Operating earnings before amortization should not be considered as an alternative to operating earnings. Operating earnings before amortization for continuing operations is the primary measure used by management to evaluate our performance as well as the performance of our divisions and segments. Management believes the comparison of operating earnings before amortization between periods is useful in showing the interaction of changes in gross profit and SG&A without inclusion of the amortization of intangibles, the change in which is explained elsewhere. The subtotal of operating earnings before amortization may not be comparable to any similarly titled measure used by another company.

      SALES for 2004 were $2,199,976, increasing $228,991 or 11.6% versus 2003.
The increase in sales was due to the acquisition of Phat on February 3, 2004 ($73,275), sales of key new brands and marketing initiatives of $161,831 and increased sales in the base business of $54,745 partially offset by discontinued brands and programs. The discontinued brands and programs resulted in a decrease in sales of $60,860. The provision for discounts, returns and allowances, which is accounted for as a reduction of sales, increased $20,106 in 2004 due to the highly promotional women's sportswear market along with some fashion missteps and merchandising assortment issues. Also contributing to the increase in the provision for discounts, returns and allowances were a larger proportion of sales to customers who receive higher allowances. These factors resulted in providing a higher level of allowances to the retailers.

      GROSS PROFIT for 2004 was $479,166 or 21.8% of sales, increasing $60,719 or 0.6 percentage points of sales versus 2003. The improvement in our gross profit rate in 2004 resulted from the acquisition of Phat partially offset by decreases in the gross profit percent in the Women's Sportswear. The decrease in the gross profit percent in the Women's Sportswear segment was due to the increased provision for discounts, returns and allowances as discussed in the previous paragraph, as well as a higher level of off-priced sales related to early Spring 2005 merchandise.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (SG&A) for 2004 were $346,410, increasing $60,954 or 21.4% versus 2003. Approximately one half of the increase is due to the acquisition of Phat. The remaining increase is due to increased spending related to key new brands and marketing initiatives partially offset by decreases in SG&A related to the base business.

      AMORTIZATION OF INTANGIBLES for 2004 was $11,804, increasing $3,902 versus 2003 as a result of the amortization of identified intangible assets related to Phat. Identified intangible assets are amortized over their estimated economic useful lives.

      INTEREST EXPENSE, NET for 2004 was $25,860, increasing $1,184 versus 2003 primarily due to the issuance of the convertible debentures during the second quarter of 2004.

      INCOME TAXES. Our effective tax rate for 2004 was 33.8%. This rate is consistent with the full-year 2003 effective tax rate. The effective tax rate was less than the U.S. statutory rate due to lower tax rates on undistributed foreign earnings considered to be permanently reinvested abroad.

      WEIGHTED AVERAGE DILUTED SHARES outstanding increased due to option exercises throughout the year.

      DISCONTINUED OPERATIONS: The following table provides summarized operating results for the fiscal years ended January 28, 2006, January 29, 2005 and January 31, 2004.

                                                     Fiscal Year                              Percent Change
                                   -----------------------------------------------      ---------------------------
                                       2005              2004              2003          2004-2005       2003-2004
                                   -----------       -----------       -----------      -----------     -----------
Net sales                          $   289,254       $   355,729       $   426,619            (18.7%)         (16.6%)
Cost of products sold                  273,549           292,855           351,204             (6.6%)         (16.6%)
                                   -----------       -----------       -----------      -----------     -----------
Gross profit                            15,705            62,874            75,415            (75.0%)         (16.6%)
SG&A                                    46,073            57,819            78,145            (20.3%)         (26.0%)
                                   -----------       -----------       -----------      -----------     -----------
Operating (loss) earnings
   before amortization and
   impairment, restructuring
   and related non-recurring
   charges (1)                         (30,368)            5,055            (2,730)              NM              NM
Amortization of intangibles                842             1,630             1,711            (48.3%)          (4.8%)
Impairment, restructuring
   and related non-recurring
   charges                              57,931                --                --               NM             0.0%
                                   -----------       -----------       -----------      -----------     -----------
Operating (loss) earnings              (89,141)            3,425            (4,441)              NM              NM
Interest (income) expense, net              --                (4)                4           (100.0%)            NM
Other (income) and
   expense, net                           (101)                7             6,253               NM           (99.9%)
                                   -----------       -----------       -----------      -----------     -----------
(Loss) earnings before taxes           (89,040)            3,422           (10,698)              NM              NM
Income taxes                           (27,524)            1,473           (10,242)              NM              NM
                                   -----------       -----------       -----------      -----------     -----------
Net (loss) earnings                $   (61,516)      $     1,949       $      (456)              NM              NM
                                   ===========       ===========       ===========      ===========     ===========
Effective tax rate                        30.9%             43.1%
                                   ===========       ===========

                                                    Percentages                                  Difference
                                   ----------------------------------------------       -----------------------------
As a percentage of net sales:          2005              2004             2003           2004-2005         2003-2004
-----------------------------      -----------       -----------      -----------       -----------       -----------
Net sales                                100.0%            100.0%           100.0%              0.0%              0.0%
Cost of products sold                     94.6%             82.3%            82.3%             12.3%              0.0%
                                   -----------       -----------      -----------       -----------       -----------
Gross profit                               5.4%             17.7%            17.7%            (12.3%)             0.0%
SG&A                                      15.9%             16.3%            18.3%             (0.4%)            (2.0%)
                                   -----------       -----------      -----------       -----------       -----------
Operating (loss) earnings
   before amortization and
   impairment, restructuring
   and related non-recurring
   charges (1)                           (10.5%)             1.4%            (0.6%)           (11.9%)             2.0%
Amortization of intangibles                0.3%              0.5%             0.4%             (0.2%)             0.1%
Impairment, restructuring
   and related non-recurring
   charges                                20.0%              0.0%             0.0%             20.0%              0.0%
                                   -----------       -----------      -----------       -----------       -----------
Operating (loss) earnings                (30.8%)             1.0%            (1.0%)           (31.8%)             2.0%
Interest (income) expense, net             0.0%              0.0%             0.0%              0.0%              0.0%
Other (income) and
   expense, net                            0.0%              0.0%             1.5%              0.0%             (1.5%)
                                   -----------       -----------      -----------       -----------       -----------
(Loss) earnings before taxes             (30.8%)             1.0%            (2.5%)           (31.8%)             3.5%
Income taxes                              (9.5%)             0.4%            (2.4%)            (9.9%)             2.8%
                                   -----------       -----------      -----------       -----------       -----------
Net (loss) earnings                      (21.3%)             0.5%            (0.1%)           (21.8%)             0.6%
                                   ===========       ===========      ===========       ===========       ===========

NM - Not meaningful

See following page for footnote (1) to above tables.

(1) Operating (loss) earnings before amortization and impairment, restructuring and related non-recurring charges is a non-GAAP measure that differs from operating (loss) earnings in that it excludes amortization of intangibles and impairment, restructuring and related non-recurring charges. Operating (loss) earnings before amortization and impairment, restructuring and related non-recurring charges should not be considered as an alternative to operating
(loss) earnings. Operating (loss) earnings before amortization and impairment, restructuring and related non-recurring charges is the primary measure used by management to evaluate our performance, as well as the performance of our divisions and segments. Management believes the comparison of operating (loss) earnings before amortization and impairment, restructuring and related non-recurring charges between periods is useful in showing the interaction of changes in gross profit and SG&A without inclusion of the amortization of intangibles and impairment, restructuring and related non-recurring charges, the changes in which are explained elsewhere. The subtotal of operating (loss) earnings before amortization and impairment, restructuring and related non-recurring charges may not be comparable to any similarly titled measure used by another company.

      Sales for 2005 were $289,254, decreasing $66,475 or 18.7% versus 2004, due primarily to the loss of business after the announcement of the 2005 Restructuring Plan and to sales that were eliminated when certain discontinued operations were sold prior to year end. Gross profit for 2005 was $15,705 or 5.4% of sales, decreasing $47,169 or 12.3 percentage points of sales versus 2004. This decrease was caused primarily by $14,017 of sales allowances and inventory reserves related to the 2005 Restructuring Plan included in gross profit for 2005. SG&A expense for 2005 decreased $11,746 from 2004 primarily due to decreased spending at the discontinued operations.

      Sales for 2004 were $355,729, decreasing $70,890 or 16.6% versus 2003, due primarily to sales decrease at our intimate apparel division. Gross profit for 2004 was $62,874, decreasing $12,541 versus 2003. The gross profit percentage of sales was 17.7% in both 2004 and 2003. The amount of gross profit decline resulted from the decreased sales. SG&A expense for 2004 decreased $20,326 due to significant cost reduction actions taken as a result of the decreased sales.

SEGMENT RESULTS

      We are principally engaged in the apparel and related soft goods industry. Our divisions are aggregated into the following reportable segments:

      o     Women's Sportswear,

      o     Men's Sportswear,

      o     Other Soft Goods, and

      o     General Corporate.

      RECONCILIATION: The following tables provide segment net sales and earnings (loss) for the fiscal years ended January 28, 2006, January 29, 2005 and January 31, 2004 for continuing operations (amounts are presented based on actual data, therefore columns/rows may not add due to rounding). The tables provide non-GAAP segment net sales and earnings (loss) for fiscal year ended January 28, 2006 for ongoing operations and impairment, restructuring and related non-recurring charges separately, which reconciles to the results for the consolidated Company as presented in the Consolidated Financial Statements. The non-GAAP segment net sales and earnings (loss) for ongoing operations are presented separately to enhance the user's overall understanding of our current financial performance. We believe the non-GAAP segment net sales and earnings
(loss) for ongoing operations provide useful information to both management and investors by excluding sales and expenses that we believe are not indicative of our core operating results. Segment net sales and earnings (loss) for ongoing operations are the primary measures used by management to evaluate our performance, as well as the performance of our divisions and segments. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP. The following analysis excludes discontinued operations.

                                                2005
                           -----------------------------------------------
                                             Impairment,
                                            restructuring
                                             and related
                                            non-recurring          Total
Net Sales                     Ongoing          charges          Continuing           2004               2003
---------                  ------------     -------------      ------------      ------------      ------------
Women's Sportswear         $  1,247,112      $     (2,400)     $  1,244,712      $  1,389,464      $  1,305,881
Men's Sportswear                498,061                --           498,061           505,318           361,085
Other Soft Goods                319,421               (50)          319,371           305,194           304,019
                           ------------      ------------      ------------      ------------      ------------
Total net sales            $  2,064,594      $     (2,450)     $  2,062,144      $  2,199,976      $  1,970,985
                           ============      ============      ============      ============      ============

                                                2005
                           -----------------------------------------------
                                             Impairment,
                                            restructuring
                                             and related
                                            non-recurring         Total
Segment earnings (loss)       Ongoing           charges         Continuing           2004              2003
-----------------------    ------------     -------------      ------------      ------------      ------------
Women's Sportswear         $     69,429      $     (7,562)     $     61,867      $     97,817      $    115,360
Men's Sportswear                 43,262                --            43,262            52,645            39,463
Other Soft Goods                 31,668              (463)           31,205            28,211            25,312
General Corporate               (44,705)               --           (44,705)          (45,917)          (47,144)
                           ------------      ------------      ------------      ------------      ------------
Total segment earnings     $     99,654      $     (8,025)     $     91,629      $    132,756      $    132,991
                           ============      ============      ============      ============      ============

      Sales and segment earnings (loss) for ongoing operations by segment for fiscal 2005, 2004 and 2003 were as follows (amounts are presented based on actual data, therefore columns may not add due to rounding):

                                                         Amounts                                  % change
                                    ------------------------------------------------    -----------------------------
Net sales                                2005             2004             2003            2004-2005      2003-2004
---------                           --------------   --------------   --------------    -------------  --------------
Women's Sportswear                  $    1,247,112   $    1,389,464   $    1,305,881          (10.2%)           6.4%
Men's Sportswear                           498,061          505,318          361,085           (1.4%)          39.9%
Other Soft Goods                           319,421          305,194          304,019            4.7%            0.4%
                                    --------------   --------------   --------------    ------------   -------------
Total net sales                     $    2,064,594   $    2,199,976   $    1,970,985           (6.2%)          11.6%
                                    ==============   ==============   ==============    ============   ==============

Segment earnings (loss)
----------------------
Women's Sportswear                  $       69,429   $       97,817   $      115,360          (29.0%)         (15.2%)
Men's Sportswear                            43,262           52,645           39,463          (17.8%)          33.4%
Other Soft Goods                            31,668           28,211           25,312           12.3%           11.5%
General Corporate                          (44,705)         (45,917)         (47,144)          (2.6%)          (2.6%)
                                    --------------   --------------   --------------    ------------   -------------
Total segment earnings              $       99,654   $      132,756   $      132,991          (24.9%)          (0.2%)
                                    ==============   ==============   ==============    ============   =============

Segment earnings (loss) margins
-------------------------------
Women's Sportswear                           5.6%             7.0%             8.8%
Men's Sportswear                             8.7%            10.4%            10.9%
Other Soft Goods                             9.9%             9.2%             8.3%
General Corporate                             NM               NM               NM
                                    -------------    -------------    -------------
Total segment earnings                       4.8%             6.0%             6.7%
                                    =============    =============    =============

NM - Not meaningful

      WOMEN'S SPORTSWEAR. Sales for ongoing operations of Women's Sportswear for 2005 were $1,247,112, decreasing $142,352 or 10.2% versus 2004. The decrease in sales is due primarily to reduced orders for some of our traditionally styled popular-to-moderately priced sportswear brands. Additionally, the dress market has shrunk dramatically with some of our customers having either dropped the category altogether or significantly cut open-to-buy. These decreases were partially offset by growth in junior sportswear and suits.

      Women's Sportswear segment earnings for ongoing operations for 2005 were $69,429 or 5.6% of net sales, decreasing $28,388 or 1.4 percentage points of net sales versus 2004, due to the decline in segment sales and the decrease in gross profit as a percent of sales (20.1% for 2005 versus 21.2% for 2004) related to markdown support provided to customers and higher off-price sales for 2005 compared to 2004. This was partially offset by increased profit from higher junior sportswear sales.

      Sales of Women's Sportswear for 2004 were $1,389,464, increasing $83,583 or 6.4% versus 2003. The sales increase was primarily due to additional sales of $152,875 from key new brands and marketing initiatives launched in 2003 including Calvin Klein(R), IZOD(R) and XOXO(R) sportswear and Liz Claiborne(R) dresses and suits. This increase was partially offset by the planned elimination of certain low margin business and a decline in the base business (primarily the dress category).

      Women's Sportswear segment earnings for 2004 were $97,817 or 7.0% of net sales, decreasing $17,543 or 1.8 percentage points of net sales versus 2003. The primary reasons for the decrease in segment earnings during 2004 were increased markdowns and an increase in SG&A expense as a result of spending on key new brands and marketing initiatives.

      MEN'S SPORTSWEAR. Sales of Men's Sportswear for 2005 were $498,061, decreasing $7,257 or 1.4% versus 2004 due primarily to decreased private label sales.

      Men's Sportswear segment earnings for 2005 were $43,262 or 8.7% of net sales, decreasing $9,383 or 1.7 percentage points of net sales versus 2004. The decrease in earnings was primarily due to decreasing private label and branded margins resulting from increased competitive pricing pressure and increased markdown support provided to customers.

      Sales of Men's Sportswear for 2004 were $505,318, increasing $144,233 or 39.9% versus 2003. The acquisition of Phat provided $73,275 of sales. In 2004, the market for woven shirts was very strong, which helped drive increases in both the branded and private label business sales, including sales from the key new brands and marketing initiatives, were $70,958 for 2004.

      Men's Sportswear segment earnings for 2004 were $52,645, increasing $13,182 versus 2003. The improvement in earnings came from higher sales volume and the acquisition of Phat ($8,071 for 2004) partially offset by increased SG&A spending attendant with the growth in the base business.

      OTHER SOFT GOODS. Sales for ongoing operations of Other Soft Goods for 2005 were $319,421, increasing $14,227 or 4.7%. The increase in sales was due to the strength of our major consumer brands as retail selling prices were flat across most product categories following several years of price deflation. Segment earnings for ongoing operations of Other Soft Goods for 2005 were $31,668, increasing $3,457 versus 2004. Segment earnings increased due primarily to the increase in sales.

      Sales of Other Soft Goods for 2004 were $305,194, increasing $1,175 or 0.4%. Segment earnings of Other Soft Goods for 2004 were $28,211, increasing $2,899 versus 2003. The increase in segment earnings was primarily due to an increase in gross margin percentage resulting from closing one distribution center at Gerber and improvement in bad debt expense.

      GENERAL CORPORATE. General corporate expenses for 2005 were $44,705, decreasing $1,212 or 2.6% versus 2004. The decrease resulted from reduced operating expenses in several areas.

      General corporate expenses for 2004 were $45,917, decreasing $1,227 or 2.6% versus 2003 primarily as a result of the recording of a death benefits accrual in 2003.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires that management make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results will differ from those estimates and assumptions and the differences may be material. Significant accounting policies, estimates and judgments which management believes are the most critical to aid in fully understanding and evaluating the reported financial results are discussed below.

ACCOUNTS RECEIVABLE - RESERVES FOR ALLOWANCES

      Accounts receivable are recorded net of allowances for bad debts as well as existing and expected future chargebacks from customers. It is the nature of the apparel and soft goods industry that suppliers like us face significant pressure from customers in the retail industry to provide allowances to compensate for customer margin shortfalls. This pressure often takes the form of customers requiring us to provide price concessions on prior shipments as a prerequisite for obtaining future orders. Pressure for these concessions is largely determined by overall retail sales performance and, more specifically, the performance of our products at retail. To the extent our customers have more of our goods on hand at the end of the season, there will be greater pressure for us to grant markdown concessions on prior shipments. Our accounts receivable balances are reported net of expected allowances for these matters based on the historical level of concessions required and our estimates of the level of markdowns and allowances that will be required in the coming season in order to collect the receivables. We evaluate the allowance balances on a continuing basis and adjust them as necessary to reflect changes in anticipated allowance activity.

ACCOUNTS RECEIVABLE - ALLOWANCE FOR DOUBTFUL ACCOUNTS

      We maintain an allowance for doubtful accounts receivable for estimated losses resulting from customers that are unable to meet their financial obligations. Our estimation of the allowance for doubtful accounts involves consideration of the financial condition of specific customers as well as general estimates of future collectibility based on historical experience and expected future trends. The estimation of these factors involves significant judgment. In addition, actual collection experience, and thus bad debt expense, can be significantly impacted by the financial difficulties of as few as one customer.

INVENTORY VALUATION

      Inventories are recorded at cost. Inventory values are reduced to net realizable value when there are factors indicating that certain inventories will not be sold on terms sufficient to recover their cost. Our products can be classified into two types: replenishment and non-replenishment. Replenishment items are those basics (bras, dress shirts, infant apparel, etc.) that are not highly seasonal or dependent on fashion trends. The same products are sold by retailers 12 months a year, and styles evolve slowly. Retailers generally replenish their stocks of these items as they are sold. Only a relatively small portion of our business involves replenishment items.

      The majority of our products consist of items that are non-replenishment as a result of being highly tied to a season or fashion look. These products are economically "perishable". The value of this seasonal merchandise might be sufficient for us to generate a profit over our cost at the beginning of its season, but by the end of its season a few months later the same inventory might be salable only at less than cost. For these products, the selling season generally ranges from three to six months. The value may rise again the following year when the season in which the goods sell approaches - or it may not, depending on the level of prior year merchandise on the market and on year-to-year fashion changes.

      While we sell some "prior year" merchandise through our own outlet stores, the majority of out-of-season inventories must be sold to off-price retailers and other customers who serve a customer base that will purchase prior year fashions. The amount, if any, that these customers will pay for prior year fashions is determined by the desirability of the inventory itself as well as the general level of prior year goods available to these customers. The assessment of inventory value, as a result, is highly subjective and requires an assessment of the seasonality of the inventory, its future desirability, and future price levels in the "off-price" sector.

      Many of our products are purchased for and sold to specific customers' orders. Others are purchased in anticipation of selling them to a specific customer. The loss of a major customer, whether due to the customer's financial difficulty or other reasons, could have a significant negative impact on the value of the inventory expected to be sold to that customer. This negative impact can also extend to purchase obligations for goods that have not yet been received. These obligations involve product to be received into inventory over the next one to six months.

MARKET VALUE ASSESSMENTS OF GOODWILL AND INTANGIBLE ASSETS

      Before the implementation of SFAS No. 142, Goodwill and Other Intangible Assets, the values of goodwill and intangible assets were written off over the period expected to be benefited through regular amortization charges. Under SFAS No. 142, goodwill and indefinite-lived intangible assets will no longer be written off through periodic charges to the income statement over the defined period. Future impairment charges may be required if the value of the reporting unit becomes less than its book value. The determination of the fair value of the reporting units is highly subjective, as it is determined largely by projections of future profitability and cash flows. This evaluation utilizes discounted cash flow analysis and analyses of historical and forecasted operating results of our reporting units. The fair value of the reporting unit as a whole is compared to the book value of the reporting unit (including goodwill). If a deficiency exists, impairment will be calculated. Impairment is measured as the difference between the fair value of the goodwill and its carrying amount. The fair value of goodwill is the difference between the fair value of the reporting unit as a whole and the fair value of the reporting unit's individual assets and liabilities. The annual impairment testing is performed in the fourth quarter, and additional testing would be necessary if a triggering event were to occur in an interim period.

      Identifiable intangible assets include trademarks, customer base and license agreements, which are being amortized over their useful lives ranging from 2 to 20 years (weighted average life of 19 years). Impairment testing of these would occur if and when a triggering event occurs.

NEW ACCOUNTING PRONOUNCEMENTS

      In December 2004, FASB issued SFAS No. 123R, Share-Based Payment. SFAS No. 123R sets accounting requirements for "share-based" compensation to employees, requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and disallows the use of the intrinsic value method of accounting for stock compensation. This statement was to be effective for all interim and annual reporting periods beginning after June 15, 2005; however, the Securities and Exchange Commission (SEC) adopted a rule that amends the effective date for SFAS No. 123R for public companies. The SEC's new rule allows public companies to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period that begins after June 15, 2005. We will adopt SFAS No. 123R using the modified prospective transition method, which will require the recording of stock option expense in the statement of operations beginning on January 29, 2006, the first day of the first quarter of 2006. We expect that stock option expense will approximate $2,800 and $900 (both amounts after tax) in 2006 and 2007, respectively. We currently account for stock-based compensation under APB Opinion 25, Accounting for Stock Issued to Employees, and related interpretations, and have adopted the disclosure-only provisions of SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure (see
Note 1 to Consolidated Financial Statements, which information is included elsewhere in this prospectus).

      Under APB Opinion 25, we have recognized the pro-forma expense for stock options over the stated vesting period. For employees who are eligible for retirement, SFAS No. 123R requires recognition of compensation expense from the date of grant through the date an employee first becomes eligible to retire. Upon adoption of SFAS No. 123R on January 29, 2006, we will recognize the remaining unamortized cost of stock options granted to employees who are eligible to retire. This will result in the acceleration of approximately $1,400 (after tax) of compensation expense into the first quarter of 2006 from the second, third and fourth quarters of 2006 and from 2007. The $1,400 of accelerated expense is included in the $2,800 of expense for 2006 set forth in the prior paragraph.

      In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be recognized as current-period charges and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. Management believes we are accounting for inventory in accordance with SFAS No. 151 and thus does not expect its adoption to have a material impact on our consolidated financial position or results of operations.

FINANCIAL CONDITION

      Cash flow from operations is our primary source of funds to finance operating needs, capital expenditures, debt service and acquisitions. We use financial leverage to minimize the overall cost of capital and maintain adequate operating and financial flexibility. We monitor leverage through our debt-to-capital ratio (defined as total debt divided by the sum of total debt and total shareowners' equity, or total capital). As of January 28, 2006, our debt-to-capital ratio was 45.5%, up 5.8% from January 29, 2005 due to our stock repurchase program (Stock Repurchase Program).

      We announced a Stock Repurchase Program of up to 10%, or $75,000, of our stock. Under our Stock Repurchase Program, we repurchased 2,218,200 shares at an average price of $24.99 per share during the third quarter of 2005. In addition, total cash outlays related to the 2005 Restructuring Plan are expected to be $20,000. Management believes that the current cash will provide the capital flexibility necessary to fund the restructuring and the announced stock repurchase program and to meet existing obligations.

      During 2005, we adopted a formal domestic reinvestment plan that resulted in the repatriation of $160,000 of foreign earnings.

      NET CASH PROVIDED BY OPERATING ACTIVITIES was $230,128 for 2005 compared to $61,184 for 2004. This $168,944 increase was primarily due to the change in working capital discussed below.

Working Capital

      Working capital is significantly influenced by sales patterns, which are highly seasonal. Inventories, accounts payable and accrued expenses are highly dependent upon sales levels and order lead times. Receivable levels are dependent upon recent months' sales and customer payment experience.

      The year-to-year changes in the major components of working capital from continuing operations are discussed below:

      o Accounts receivable decreased $16,617 to $294,044 at January 28, 2006 from $310,661 at January 29, 2005 due to decreased sales.

      o Inventories decreased $63,455 to $206,403 at January 28, 2006 from $269,858 at January 29, 2005. Days supply now stands at 50 days compared to 54 days at January 29, 2005. The decrease in inventory levels was caused by decreased sales and strengthened inventory management. The decrease in inventory days supply is primarily due to improved inventory management.

      o Accounts payable and accrued expenses increased $31,453 to $308,607 at January 28, 2006 from $277,154 at January 29, 2005 as a result of timing of inventory receipts and related payments.

      Working capital of discontinued operations decreased $75,514 due to reduced inventory and accounts receivable balances as these businesses are being liquidated and sold, partially offset by prepaid taxes related to the discontinued operations.

      NET CASH USED IN INVESTING ACTIVITIES decreased to $28,228 for 2005 from $169,659 for 2004. The net cash used in investing activities primarily relates to acquisitions as discussed below. In addition to those described, we continually evaluate possible acquisition candidates as a part of our ongoing corporate development process. Various potential acquisition candidates are in different stages of this process. Capital expenditures were $19,652 for 2005, $23,317 for 2004 and $21,422 for 2003.

      FISCAL 2004. On February 3, 2004 we completed the acquisition of Phat Fashions, LLC and Phat Licensing, LLC (together referred to as Phat). Phat is a licensor of apparel for men, women and children, athletic shoes and accessories through the Phat Farm(R) and Baby Phat(R) brands. The acquisition of Phat adds important consumer lifestyle brands to Kellwood's portfolio of brands.

      The purchase price (including acquisition costs) for Phat was $141,934 in cash. Included in this amount was the exercise price for Phat's option to buyout the license from the menswear licensee for $25,000, which we exercised in February 2004. Additional cash purchase consideration will be due if Phat achieves certain specified financial performance targets for 2004 through 2010. Such consideration, if earned, would be accounted for as additional goodwill. This additional cash purchase consideration is calculated based on a formula applied to annual royalty revenue through 2010. A minimum level of royalty revenue must be earned in order for this additional consideration to be paid. There is no maximum amount of incremental purchase price. The additional consideration for 2004 was $3,427, which was paid out during the second quarter of 2005 and was recorded as additional goodwill at January 29, 2005. The additional consideration for 2005 is estimated at $2,004, which resulted in an increase to goodwill and accrued expenses in the fourth quarter of 2005.

      The Phat acquisition was accounted for under the purchase method of accounting. Accordingly, the results of Phat have been included in the Consolidated Financial Statements from the acquisition date. Phat is part of the Men's Sportswear segment.

      FISCAL 2003. On February 4, 2003 we completed the acquisition of substantially all the assets of Briggs New York Corp. (Briggs). This acquisition was accounted for using the purchase method of accounting. Briggs is a designer and marketer of moderately priced women's apparel. The results of operations have been included in the Women's Sportswear segment beginning in 2003.

      The purchase price (including acquisition costs) for Briggs was $133,823 in cash and 0.5 million shares of Kellwood common stock valued at $11,891. Additional cash purchase consideration will be due if Briggs achieves certain specified financial performance targets through 2006. Such consideration, if earned, would be accounted for as additional goodwill. This additional cash purchase consideration is calculated based on a formula applied to annual operating results. A minimum level of performance must be reached in order for this additional consideration to be paid. At this minimum level of performance, additional consideration of $2,000 would be paid for each of the four years after the acquisition (fiscal 2003 through fiscal 2006). The amount of consideration increases with increased levels of earnings. There is no maximum amount of incremental purchase price. The amount of consideration paid to Briggs based on its 2004 performance was $8,750, which was paid out during the first quarter of 2005 and was recorded as additional goodwill at January 29, 2005. The additional consideration for 2005 is estimated at $6,487, which resulted in an increase to goodwill and accrued expenses in the fourth quarter of 2005.

      NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES was ($30,084) for 2005, decreasing $220,890 from $190,806 in 2004. The decrease was due to the $200,000 of privately placed debt in 2004, discussed below. Debt proceeds during 2005, also discussed below, totaled $38,565 and were offset by stock purchases of $55,430 under the Stock Repurchase Program.

      On December 21, 2005, our Asian operations executed a $50,000 five-year unsecured, syndicated term and revolving credit facility agreement to support its working capital needs (the Asian Credit Facility). The term portion of the Asian Credit Facility (the Asian Term Credit Facility) is $25,000 and requires semiannual payments of principal beginning November 2006. The revolving portion of the Asian Credit Facility (the Asian Revolving Credit Facility) is $25,000 and can be used for borrowings and/or letters of credit. Borrowings under the Asian Credit Facility bear interest at LIBOR plus a spread ranging from 1.10% to 1.35% with such spread depending on our Asian operations' leverage ratio. The Asian Credit Facility contains certain customary covenants, which among other things, restrict our Asian operations' ability to incur indebtedness, grant liens, make investments and acquisitions and sell assets. The financial covenants of the Asian Credit Facility include requirements that our Asian operations satisfy an interest coverage ratio, a leverage ratio and a net worth maintenance covenant. At January 28, 2006, there were $25,000 and $13,000 of borrowings outstanding under the Asian Term Credit Facility and the Asian Revolving Credit Facility, respectively.

      During the second quarter of 2004, we privately placed $200,000 of 3.50% Convertible Senior Debentures. The debentures will mature on June 15, 2034, unless earlier converted, redeemed or repurchased by us. We intend to use the proceeds from the offering for general corporate purposes, which may include future acquisitions (see Note 6 to Consolidated Financial Statements, which information is included elsewhere in this prospectus).

      On October 20, 2004, we executed a $400,000 five-year unsecured, syndicated credit facility (the U.S. Revolving Credit Facility). The U.S. Revolving Credit Facility can be used for borrowings and/or letters of credit. Borrowings under the U.S. Revolving Credit Facility bore interest at LIBOR plus a spread ranging from 0.60% to 1.25% with such spread depending on our leverage ratio. On September 1, 2005, the U.S. Revolving Credit Facility was amended to accommodate the impact of the 2005 Restructuring Plan. The amendments to the U.S. Revolving Credit Facility changed the interest rate spread to LIBOR plus 0.60% to 1.45%. In addition, provisions were added to include a borrowing base calculation, and the financial covenants were updated (see Note 6 to Consolidated Financial Statements, which information is included elsewhere in this prospectus). It is not expected that any of these provisions will restrict us from normal operations. At January 28, 2006, there were no borrowings outstanding under the U.S. Revolving Credit Facility. Letters of credit outstanding under the agreement were $18,929.

      In addition to the revolving credit facilities discussed above, we maintain informal uncommitted lines of credit, which totaled $35,859 at January 28, 2006. There were $565 of borrowings outstanding under these lines at January 28, 2006. We have $7,500 in outstanding letters of credit used by our foreign subsidiaries under these lines at January 28, 2006.

      After the announcement of the 2005 Restructuring Plan, Standard & Poor's downgraded our credit rating to BB from BBB-, and Moody's downgraded our credit rating to Ba2 from Ba1. These actions are not expected to impact our operations.

      Management believes that our operating, cash and equity position will continue to provide the capital flexibility necessary to fund future opportunities and to meet existing obligations.

DISCLOSURES CONCERNING "OFF-BALANCE SHEET" ARRANGEMENTS. We own 50% of a Singaporean manufacturing joint venture that has a $5,056 credit facility. We have guaranteed one half of the amount of any borrowing under this facility not otherwise paid when due by the joint venture. At January 28, 2006, $1,829 was outstanding under this facility.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

      A summary of our long-term obligations at January 28, 2006 is as follows:

                                                                   Future payments due by period
                                              ----------------------------------------------------------------------
                                               Less than       1 - 3           4 - 5          After
                                                1 year         Years           Years         5 years         Total
                                              ----------     ----------     ----------     ----------     ----------
Long-term debt - principal                    $        6     $   13,889     $  151,325     $  329,592     $  494,812
Long-term debt - interest                         29,664         58,366         40,287        231,639        359,956
Operating lease obligations                       25,009         37,488         17,158          5,941         85,596
Minimum royalty/
   advertising obligations                        34,733         51,262            100             50         86,145
Purchase orders/commitments                      288,129             --             --             --        288,129
Contingent purchase price - Briggs (1)             6,487             --             --             --          6,487
Contingent purchase price - Phat (2)               2,004             --             --             --          2,004
Deferred compensation (3)                          6,000          4,000          4,000          9,000         23,000
Unfunded pension obligations (4):
      Defined benefit plans                        1,000          2,000          2,000          4,000          9,000
      Multiemployer plans' exit liability          1,000          1,000          1,000          1,000          4,000
                                              ----------     ----------     ----------     ----------     ----------
Total                                         $  394,032     $  168,005     $  215,870     $  581,222     $1,359,129
                                              ==========     ==========     ==========     ==========     ==========

(1) Additional cash purchase consideration will be due if Briggs achieves certain specified financial performance targets through 2006. Such consideration, if earned, would be accounted for as additional goodwill. This additional cash purchase consideration is calculated based on a formula applied to operating results. A minimum level of performance must be reached in order for this additional consideration to be paid. At this minimum level of performance, additional consideration of $2,000 would be paid for each year through 2006. The amount of consideration increases with increased levels of earnings. There is no maximum amount of incremental purchase price. The table includes the estimated obligation based on actual 2005 performance only.

(2) Additional cash purchase consideration will be due if Phat achieves certain specified financial performance targets for 2004 through 2010. Such consideration, if earned, would be accounted for as additional goodwill. This additional cash purchase consideration is calculated based on a formula applied to annual royalty revenue through 2010. A minimum level of royalty revenue must be earned in order for this additional consideration to be paid. There is no maximum amount of incremental purchase price. The table includes the estimated obligation based on actual 2005 performance only.

(3) The timing of payment of the deferred compensation is based on the individual participants' payment elections and the timing of their retirement or termination. There are 124 participants in the deferred compensation plan.

(4) The timing of the pension funding obligations associated with our frozen defined benefit pension plans and exit obligations under multiemployer pension plans as discussed in Note 8 to Consolidated Financial Statements, which information is included elsewhere in this prospectus, and is dependent on a number of factors including investment results and other factors that contribute to future pension expense.

STOCK REPURCHASES:

      In July 2005, we announced the Stock Repurchase Program. The Board of Directors authorized us to repurchase, at our discretion, up to ten percent of the outstanding shares of our common stock through open market or privately negotiated transactions. The Board of Directors has approved the investment of up to $75,000 for this purpose. During fiscal year 2005, we repurchased 2,218,200 shares at an average price of $24.99 per share, totaling $55,430. Payments made under the Stock Repurchase Program are recorded in Treasury Stock on the Consolidated Balance Sheet. See Note 10 to Consolidated Financial Statements, which information is included elsewhere in this prospectus, for further information.

MARKET RISK SENSITIVITY AND INFLATION RISKS

      FOREIGN CURRENCY RISK. We do not believe that we have significant foreign currency transactional exposures. Almost all of our sales are denominated in U.S. dollars. Most of our purchases are denominated in U.S. dollars. A significant amount of our underlying sourcing and production costs would be impacted by changes in local currencies. Sourcing is not concentrated in any one foreign country. Approximately thirty percent is sourced in China with all other countries representing less than ten percent each. The impact of a ten percent unfavorable change in the exchange rate of the U.S. dollar against the prevailing market rates of the foreign currencies in which we do have transactional exposures would be immaterial. In addition, there are discussions about strengthening the Chinese Renminbi against the U.S. dollar. If this were to occur and subject to the extent of the revaluation, we do not believe it will have a material impact on the financial position or results of operations. These foreign currency risks are similar to those experienced by our competitors.

      INTEREST RATE RISK. At January 28, 2006, our debt portfolio was composed of 93% fixed-rate debt. Our strategy regarding management of our exposure to interest rate fluctuations did not change significantly during 2005. Management does not expect any significant changes in our exposure to interest rate fluctuations or in how such exposure is managed in the coming year.

      Based on quoted market prices obtained through independent pricing sources for the same or similar types of borrowing arrangements, our long-term debt has a market value of approximately $488,419, which compares to the book value of $508,377.

      Various financial instruments that we have issued are sensitive to changes in interest rates. Market interest rate changes would result in increases or decreases in the market value of our fixed-rate debt. With respect to our fixed-rate debt outstanding at January 28, 2006, a 10% increase in interest rates would have resulted in approximately a $22,409 decrease in the market value of our fixed-rate debt; a 10% decrease in interest rates would have resulted in approximately a $24,344 increase in the market value of our fixed-rate debt.

      COMMODITY PRICE RISK. We are subject to commodity price risk arising from price fluctuations in the market prices of sourced garments and the various raw materials that comprise our manufactured products (synthetic fabrics, woolens, denim, cotton, etc.). We are subject to commodity price risk to the extent that any fluctuations in the market prices of our purchased garments and raw materials are not reflected by adjustments in selling prices of our products or if such adjustments significantly trail changes in these costs. Historically, there have been no significant risks due to commodity price fluctuations. We do not use derivative instruments in the management of these risks.

      INFLATION RISK. Our inflation risks are managed by each division through selective price increases when possible, productivity improvements and cost-containment measures. We do not believe that inflation risk is material to our business or our consolidated financial position, results of operations or cash flows.

                                    BUSINESS

      Our fiscal year ends on the Saturday nearest January 31. References to our fiscal years represent the following:

      FISCAL YEAR                   REPRESENTS THE 52 WEEKS ENDED
      -----------                   -----------------------------
      2005                          January 28, 2006
      2004                          January 29, 2005
      2003                          January 31, 2004

      (a) We are marketers of apparel and consumer soft goods. We specialize in branded as well as private label products and market to all channels of distribution with product specific to a particular channel. Most of our products are purchased from foreign contract manufacturers. Our Smart Shirts operation, discussed below, manufactures its own products.

            Kellwood Company was founded in 1961 as the successor by merger of fifteen independent suppliers to Sears. Beginning in 1985, we implemented a business strategy to expand our branded label products, broaden our customer base, increase our channels of distribution and further develop our global product sourcing capability. As a result of this strategy, we have redirected our focus from primarily the manufacturing of private label apparel and home fashions for Sears to a marketing-driven emphasis on branded apparel and related soft goods. Our strategy has expanded our branded label products, diversified our customer base, broadened our channels of distribution and further developed our global product sourcing capabilities. Also as part of this strategy, Kellwood has acquired 24 domestic companies or businesses since 1985. The following companies were acquired since 1998:

            COMPANY NAME                                    DATE OF ACQUISITION
            -----------------------------------             -------------------
            o  Phat Fashions, LLC/Phat Licensing, LLC       February 2004
            o  Briggs New York Corp.                        February 2003
            o  Gerber Childrenswear, Inc.                   June 2002
            o  Group B Clothing Co., Inc.                   December 2000
            o  Romance Du Jour, Inc.                        September 2000
            o  Dorby Frocks, Ltd.                           September 2000
            o  Academy Broadway                             August 2000
            o  Koret, Inc.                                  April 1999
            o  Fritzi California                            December 1998

            These companies are principally marketers of branded apparel. In addition to our domestic acquisitions, in the early 1980's, we acquired Smart Shirts Limited (Smart Shirts) of Hong Kong, a leading shirt manufacturer in the Far East. Since its acquisition, Smart Shirts has diversified its manufacturing capabilities from its principal base of Hong Kong to China, Sri Lanka and the Philippines.

      (b) The information required by this Item can be found under the caption "Industry Segment and Geographic Area Information," in Note 14 to our Consolidated Financial Statements, which information is included elsewhere in this prospectus.

      (c) We are principally engaged in the apparel and related soft goods industry. These products are manufactured primarily in Asia.

            (i) Our divisions are aggregated into three major consumer market product groupings along with General Corporate, which represent our four reportable segments. The three major consumer segments are as follows:

                    o WOMEN'S SPORTSWEAR designs, merchandises and sells women's sportswear sold through leading retailers in all channels of distribution. Product lines include blazers, dresses, sweaters, blouses, vests, other tops, skirts, pants and skorts. The business is primarily branded goods sold at the popular-to-moderate price points, but the segment does include some better-to-bridge lines - upper price point women's sportswear sold principally to specialty stores, department stores and catalog houses. A partial list of such brands that we own are Sag Harbor(R), Koret(R), Dorby(TM), My Michelle(R) and Briggs New York(R). Calvin Klein(R), XOXO(R), IZOD(R), Liz Claiborne(R) Dresses and Suits and David Meister(TM) are Women's Sportswear brands sold under licensing agreements.

                    o MEN'S SPORTSWEAR designs, manufactures and sells men's woven and knit shirts, pants and jeans sold to leading department stores, catalog houses and national chains. The business is primarily private label but also includes a number of branded programs such as Slates(R) business casual shirts, sweaters and tops, Nautica(R), Claiborne(R) and Dockers(R) dress shirts and Phat Farm(R) and Northern Isles(R) sportswear.

                    o OTHER SOFT GOODS designs, merchandises and sells infant apparel and recreation products (tents, sleeping bags, backpacks and related products). The business is primarily branded goods including Kelty(R) and Sierra Designs(R) for recreation products and Gerber(R) for infant apparel.

            (ii) We anticipate no significant change in products or new industry segments, which would require a material investment. However, business acquisitions and new brands (either developed internally or through license agreements) within all three of our consumer market segments are continually being considered. Overall, it is anticipated that external and internal demands will generate increasing requirements for capital investment.

                    In 2003 and 2004 we entered into several major licensing agreements, including Calvin Klein(R) and IZOD(R) for women's sportswear, XOXO(R) for juniors sportswear and dresses and Liz Claiborne(R) for women's dresses and suits. In 2004, we acquired Phat Fashions, LLC and Phat Licensing, LLC (together referred to as Phat). Phat is a licensor of apparel for men, women and children, athletic shoes and accessories through the Phat Farm(R) and Baby Phat(R) brands. Part of the purchase was Phat's option to buyout the license from the menswear licensee, which we exercised shortly after the purchase.

            (iii) We purchase finished goods from numerous contract manufacturers and to a lesser extent raw materials directly from numerous textile mills and yarn producers and converters. We have not experienced difficulty in obtaining finished goods or raw materials essential to our business in any of our business segments.

            (iv) We are the owner of certain trade names essential to our business. We also license certain trade names in each of our business segments having various terms, which expire at various times through 2011. Further information about our trade names is set forth in our 2005 Consolidated Financial Statements, under the caption "Industry Segment and Geographic Area Information," in Note 14 to our Consolidated Financial Statements, which information is included elsewhere in this prospectus.

            (v) Although our various product lines are sold on a year-round basis, the demand for specific styles is seasonal. Women's Sportswear products are sold prior to each of the retail selling seasons including spring, summer, fall and holiday. Sales of Men's Sportswear and Other Soft Goods are also dependent, although to a lesser extent, on the retail selling season.

            (vi) Consistent with the seasonality of specific product offerings, we carry necessary levels of inventory to meet the anticipated delivery requirements of our customers.

            (vii) No customer accounts for more than 10% of our revenues in 2005.

            (viii) We do not believe that backlog is a meaningful or a material indicator of sales that can be expected for any period. All of our backlog is expected to be filled within 12 months, but there can be no assurance that the backlog at any point in time will translate into sales in any particular subsequent period.

            (ix) Government contracts or subcontracts with us are not material.

            (x) We have substantial competition from numerous manufacturers and marketers, but accurate statistics relative to the competitive position of our products and brands are not available. Kellwood's ability to compete depends principally on styling, service to the retailer, continued high regard for our brands and trade names and price. Our competitors include, among others, Jones Apparel Group Inc., Liz Claiborne Inc., V.F. Corporation, Polo Ralph Lauren Corp. and Tommy Hilfiger Corp.

            (xi) We have a continuing program for the purpose of improving our production machinery and products, which includes consumer research and advertising programs. We are not engaged in any material customer-sponsored research and development programs. The amount spent on research and development activities during 2005, 2004 and 2003 was not material.

            (xii) In the opinion of management, there will be no material effect on us resulting from compliance with any federal, state or local provisions, which have been enacted or adopted regulating the discharge of materials into the environment or otherwise relating to the protection of the environment.

            (xiii) At the end of 2005, we employed approximately 30,000 people. Substantially all of the work force is non-union, and we consider our relations with our employees to be satisfactory.

      (d) Except for our Smart Shirts operations in the Men's Sportswear segment, our foreign manufacturing operations and customers are not material. The sales, operating profit and net assets attributable to each segment are set forth under the caption "Industry Segment and Geographic Area Information" in Note 14 to the Consolidated Financial Statements, which information is included elsewhere in this prospectus. Smart Shirts' operations are included in the Men's Sportswear segment and comprise 84% of sales and 85% of net assets from the continuing operations of this segment for 2005; 84% of sales and 87% of net assets from the continuing operations of this segment for 2004; and 100% of sales and 100% of net assets from the continuing operations of this segment for 2003. Almost all of Smart Shirt's net assets are located outside of the United States. Almost all of Smart Shirt's sales were in the United States in 2005, 2004 and 2003. The risk attendant to our Smart Shirts operations is believed to be slightly greater than that of domestic operations primarily due to uncertainty resulting from the elimination of China quota in 2005 and the subsequent temporary imposition of safeguard provisions, foreign currency risk, risk associated with operating in multiple foreign countries and political risk. Diversification of Smart Shirts' manufacturing capacity to various countries helps to mitigate these risks.

            Because approximately 78% of our products are sourced from contract manufacturers, primarily in the Eastern Hemisphere, in 2002 we established Kellwood Trading Limited (KTL), a Far Eastern sourcing infrastructure based in Hong Kong. KTL provides sourcing only to Kellwood divisions. KTL does not have significant assets.

      (e) Kellwood Company maintains a company website at www.kellwood.com. We make available, free of charge through the website, our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after such reports are filed with or furnished to the Securities and Exchange Commission (SEC). Information relating to our corporate governance, including the Corporate Governance Committee Charter, Compensation Committee Charter, Audit Committee Charter and corporate governance guidelines, is available at our website within the "Corporate Profile" section, under the caption "Corporate Governance" and is also available in print to any shareowner who requests it.

PROPERTIES

      At January 28, 2006, we operated 35 distribution or production facilities worldwide. Our operating facilities are primarily owned or leased under operating leases that generally contain renewal options. We lease our corporate office space in St. Louis County, Missouri and New York City, as well as showrooms and division office space, a substantial portion of which is in New York City.

WOMEN'S SPORTSWEAR

      This segment currently operates eight warehousing and distribution centers totaling approximately 2.2 million square feet including:

      o A 533,000 square foot warehouse and distribution center in the Los Angeles area;

      o A multi-tiered 880,000 square foot warehouse and distribution center in Trenton, Tennessee; and

      o A 400,000 square foot warehouse and distribution center in Chico, California.

      These facilities serve multiple divisions, thereby generating economies of scale in warehousing and distribution activities.

      Three facilities totaling approximately 558,000 square feet were closed during February 2006 as part of the 2005 Restructuring Plan, as further discussed in Note 2 to Consolidated Financial Statements, which information is included elsewhere in this prospectus.

MEN'S SPORTSWEAR

      This segment currently operates one warehouse and distribution center and 13 manufacturing facilities totaling approximately 1.35 million square feet. All of these facilities relate to our Smart Shirts subsidiary. Smart Shirts' subsidiaries manage operations in Hong Kong, Sri Lanka, Philippines and China.

      Additionally, this segment shares the warehousing and distribution center in Trenton, Tennessee with the Women's Sportswear segment.

OTHER SOFT GOODS

      This segment operates:

      o Four domestic warehousing and distribution facilities and one warehousing and distribution facility in Canada totaling approximately 746,000 square feet;

      o One manufacturing facility totaling approximately 71,000 square feet located in the Dominican Republic; and

      o Two domestic warehousing and distribution facilities totaling approximately 211,000 square feet to support the buyer of the Biflex intimate apparel business.

      Operations ceased at two facilities totaling approximately 100,000 square feet as of January 28, 2006. These facilities were fully closed during February and March of 2006 as part of the 2005 Restructuring Plan, as further discussed in Note 2 to Consolidated Financial Statements, which information is included elsewhere in this prospectus.

      In management's opinion, our current facilities generally are well maintained and provide adequate capacity for future operations. However, management continues to evaluate the need to reposition our portfolio of businesses and facilities to meet the needs of the changing markets we serve and to reflect the international business environment.

LEGAL PROCEEDINGS

      We are currently party to various legal proceedings. While management currently believes that the ultimate outcome of these proceedings, individually and in the aggregate, will not have a material adverse impact on our financial position or overall trends in results of operations, litigation is subject to inherent uncertainties.

                                   MANAGEMENT

      The following table sets forth information regarding our executive officers and directors as of March 4, 2006:

             NAME             AGE                                      POSITION
--------------------------  -------      ---------------------------------------------------------------------
Robert C. Skinner, Jr.        51         Chairman, President and Chief Executive Officer
W. Lee Capps III              58         Chief Operating Officer and Chief Financial Officer
Stephen L. Ruzow              62         Executive Vice  President and President  Calvin Klein Women's Better
                                         Sportswear
Thomas H. Pollihan            56         Executive Vice President, Secretary and General Counsel
Gregory W. Kleffner           51         Vice President Finance and Controller
Roger D. Joseph               64         Vice President Treasurer and Investor Relations
Donna B. Weaver               55         Vice President Corporate Communications
Robert J. Baer                68         Director
Martin Bloom                  72         Director
Ben B. Blount, Jr.            66         Director
Kitty G. Dickerson, PhD       65         Director
Jerry M. Hunter               53         Director
Larry R. Katzen               60         Director
Janice E. Page                57         Director
Harvey A. Weinberg            68         Director

      ROBERT C. SKINNER, JR. has served as our Chairman since February 1, 2006 and has served as our President and Chief Executive Officer since June 1, 2005. He has been a director of the Company since June 2004. He was elected as Chairman, effective February 1, 2006. Mr. Skinner was the President and Chief Operating Officer of the Company from December 2003 to June 1, 2005. Mr. Skinner was the Company's Vice President from 2002 to 2003 and President of Kellwood Menswear from 2000 until 2003. Mr. Skinner was the Corporate Group Vice President of Oxford Industries from 1998 to 2000 and President of Oxford Shirt Group, Oxford Industries, from 1987 to 2000.

      W. LEE CAPPS III has been our Chief Operating Officer and Chief Financial Officer since June 1, 2005. Mr. Capps was Executive Vice President Finance and Chief Financial Officer of the Company from December 2, 2003 to June 1, 2005. Mr. Capps was also the Senior Vice President Finance and Chief Financial Officer of the Company from 2002 to 2003 and Vice President Finance and Chief Financial Officer of the Company from 2000-2002.

      STEPHEN L. RUZOW has been our Executive Vice President and President Calvin Klein Women's Better Sportswear since September 8, 2005. He served as our Executive Vice President and President Womenswear from December 2, 2003 to September 8, 2005, as our Vice President and President Womenswear in 2003, and as President Womenswear from 2001-2003. Prior to joining the Company, he served as Chairman and Chief Executive Officer of Pegasus Apparel Group from 1998-2001.

      THOMAS H. POLLIHAN has been our Executive Vice President, Secretary and General Counsel since June 1, 2005. He served as our Senior Vice President, Secretary and General Counsel from March 7, 2002 to June 1, 2005. He served as Vice President, Secretary and General Counsel from 1993-2002.

      GREGORY W. KLEFFNER has served as our Vice President Finance and Controller since June 1, 2005. Mr. Kleffner joined the Company as Vice President Controller in 2002. Prior to joining the Company, Mr. Kleffner was a partner at Arthur Andersen LLP in St. Louis.

      ROGER D. JOSEPH has been our Vice President Treasurer and Investor Relations since December 1, 2000. He served as our Vice President Treasurer from 1992 to 2000.

      DONNA B. WEAVER has served as our Vice President Corporate Communications since April 24, 2002. She was our Director Corporate Communications from 1998 to 2002.

      ROBERT J. BAER has been a director since August 2004. He has served as the Chairman of the St. Louis Metropolitan Sewer District since March 2003. He has been the President Emeritus of UniGroup, Inc. (parent of household goods transportation companies United Van Lines, LLC and Mayflower Transit, LLC) since 2002. He was the President and Chief Operating Officer of UniGroup, Inc. from 1987 through 2002. He has been a director of U.S. Bank St. Louis since 1997. He also has served as a director of Stifel Financial Corp. since 2002.

      MARTIN BLOOM has been a director of Kellwood since 2000. He has served as Chairman of MBI Associates (international consulting) since 1997. Mr. Bloom previously held various positions with The May Department Stores Company, ultimately serving from 1985 to 1996 as President and Chief Executive Officer of the international division.

      BEN B. BLOUNT, JR. has been a director of the Company since September 2005. Mr. Blount was previously Executive Vice President-Finance, Planning and Administration and Chief Financial Officer of Oxford Industries, Inc., from 1995 to 2004. He was Director of Oxford Industries, Inc. from 1987 to 2004.

      KITTY G. DICKERSON, PH.D. has been a director of Kellwood since 1991. She has served as Professor and Chair of the Department of Textile and Apparel Management, University of Missouri, Columbia, since 1986. She is also a published author (Prentice-Hall). She served as President of the International Textile and Apparel Association from 1990 to 1991.

      JERRY M. HUNTER has been a director of Kellwood since 1994. He has been a partner at Bryan Cave, a law firm, since 1993. He served as General Counsel, National Labor Relations Board, Washington, D.C., from 1989 to 1993.

      LARRY R. KATZEN has been a director of Kellwood since 2003. He has been a business entrepreneur since 2002. He was the Managing Partner of the Great Plains Region of Arthur Andersen from 1998 to 2002. He also served as Managing Partner of the St. Louis office of Arthur Andersen from 1993 to 2002. He served as a partner at Arthur Andersen from 1978 to 2002. He also serves as a Director of Pathmark Stores, Inc.

      JANICE E. PAGE has been a director of Kellwood since 2000. She served as Group Vice President of Sears, Roebuck & Company from 1992 through 1997. She served as a Trustee of Glimcher Realty Trust (real estate investment trust) from 2001 until 2004. She also is a director of R.G. Barry
Corporation and American Eagle Outfitters, Inc.

      HARVEY A. WEINBERG has been a director of Kellwood since August 2004. He has been a private investor and consultant since 1994. His positions with Hartmarx Corporation (manufacturer and marketer of apparel) included Chief Executive Officer from 1987 through 1992, Chairman of the Board from 1990 to 1992, and Vice Chairman from 1987 to 1990. He serves as a director of Syms Corp. and R.G. Barry Corporation. He served as a Trustee of Glimcher Realty Trust (real estate investment trust) from 1997 through 2004. He was also a director of Maurice Corp. (private retail clothing chain) from 1994 to 1997.

AUDIT COMMITTEE MATTERS

      Members of the Audit Committee are L.R. Katzen, Chair; M. Bloom; B.B. Blount, Jr.; K.G.Dickerson and H.A. Weinberg. All members of the Audit Committee are independent Directors, and the Board, in its business judgment, has affirmatively determined that all of the Audit Committee members meet the independence and financial literacy requirements of the New York Stock Exchange, the independence standards set forth in the Securities and Exchange Commission rules, and the standards of Kellwood's Corporate Governance Principles, as those standards apply to audit committees. The Board, in its business judgment, has affirmatively determined that Mr. Katzen and Mr. Blount meet the Securities and Exchange Commission ("SEC") definition of audit committee financial expert and have designated them as such.

                             EXECUTIVE COMPENSATION

      The following table shows the amount of all compensation earned for services in all capacities to Kellwood for the last three fiscal years for the Chief Executive Officer and the other four most highly paid executive officers (the "Named Officers") as of January 28, 2006.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                               ANNUAL COMPENSATION             COMPENSATION AWARDS
                                               -------------------             -------------------

                                                                            RESTRICTED        SECURITIES
NAME AND                                                                      STOCK           UNDERLYING           ALL OTHER
PRINCIPAL POSITION               YEAR      SALARY ($)          BONUS      AWARD(S)($)(1)      OPTIONS(#)        COMPENSATION($)
------------------               ----      ----------          -----      --------------      ----------        ---------------
Hal J. Upbin(2)                  2005     $1,250,000         $312,5000     $        0             62,500         $  21,180(10)
Chairman                         2004      1,229,167           312,500              0             50,000             8,713(11)
                                 2003      1,000,000           750,000        838,926             50,000             7,800(11)

Robert C. Skinner, Jr.(3)        2005     $  850,000        $  225,000     $        0             62,500         $   8,919(11)
President and                    2004        750,000           140,625              0             28,000             6,985(11)
Chief Executive Officer          2003        579,166(7)        165,000        271,168             13,000             8,167(11)

Stephen L. Ruzow(4)              2005     $  650,000        $  121,875     $        0             16,250         $   9,214(11)
Executive Vice President and     2004        650,000           121,875              0             13,000             6,358(11)
President Calvin Klein           2003        562,500(8)        165,000        271,168             13,000             6,104(11)
Women's Better Sportswear

W. Lee Capps III(5)              2005     $  600,000        $  117,188     $        0             16,250         $  12,832(12)
Chief Operating Officer and      2004        550,000           103,125              0             13,000             8,701(11)
Chief Financial Officer          2003        404,166(9)        130,625        271,168             13,000             8,027(11)

Thomas H. Pollihan(6)            2005     $  307,500        $   38,625     $        0             11,250         $  10,710(13)
Executive Vice President,        2004        295,833            37,500              0              6,000             8,311(11)
Secretary and                    2003        247,917            78,125         93,214              6,000             8,083(11)
General Counsel

----------
(1) The Corporate Development Incentive Plan provides a restricted stock award contingent on the achievement of predetermined performance criteria based on Kellwood's fiscal year performance. Any shares awarded are placed in escrow and dividends are paid on the escrowed stock. Shares are released from escrow at the rate of 25 percent a year, with the first release on the date selected by the Compensation Committee in the year of the award (typically simultaneous with the grant) and the remaining 75 percent vesting in equal installments on the first business day in March for the next three years. The amounts shown in the table represent the dollar value based on the stock price at the award date. The awards attributable to the Named Officers for prior fiscal years and in escrow as of January 28, 2006, which are still subject to restrictions under the Corporate Development Incentive Plan, valued at the closing price of $23.95 on January 27, 2006, are as follows: H.J. Upbin, 16,146 shares at $386,696.70; R.C. Skinner, Jr., 4,995 shares at $119,630.25; S.L. Ruzow,
      5,223 shares at $125,090.85; W.L. Capps III, 4,955 shares at $118,672.25;
      and T.H. Pollihan, 1,784 shares at $42,726.80.

(2) H.J. Upbin was Chairman and Chief Executive Officer until June 1, 2005, when he relinquished the Chief Executive Officer position as part of Kellwood's succession planning program. He retired as Chairman and as a Director on January 31, 2006.

(3) R.C. Skinner, Jr. was President and Chief Operating Officer until June 1, 2005, when he was appointed President and Chief Executive Officer as part of Kellwood's succession planning program. He added Chairman to his title on February 1, 2006, following the retirement of H.J. Upbin.

(4) S.L. Ruzow was Executive Vice President and President Womenswear until September 8, 2005, when he was appointed Executive Vice President and President Calvin Klein Women's Better Sportswear.

(5) W.L. Capps III was Executive Vice President Finance and Chief Financial Officer until June 1, 2005, when he was appointed Chief Operating Officer and Chief Financial Officer.

(6) T.H. Pollihan was Senior Vice President, Secretary and General Counsel until June 1, 2005, when he was appointed Executive Vice President, Secretary and General Counsel.

(7) Includes $33,333 paid in 2004 as a retroactive salary adjustment for 2003 related to promotion on December 1, 2003.

(8) Includes $16,667 paid in 2004 as a retroactive salary adjustment for 2003 related to promotion on December 1, 2003.

(9) Includes $28,333 paid in 2004 as a retroactive salary adjustment for 2003 related to promotion on December 1, 2003.

(10) Employer matching 401(k) contribution: $9,200. Above-market interest on deferred compensation: $11,980.

(11)  Employer matching 401(k) contribution.

(12) Employer matching 401(k) contribution: $8,586. Above-market interest on deferred compensation: $4,246.

(13) Employer matching 401(k) contribution: $8,350. Above-market interest on deferred compensation: $2,360.

      The following two tables cover stock options granted to the Named Officers during the fiscal year ended January 28, 2006 as well as the number and value of unexercised stock options held by those officers at the end of the last fiscal year. No SARs were granted in conjunction with the options.

                      OPTION GRANTS DURING FISCAL YEAR 2005

                                                                                            POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF
                                                                                             STOCK PRICE APPRECIATION FOR
                                                INDIVIDUAL GRANTS                                     OPTION TERM
                                          ---------------------------                       ------------------------------

                                           % OF TOTAL
                             NUMBER OF       OPTIONS
                            SECURITIES     GRANTED TO
                            UNDERLYING    EMPLOYEES IN    EXERCISE OR
                              OPTIONS      FISCAL YEAR    BASE PRICE
NAME                        GRANTED(#)         (1)         ($/SHARE)    EXPIRATION DATE          5% ($)          10% ($)
----------------------      ---------     ------------    -----------   ---------------       ---------        ---------
Hal J. Upbin                  62,500          12.72          29.18          3/10/15           1,146,947        2,906,588
Robert C. Skinner, Jr.        62,500          12.72          29.18          3/10/15           1,146,947        2,906,588
Stephen L. Ruzow              16,250          3.31           29.18          3/10/15             298,206          755,713
W. Lee Capps III              16,250          3.31           29.18          3/10/15             298,206          755,713
Thomas H. Pollihan            11,250          2.29           29.18          3/10/15             206,450          523,186

------------
(1) Total options granted during fiscal year 2005 were 491,250 to the Named Officers and all other employees.

           AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005 AND FISCAL
                            YEAR-END 1/28/06 VALUES

                                                                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED IN-THE-
                                                                    UNDERLYING UNEXERCISED           MONEY OPTIONS AT FY-END ($)
                                                                OPTIONS AT FY-END (#) 1/28/06                  1/28/06
                                                                -----------------------------       ----------------------------
                              SHARES
                           ACQUIRED ON      VALUE REALIZED
NAME                       EXERCISE (#)         ($) (1)         EXERCISABLE      UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----                       ------------     --------------      -----------      -------------      -----------     -------------
Hal J. Upbin                   10,000            $76,600           255,500           131,900          406,066             9,682
Robert C. Skinner, Jr.              0                  0            50,500            79,500            5,768             1,442
Stephen L. Ruzow                    0                  0            26,300            29,450                0                 0
W. Lee Capps III                    0                  0            50,700            34,450           52,034             2,678
Thomas H. Pollihan              2,000            $10,200            32,880            19,650           22,669             1,236

----------
(1) Value realized is calculated based upon the difference between the exercise price and the value of Kellwood's common stock; the value of the stock is based upon the average of the highest and lowest selling prices of Kellwood stock as reported on the New York Stock Exchange Composite Transactions list on the exercise date.

           LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

      The following table identifies potential bonus amounts available for award to Named Officers participating in the Long-Term Incentive Plan for the three-year performance period ending February 2, 2008.

                                                                                    ESTIMATED FUTURE PAYOUTS UNDER NON-
                                                                                        STOCK PRICE BASED PLANS(1)
                                                                               ---------------------------------------------
                                 NUMBER OF             PERFORMANCE OR
                             SHARES, UNITS OR        OTHER PERIOD UNTIL
                               OTHER RIGHTS             MATURATION OR
NAME                                (#)                    PAYOUT              THRESHOLD           TARGET         MAXIMUM
----------------------------------------------------------------------------------------------------------------------------
Hal J. Upbin(2)                     N/A              1/30/05 - 2/2/2008           $0               $50,000        $75,000

Robert C. Skinner, Jr.              N/A              1/30/05 - 2/2/2008        $500,000           $1,000,000     $2,000,000

Stephen L. Ruzow                    N/A              1/30/05 - 2/2/2008        $150,000            $300,000       $600,000

W. Lee Capps III                    N/A              1/30/05 - 2/2/2008        $150,000            $300,000       $600,000

Thomas H. Pollihan                  N/A              1/30/05 - 2/2/2008        $100,000            $200,000       $400,000

----------
(1) The amount of compensation to be paid to the Named Officers pursuant to the Long-Term Incentive Plan will be based upon the improvement, during the performance period, of operating margins, working capital efficiency, and net sales growth.
(2) Mr. Upbin retired January 31, 2006 after one year of the performance period. To the limited extent that the Company performance warranted it, he may be entitled to a pro rata award.

NON-EMPLOYEE DIRECTORS' COMPENSATION PROGRAM

      The Non-Employee Directors' Compensation Program (the "Program") was revised effective May 1, 2005 upon shareowner approval of the 2005 Stock Plan for Non-Employee Directors (the "Stock Plan"). The Board of Directors adopted both the Program and the Stock Plan on the advice and recommendation of the Compensation Committee.

      The Program increased equity compensation and decreased cash compensation in order to better align Director interests with those of the shareowners. Directors who are not Kellwood employees are paid an annual cash retainer of $35,000, plus $1,500 for each formal Board Meeting and $1,000 for each informal Board Meeting attended. Committee chairs are paid an additional annual cash retainer ($10,000 for the Audit Committee; $7,500 for each of the Corporate Governance and Compensation Committees). Further, committee chairs are paid $1,000 for each committee meeting attended, and other committee members receive $1,000 per committee meeting attended in person and $750 if attended by telephone. Directors are reimbursed for expenses incurred in attending meetings.

      Non-employee Directors also receive an annual grant of Kellwood common stock with a fair market value of $45,000 on the date of grant, plus an additional grant of Kellwood common stock with a fair market value of $10,000 for each committee, other than the Executive Committee, of which the Director is a member. These grants are made on the first business day after the Annual Meeting of Shareowners and the number of shares granted is determined by the fair market value of the share price on the date of grant.

      During fiscal year 2005, the range of total compensation paid to the seven Non-employee Directors who served the full year was $120,500 to $158,500. This includes the annual cash retainer and cash payments for committee chairs and meeting fees, plus the annual grants of Kellwood common stock for the annual stock retainer and committee service, with the common stock valued as of fair market value on the date of grant.

ADDITIONAL DIRECTOR POLICIES AND BENEFITS

      Kellwood's Corporate Governance Committee recommended and the Board of Directors adopted in 2001 and updated in 2005 a stock ownership policy for Directors. This is to underscore the importance of better aligning the interests of the Directors with those of Kellwood's shareowners. Ownership targets are tied to the amount of the annual retainers paid to non-employee Directors. Each new Director is expected to own at least the number of Kellwood shares equivalent in value to one times the sum of the annual cash retainer plus the annual stock retainer within one year of joining the Board and at least the number of shares equivalent in value to three times the sum of the annual cash retainer plus the annual stock retainer within four years of joining the Board. Directors serving when the policy was updated were required to meet these ownership requirements by August 1, 2007 or 2008, depending upon their tenure on the Board. The shares must be actually owned and not just subject to an option to purchase. Deferred stock units are valued as one share of stock. Stock acquired as a grant or from the actual exercise of stock options will be included. All Directors are in compliance.

      Each non-employee Director is allowed to participate in the Deferred Compensation Plans for Non-Employee Directors. These Plans allow Non-Employee Directors to voluntarily defer all or a percentage of their Director cash fees until January 31 of the year following their separation from Kellwood. Kellwood credits the deferred amount to a separate bookkeeping account (the "Account") maintained in the name of the Director. The Account is increased periodically to reflect interest at prime plus one percent.

      Directors may also elect to defer their annual stock retainer and receive deferred stock units under the 2005 Stock Plan for Non-Employee Directors. A deferred stock unit represents an obligation of Kellwood to issue a share of Kellwood common stock to a Director upon the Director's cessation of service as a Director for whatever reason, including disability or death. Deferred stock units are credited with any dividend payable from time to time on a number of shares equal to the number of deferred stock units, and the credited dividend will be treated as reinvested in additional deferred stock units. In June 2005, each non-employee Director who was awarded stock elected to defer and receive deferred stock units instead.

      Each Director is allowed to participate in the Kellwood Foundation Matching Gift Program for gifts to colleges and universities. The program has a $10,000 annual maximum for each Director. In addition, each non-employee Director is included as an insured, pursuant to the travel accident insurance carried by the Company, which covers the Director from the time of departing for attendance at any meeting until his or her return after the meeting.

EXECUTIVE OFFICER AGREEMENTS

Change in Control Agreements.

      Kellwood has agreements with Mssrs. Skinner, Ruzow, Capps, Pollihan, and several other officers providing for compensation in connection with termination of employment following a change in control, as well as if all or substantially all of Kellwood's assets are sold, or if Kellwood is liquidated or ceases to function as a going concern. A change in control is defined as occurring when any corporation or any person or related group acquires at least 25 percent of the Company's outstanding common stock directly or indirectly. These agreements provide for the payment of a lump sum within five days of the date of termination equal to the sum of (a) two times the officer's highest base salary in effect during the fiscal year in which the date of termination occurs; (b) two times the officer's average annual cash incentive awards during the last three full fiscal years; (c) the incentive award which, pursuant to any Kellwood benefit plan, had accrued or would have accrued to the officer during the last full fiscal year; (d) the last bonus award earned by the officer under Kellwood's annual bonus program; and (e) two times the product of multiplying the average over three years the total of the stock options and stock grants awarded times the highest NYSE closing price for the year prior. Additionally, the executive and family will be continued for two years in all employee benefit plans and all stock options continue and all restrictions on restricted stock shares held in escrow shall lapse and stock shall be released. Should the payments to each executive officer be considered "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code subject to the excise tax imposed by Section 4999 of the Code, those officers shall be paid an amount necessary to place the officer in the same after-tax position as he/she would have been in had no excise tax been imposed.

Employment Agreements or Arrangements.

      Mr. Upbin had a written Employment Agreement dated December 31, 1999 which was amended on May 29, 2003 to extend its term until January 31, 2006. The original base salary was $1,000,000 per year, subject to annual review. His salary was increased to $1,250,000 effective March 1, 2004. The Agreement provides for his participation in all compensation and benefit programs, reimbursement of business travel and entertainment expenses, and a vacation of four weeks per year. In the event of termination of his employment without cause, he will receive his base salary until January 31, 2006, and in certain instances a prorated portion of the yearly cash bonus. Mr. Upbin has retired and resigned as a Director of the Board effective January 31, 2006.

      On June 1, 2005, the Company entered into a Consulting Agreement (the "Consulting Agreement") with Hal J. Upbin, the Chairman of the Company to be effective immediately following his resignation as Chairman on January 31, 2006. Under the Consulting Agreement, Mr. Upbin will provide advisory and consulting services concerning the business and operations of the Company. Primary duties will include assisting in the development and execution of the Company's M&A strategy, advising on balance sheet issues and materials and proposals from the investment community and investment bankers, advise on possible division/subsidiary restructurings and mentoring the new Chief Executive Officer. The term of the Consulting Agreement shall be for a period of three years beginning on February 1, 2006, subject to termination by the Company for cause, the death or permanent and total disability of Mr. Upbin or the termination by Mr. Upbin upon written notice to the Company. In consideration of his services under the Consulting Agreement, Mr. Upbin receives $600,000 for the first year of the term, $500,000 for the second year of the term and $400,000 for the third year of the term. Mr. Upbin also agreed under the Consulting Agreement not to compete with the Company during the term of the Agreement and for one year thereafter. He also agreed not to disclose confidential and other information regarding the Company. The noncompete and the nondisclosure provisions contained in the Consulting Agreement survive the termination of the Agreement.

      Mr. Skinner has a written Employment Agreement dated June 1, 2005. Under the Employment Agreement, Mr. Skinner was appointed as the President and Chief Executive Officer of the Company commencing as of June 1, 2005 and ending on May 31, 2008. The Employment Agreement provides that the Company and Mr. Skinner may terminate the Employment Agreement at any time. During the term of the Employment Agreement, Kellwood agrees to pay Mr. Skinner a base salary of $900,000, subject to annual review. Mr. Skinner was appointed as the Chairman of the Board on January 31, 2006. The Compensation Committee increased his salary to $1,000,000 effective April 1, 2006, reflective of his promotion to the additional role of Chairman. Mr. Skinner is also entitled to participate in all compensation and benefit programs that the Company may offer or make available to other executive officers of the Company. In the event of termination without cause, Mr. Skinner will receive
(1) the monthly base salary at the annual rate then in effect for eighteen months after termination of employment, (2) a prorated portion of the then current year's cash bonus opportunity and the Long Term Incentive Plan bonus targets, (3) an acceleration and lapse of all the restrictions on exercisability of all outstanding stock options previously granted to Mr. Skinner, (4) an acceleration and lapse of all restrictions on all stock previously awarded and in escrow under the Corporate Development Incentive ("CDIP") Plan, and (5) a prorated portion of the then current year's CDIP dollar amount opportunity (collectively, the "Severance Benefits"). Upon Mr. Skinner's disability, the Employment Agreement provides that the Company shall continue to pay his salary and provide his benefits at the same rate and times as in effect on the date of disability. If the disability continues for a continuous period of more then six months, then the Company may terminate the Executive employment and the Executive shall be entitled to the Severance Benefits. If Mr. Skinner dies during the term of the Employment Agreement, the Company shall continue to pay to the representative of his estate Mr. Skinner's salary for a period of one year after his death and the Executive's estate shall be entitled to the Severance Benefits.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The table listed below contains information concerning each shareowner that is known by Kellwood to be the beneficial owner of more than 5 percent of Kellwood's common stock as of February 15, 2006. To the best of our knowledge, no other persons are beneficial owners of 5 percent or more of Kellwood shares. The information provided below is based solely upon information contained in
Schedule 13G filings by the shareowners specified below.

                                                               Number of Shares           Percent of
             Name and Address of Beneficial Owner             Beneficially Owned             Class
-----------------------------------------------------      -------------------------     ------------
Artisan Partners Limited Partnership                                  3,842,284              14.98%
875 East Wisconsin Ave., Suite 800
Milwaukee, WI 53202

Snow Capital Management, L.P.                                         2,359,430               9.20%
2100 Georgetowne Drive, Suite 400
Sewickley, PA 15143

Dimensional Fund Advisors Inc.                                        2,299,058               8.26%
1299 Ocean Ave., 11th Floor
Santa Monica, CA 90401

NFJ Investment Group L.P.                                             1,766,200               6.90%
2100 Ross Avenue, Suite 1840
Dallas, Texas 75201

Franklin Resources, Inc.                                              1,744,520               6.80%
One Franklin Parkway
San Mateo, CA 94403

Ronald Gutfleish
c/o Elm Ridge Capital Management LLC                                  1,682,981               6.60%
3 West Main Street, 3rd Floor
Irvington, NY 10533

SECURITY OWNERSHIP OF MANAGEMENT

      Under SEC regulations, persons who have power to vote or to dispose of shares of Kellwood, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of January 28, 2006, the beneficial ownership of each present Director and Named Officer as a group, of shares of Kellwood's common stock. This information has been furnished to us by the individuals named. As shown in the last column, in some cases a significant number of the shares indicated in the center column as being beneficially owned are actually unissued shares attributable to unexpired options for Kellwood's common stock which are exercisable or first became exercisable within 60 days after January 28, 2006. The last column also includes non-employee directors' deferred stock units. With the exception of Mr. Upbin, who beneficially owns approximately 1.5 percent, no present Director or Named Officer owns more than 1 percent of Kellwood's common stock. All executive officers and Directors as a group beneficially own approximately 3.2 percent of Kellwood's common stock.

                                                                                     Number of Shares Included in
                                                                                    Previous Column Attributable to
                                                                                   Unexpired Options to Purchase or
                                                              Number of Shares         Deferred Stock Units for
          Name of Individual or Number in Group              Beneficially Owned         Non-Employee Directors
-----------------------------------------------------        ------------------    ---------------------------------
R. J. Baer...........................................                3,729                        2,629
M. Bloom.............................................               12,029                        9,629
Ben B. Blount........................................                    0                            0
W. L. Capps III......................................               84,340                       65,217
K. G. Dickerson......................................               17,087                       14,379
J. M. Hunter.........................................               15,675                       13,375
L. R. Katzen.........................................                8,829                        6,629
J. E. Page...........................................               10,029                        9,629 (1)
T. H. Pollihan.......................................               50,266                       40,831
S. L. Ruzow..........................................               50,080                       37,017
R. C. Skinner, Jr....................................               89,659                       79,234
H. J. Upbin..........................................              388,375                      310,734
H. A. Weinberg.......................................                4,225                        2,225
All Directors and executive officers as a group (16
persons including those named).......................              835,619                      666,631

----------
(1) Does not include 7,800 unexpired options owned by her husband, a former Kellwood executive who retired in 1997. Mrs. Page disclaims beneficial ownership of these shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Jerry M. Hunter, a Director of Kellwood, is a partner in the nationally known St. Louis law firm of Bryan Cave. The services of other members of the law firm have been retained during the last fiscal year and during the current fiscal year. Fees paid by Kellwood to Bryan Cave in fiscal 2005 were significantly less than 1 percent (0.024%) of the law firm's gross revenues last fiscal year.

      Edward J. Upbin has been our Director of Corporate Credit and Collections since June 1, 2005. He was Director of Chargeback Processing from 2004 until May 1, 2005. Mr. Upbin is the son of Hal J. Upbin, Kellwood's Chief Executive Officer until June 1, 2005 and Chairman until his retirement on January 31, 2006. Mr. Upbin graduated cum laude from the University of Missouri, St. Louis with a Bachelor of Science in Business Administration, Accounting. Prior to joining Kellwood, Mr. Upbin spent more than 10 years working for the nation's top retailers in merchandising, sales, and financial planning. During fiscal 2005, Mr. Upbin was paid a total of $121,569 for salary and employer-matching 401(k) contribution. Mr. Upbin's compensation is consistent with, and is common among, employees at Mr. Upbin's level.

                          DESCRIPTION OF THE DEBENTURES

      The debentures were issued under an indenture, dated as of June 22, 2004, between us and Union Bank of California, N.A., as trustee. The debentures and the shares of common stock issuable upon conversion of the debentures are covered by a registration rights agreement. You may request a copy of the indenture and the registration rights agreement from the trustee.

      The following description is a summary of the material provisions of the debentures, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the debentures and the indenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or form of debenture are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debentures.

      As used in this "Description of debentures" section, references to "Kellwood," "we," "our" or "us" refer solely to Kellwood Company and not to its subsidiaries.

GENERAL

      The debentures will mature on June 15, 2034 unless earlier converted, redeemed or repurchased. On the maturity date of the debentures, you will receive the accreted principal amount of each $1,000 original principal amount of debenture you hold. The accreted principal amount will equal the original principal amount of $1,000 per debenture increased daily at a fixed yield equal to 0% per annum until June 14, 2011 and commencing on June 15, 2011 equal to 3.50% per annum, or $2,221.18 at maturity. The principal amount of a debenture will cease to accrete upon its maturity, conversion, purchase by us at the option of a holder (including upon a fundamental change) or redemption.

      The debentures bear regular interest at an annual rate of 3.50% on the original principal amount from June 22, 2004, or from the most recent date to which interest has been paid or provided for, until June 14, 2011, payable semi-annually in arrears on each June 15 and December 15, each an "interest payment date", beginning December 15, 2004. After June 15, 2011, we will not pay regular interest.

      In addition, we will pay contingent interest and additional amounts on the debentures under the circumstances described below under " -- Contingent interest" and "Registration rights."

      You have the option, subject to fulfillment of certain conditions and during the periods described below, to convert your debentures into shares of our common stock initially at a conversion rate of 18.7434 shares of common stock per $1,000 original principal amount of debentures, subject to our election on July 29, 2004 to deliver cash in lieu of common stock to satisfy 100% of the accreted principal amount of debentures converted.

      Upon conversion of a debenture and subject to our payment elections, you will receive only shares of our common stock and a cash payment to account for any fractional share. You will not receive any cash payment for interest (or contingent interest) accrued and unpaid to the conversion date except under the limited circumstances described below.

      If any interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day.

      The debentures have been issued only in denominations of $1,000 original principal amount and integral multiples thereof. References to "a debenture" or "each debenture" in this prospectus refer to $1,000 original principal amount of the debentures. The debentures are limited to $200,000,000 aggregate original principal amount.

      As used in this prospectus, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or the city in which the principal corporate trust office of the trustee is located.

      When we refer to "common stock," we mean the common stock, par value $0.01 per share, of Kellwood Company.

RANKING

      The debentures are our direct, unsecured and unsubordinated obligations. The debentures rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. The debentures effectively rank junior to any of our future secured indebtedness and any of our future indebtedness guaranteed by our subsidiaries. To the extent we conduct operations, now or in the future, through subsidiaries, creditors of those subsidiaries, including trade creditors and secured creditors, will generally have claims to the assets of our subsidiaries that are superior to the claims of our creditors, including holders of the debentures.

      As of January 28, 2006, we had outstanding approximately $508.4 million of unsubordinated indebtedness ranking equally in right of payment with the debentures, excluding indebtedness of subsidiaries. As of January 28, 2006, our subsidiaries had $199.6 million of liabilities. The indenture does not limit the amount of indebtedness we or our subsidiaries may incur.

INTEREST

      The debentures accrue regular interest at a rate of 3.50% per year from and including June 22, 2004, or from and including the most recent interest payment date to which interest has been paid or duly provided for, to but excluding the next interest payment date, or to June 14, 2011, as the case may be. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. We will also pay contingent interest on the debentures in the circumstances described under " -- Contingent interest." Interest (including contingent interest and additional amounts, if any) will be paid semiannually in arrears on June 15 and December 15 of each year, beginning December 15, 2004 until June 15, 2011. After June 15, 2011, we will not pay regular interest on the debentures.

      Interest on a debenture (including contingent interest and additional amounts, if any) will be paid to the person in whose name the debenture is registered at the close of business on the June 1 or December 1, as the case may be (each, a "record date"), immediately preceding the relevant interest payment date (whether or not such day is a business day). Regular interest will cease to accrue on a debenture upon the earlier of June 15, 2011 or its conversion, purchase by us at the option of a holder (including upon a fundamental change) or redemption.

CONTINGENT INTEREST

      Beginning with the period commencing on June 20, 2011 and ending December 14, 2011 and thereafter for any six-month period from and including an interest payment date to but excluding the next interest payment date, commencing with the six-month period commencing on December 15, 2011, we will pay contingent interest to you if the average trading price (as defined below) of the debentures during the five trading-day period immediately preceding the first day of the applicable period equals or exceeds 130% of the accreted principal amount of the debentures.

      On any interest payment date when contingent interest shall be payable, the contingent interest payable per debenture will equal 0.125% of the average trading price of such debenture during the applicable five trading-day reference period, payable in arrears.

      We will notify the holders of the debentures upon a determination that they will be entitled to receive contingent interest with respect to any interest period.

      The "trading price" of a debenture on any date of determination shall be determined by us and shall be the average of the secondary market bid quotations per debenture obtained by the bid solicitation agent for $1,000,000 aggregate original principal amount of debentures at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if:

      o at least one such bid is not obtained by the bid solicitation agent, or

      o in our reasonable judgment, the bid quotations are not indicative of the secondary market value of debentures as of such determination date, then the trading price for such determination date will equal (1) the applicable conversion rate of the debentures as of such determination date multiplied by
(2) the average last reported sale price (as defined below) of our common stock on the five trading days ending on such determination date.

      The bid solicitation agent will initially be the trustee. We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate. The bid solicitation agent will solicit bids from securities dealers that are believed by us to be willing to bid for the debentures.

OPTIONAL REDEMPTION BY US

      No sinking fund is provided for the debentures. Prior to June 20, 2011, the debentures will not be redeemable. On or after June 20, 2011, we may redeem the debentures in whole or in part at any time for a redemption price in cash equal to 100% of the accreted principal amount of the debentures to be redeemed, plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) to but excluding the redemption date.

      If the redemption date is an interest payment date, interest (including contingent interest and additional amounts, if any) shall be paid on such interest payment date to the record holder on the relevant record date.

      We will provide not less than 30 nor more than 60 days' notice of redemption by mail to each registered holder of debentures to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue and the principal amount will cease to accrete on and after the redemption date on those debentures or portions of debentures called for redemption.

      If we decide to redeem fewer than all of the outstanding debentures, the trustee will select the debentures to be redeemed (in original principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of your debentures for partial redemption and you convert a portion of your debentures, the converted portion will be deemed to be from the portion selected for redemption.

      We may not redeem the debentures if we have failed to pay any interest (including contingent interest and additional amounts, if any) on the debentures when due and such failure to pay is continuing. We will notify all of the holders if we redeem any of the debentures.

CONVERSION RIGHTS

      Subject to the conditions and our election to satisfy in cash 100% of the accreted principal amount as discussed below under "-Payment upon conversion" and during the periods described below, you may convert each of your debentures into shares of our common stock initially at a conversion rate of 18.7434 shares of common stock per $1,000 original principal amount of debentures at any time prior to the close of business on June 15, 2034, subject to our ability to elect to deliver cash or a combination of cash and our common stock in lieu of common stock. The conversion price as of any date of determination is a dollar amount (initially $53.35 per share of common stock) derived by dividing the accreted principal amount of a debenture on such date (which will be $1,000 until June 14, 2011) by the conversion rate in effect on such date. The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and are subject to adjustment as described below. You may convert fewer than all of your debentures so long as the debentures converted are an integral multiple of $1,000 original principal amount.

      You may convert your debentures only in the following circumstances, which are described in more detail below, and to the following extent:

      o in whole or in part, upon satisfaction of the market price condition;

      o in whole or in part, upon satisfaction of the trading price condition;

      o if any of your debentures are called for redemption, those debentures that have been so called; or

      o in whole or in part, upon the occurrence of specified corporate transactions.

      If you elect to convert your debentures in connection with a specified corporate transaction referred to in the last bullet point above that occurs prior to June 15, 2011, and the corporate transaction also constitutes a fundamental change (as defined under " -- Repurchase of debentures by us at the option of the holder upon a fundamental change"), in certain circumstances, you will be entitled to receive, in addition to a number of shares of common stock equal to the applicable conversion rate, an additional number of shares of common stock (the "additional shares") as described below, subject in each case to our payment elections as described under " -- Payment upon conversion."

      The number of additional shares will be determined by reference to the table below, based on the date on which the corporate transaction becomes effective (the "effective date") and the price (the "stock price") paid per share of our common stock in the corporate transaction. If holders of our common stock receive only cash in the corporate transaction, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock on the five trading days up to but not including the effective date of the corporate transaction.

      The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the debentures is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under " -- Conversion rate adjustments."

      The following table sets forth the number of additional shares to be received per $1,000 original principal amount of debentures:

Effective

                                                                               STOCK PRICE
                                                    ----------------------------------------------------------------
DATE                                                 $41.04  $47.00  $53.00  $59.00  $65.00   $71.00  $77.00  $83.00
----                                                -------  ------  ------  ------  ------   ------  ------  ------
June 15, 2004....................................    5.6231  4.2216  3.0930  2.2927  1.7114   1.2809  0.9571  0.7101
June 15, 2005....................................    5.6231  4.2157  3.0474  2.2296  1.6435   1.2152  0.8974  0.6577
June 15, 2006....................................    5.6231  4.1348  2.9339  2.1074  1.5258   1.1087  0.8050  0.5793
June 15, 2007....................................    5.6231  4.1155  2.8467  1.9916  1.4048   0.9949  0.7037  0.4938
June 15, 2008....................................    5.6231  3.9259  2.6062  1.7456  1.1781   0.7987  0.5409  0.3629
June 15, 2009....................................    5.6231  3.6689  2.2686  1.4017  0.8691   0.5414  0.3374  0.2079
June 15, 2010....................................    5.6231  3.2164  1.6815  0.8303  0.3952   0.1862  0.0885  0.0414
June 15, 2011....................................    0.0000  0.0000  0.0000  0.0000  0.0000   0.0000  0.0000  0.0000

                                                                                   STOCK PRICE
                                                             --------------------------------------------------------
DATE                                                         $89.00  $95.00  $101.00 $107.00  $113.00 $119.00 $125.00
----                                                         ------  ------  ------- -------  ------- ------- -------
June 15, 2004............................................    0.5205  0.3741  0.2609  0.1738   0.1072  0.0568  0.0000
June 15, 2005............................................    0.4757  0.3368  0.2306  0.1495   0.0883  0.0426  0.0000
June 15, 2006............................................    0.4109  0.2842  0.1888  0.1169   0.0634  0.0244  0.0000
June 15, 2007............................................    0.3409  0.2281  0.1451  0.0842   0.0395  0.0097  0.0000
June 15, 2008............................................    0.2385  0.1497  0.0864  0.0415   0.0096  0.0000  0.0000
June 15, 2009............................................    0.1252  0.0677  0.0290  0.0041   0.0000  0.0000  0.0000
June 15, 2010............................................    0.0160  0.0001  0.0000  0.0000   0.0000  0.0000  0.0000
June 15, 2011............................................    0.0000  0.0000  0.0000  0.0000   0.0000  0.0000  0.0000

      The exact stock prices and effective dates may not be set forth in the table above, in which case:

      o If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

      o If the stock price is equal to or in excess of $125.00 per share (subject to adjustment), no additional shares will be issued upon conversion.

      o If the stock price is less than $41.04 per share (subject to adjustment), no additional shares will be issued upon conversion.

      Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 24.3665 per $1,000 original principal amount of debentures, subject to adjustments in the same manner as the conversion rate as set forth under " -- Conversion rate adjustments."

      If we call your debentures for redemption, you may convert the debentures only until the close of business on the second business day prior to the redemption date unless we fail to pay the redemption price. If you have already delivered a repurchase election with respect to a debenture as described under either " -- Repurchase of debentures by us at the option of the holder" or " -- Repurchase of debentures by us at the option of the holder upon a fundamental change," you may not surrender that debenture for conversion until you have withdrawn the repurchase election in accordance with the indenture.

      Upon conversion, you will not receive any cash payment of accrued and unpaid interest (including contingent interest) unless such conversion occurs between a regular record date and the interest payment date to which it relates but you will receive any additional amounts. We will not issue fractional shares of our common stock upon conversion of debentures. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day prior to the conversion date. Our delivery to you of the full number of shares of our common stock and/or cash, if any, into which a debenture is convertible, together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

      o     the accreted principal amount of the debenture; and

      o accrued but unpaid interest (including contingent interest, if any) to but excluding the conversion date.

      As a result, accrued but unpaid interest (including contingent interest, if any) to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a discussion of your tax treatment upon receipt of our common stock upon conversion, see "Material United States federal income tax considerations."

      Notwithstanding the preceding paragraph, if debentures are converted after the close of business on a record date, holders of such debentures at the close of business on the record date will receive the interest (including contingent interest, if any) payable on such debentures on the corresponding interest payment date notwithstanding the conversion. Debentures, upon surrender for conversion during the period from the close of business on any regular record date to the opening of business on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest (including contingent interest, if any) payable on the debentures so converted; provided that no such payment need be made (1) if we have specified a redemption date that is after a record date and on or prior to the business day immediately following the next interest payment date, (2) if we have specified a redemption date following a fundamental change that is after a record date and prior to the next interest payment date or (3) to the extent of any overdue interest (including contingent interest, if any) if any overdue interest exists at the time of conversion with respect to such debenture.

      If you convert debentures, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares, if any, of our common stock upon the conversion, unless the tax is due because you request the shares to be issued or delivered to another person, in which case you will pay that tax.

CONVERSION PROCEDURES

      To convert your debenture you must do the following:

      o complete and manually sign the conversion notice on the back of the debenture, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

      o if the debenture is in certificated form, surrender the debenture to the conversion agent;

      o if required, furnish appropriate endorsements and transfer documents;

      o     if required, pay all transfer or similar taxes; and

      o if required, pay funds equal to interest payable on the next interest payment date.

      The date you comply with these requirements is the conversion date under the indenture. If your interest is a beneficial interest in a global debenture, to convert you must comply with the last three requirements listed above and comply with the depositary's procedures for converting a beneficial interest in a global debenture.

      The conversion agent will, on your behalf, convert the debentures into shares of our common stock, to the extent we elect to satisfy our conversion obligation in common stock. See " -- Payment upon conversion." You may obtain copies of the required form of the conversion notice from the conversion agent. A certificate, or a book-entry transfer through DTC, for the number of full shares of our common stock into which any debentures are converted, together with a cash payment for any fractional share, will be delivered through the conversion agent as soon as practicable, but no later than the fifth business day, following the conversion date.

PAYMENT UPON CONVERSION

      (1) Conversion on or prior to the final notice date. In the event that we receive your notice of conversion on or prior to the day that is 20 days prior to maturity or, with respect to debentures being redeemed, the applicable redemption date (the "final notice date"), the following procedures will apply:

            If we choose to satisfy all or any portion of our obligation (the "conversion obligation") in cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is two business days following receipt of your notice of conversion ("cash settlement notice period"). If we timely elect to pay cash for any portion of the shares otherwise issuable to you, you may retract the conversion notice at any time during the two business day period beginning on the day after the final day of the cash settlement notice period ("conversion retraction period"); no such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash and/or shares) will occur on the business day following the final day of the 10 trading day period beginning on the day after the final day of the conversion retraction period. Settlement amounts will be computed as follows:

            o If we elect to satisfy the entire conversion obligation in shares, we will deliver to you a number of shares equal to (1) the aggregate original principal amount of debentures to be converted divided by 1,000 multiplied by (2) the sum of the applicable conversion rate and the applicable number of additional shares issuable upon conversion of $1,000 original principal amount of debentures, if any, as described under " -- Conversion rights." On July 29, 2004 we irrevocably elected to pay in cash 100% of the accreted principal amount of debentures that are converted.

            o If we elect to satisfy the entire conversion obligation in cash, we will deliver to you cash in an amount equal to the product of:

                  o a number equal to (1) the aggregate original principal amount of debentures to be converted divided by 1,000 multiplied by (2) the sum of the applicable conversion rate and the applicable number of additional shares issuable upon conversion of $1,000 original principal amount of debentures, if any, as described under " -- Conversion rights," and

                  o the average of the last reported sale prices of our common stock for the ten consecutive trading days immediately following the date of our notice of our election to deliver cash (the "cash settlement averaging period").

            o If we elect to satisfy in cash a fixed portion of the conversion obligation other than the entire obligation, or a percentage of the conversion obligation other than 100%, we will deliver to you such cash amount ("cash amount") and a number of shares equal to the excess, if any, of the number of shares equal to (i) the aggregate original principal amount of debentures to be converted divided by 1,000, multiplied by
                  (ii) the sum of the applicable conversion rate and the applicable number of additional shares issuable upon conversion of $1,000 original principal amount of debentures, if any, as described under " -- Conversion rights," over the number of shares equal to the sum, for each day of the cash settlement averaging period, of (x) 10% of the cash amount (other than cash for fractional shares of common stock), divided by (y) the last reported sale price of our common stock. In addition, we will pay cash for all fractional shares of common stock as described above.

      (2) Conversion after the final notice date or following a specified corporate transaction in connection with which you are entitled to additional shares. In the event that we receive your notice of conversion after the final notice date, we will not send individual notices of our election to satisfy all or any portion of the conversion obligation in cash. Instead, if we choose to satisfy all or any portion of the conversion obligation in cash, we will send a single notice to the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the final notice date. Settlement amounts will be computed in the same manner as set forth above under " -- Conversion on or prior to the final notice date" except that the "cash settlement averaging period" shall be the five consecutive trading days ending on the third trading day prior to the conversion date and, for purposes of the formula set forth in the third bullet point above, 20% shall be used instead of 10%. Settlement (in cash and/or shares) will occur on the business day following the final day of such cash settlement averaging period.

            In addition, if you elect to convert your debentures under " -- Conversion upon specified corporate transactions" and you are entitled to additional shares, we will not send individual notices of our election to satisfy all or any portion of the conversion obligation in cash. Instead, if we choose to satisfy all or any portion of the conversion obligation in cash, we will send a single notice to the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) in connection with the announcement of the relevant corporate transaction. Settlement amounts will be computed in the same manner as set forth above under " -- Conversion on or prior to the final notice date" except that (a) the reference to the average of the last reported sale prices of our common stock during the cash settlement averaging period in the second bullet point above shall mean the "stock price" used to determine the number of additional shares, (b) (i) the "cash settlement averaging period" referred to in the third bullet point above shall be the five consecutive trading days up to but not including the effective date of the relevant corporate transaction and (ii) if holders of our common stock receive only cash in such corporate transaction, the "last reported sale price of our common stock" referred to in clause (y) of the third bullet point above shall be deemed to be equal to such cash received per share, and (c) for purposes of the formula set forth above in the third bullet point above, 20% shall be used instead of 10%. Settlement will occur as promptly as practicable after the later of the conversion date and the effective date of the relevant corporate transaction.

            "Trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded.

      (3) Conversion after irrevocable election to pay principal in cash. On July 29, 2004, we irrevocably elected, by notice to the trustee and the holders of the debentures, to satisfy in cash 100% of the accreted principal amount of debentures converted. As a result of this election, any reference in this prospectus to satisfying 100% of the accreted principal amount in common stock or a combination of cash and common stock shall be superseded by the provisions of this paragraph. We still may satisfy the remainder of our conversion obligation to the extent it exceeds the accreted principal amount in cash or common stock or a combination of cash and common stock. If we choose to satisfy all or a portion of the remainder of our conversion obligation in cash, we will provide notice of our election in the same manner as set forth above under either " -- Conversion on or prior to the final notice date" or " -- Conversion after the final notice date," whichever is applicable. If we choose to satisfy all of the remainder of our conversion obligation in common stock, notice of our election to deliver cash for the accreted principal amount will be deemed to have been provided on the last date of the cash settlement notice period and your notice of conversion will not be retractable. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under " -- Conversion on or prior to the final notice date" and " -- Conversion after the final notice date or following a specified corporate transaction in connection with which you are entitled to additional shares," as applicable.

CONVERSION UPON SATISFACTION OF MARKET PRICE CONDITION

      You may surrender your debentures for conversion during any fiscal quarter commencing after July 31, 2004, if the last reported sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 131.30% of the applicable conversion price per share of our common stock on such last trading day; provided that once such threshold is met, the debenture will thereafter be convertible at any time at the option of the holder, through maturity.

      The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

      Because the applicable conversion price of a debenture at any time is dependent upon the accreted principal amount of a debenture at that time, the conversion trigger prices for periods ending after June 15, 2011 are indicated in the following table at June 15 of each year beginning 2011.

                            CONVERSION TRIGGER PRICE

                                               APPLICABLE          CONVERSION
AS OF JUNE 15,                              CONVERSION PRICE     TRIGGER PRICES
--------------                              ----------------     --------------
2011.................................          $    53.35           $   70.05
2012.................................               55.24               72.52
2013.................................               57.19               75.09
2014.................................               59.20               77.74
2015.................................               61.30               80.48
2016.................................               63.46               83.32
2017.................................               65.70               86.26
2018.................................               68.02               89.31
2019.................................               70.42               92.46
2020.................................               72.91               95.73
2021.................................               75.48               99.11
2022.................................               78.15              102.61
2023.................................               80.91              106.23
2024.................................               83.76              109.98
2025.................................               86.72              113.86
2026.................................               89.78              117.88
2027.................................               92.95              122.04
2028.................................               96.23              126.35
2029.................................               99.63              130.81
2030.................................              103.15              135.43
2031.................................              106.79              140.21
2032.................................              110.56              145.16
2033.................................              114.46              150.29
2034.................................              118.50              155.60

      This table assumes no events have occurred that would require an adjustment to the conversion rate.

CONVERSION UPON SATISFACTION OF TRADING PRICE CONDITION

      You may surrender your debentures for conversion during the five business day period after any five consecutive trading day period in which the "trading price" per debenture, as determined following a request by a holder of debentures in accordance with the procedures described below, for each day of that period was less than 98% of the product of the conversion rate and the last reported sale price of our common stock for each day during such period (the "98% Trading Exception"); provided that if, on the date of any conversion pursuant to the 98% Trading Exception that is on or after June 15, 2029, the last reported sale price of our common stock is greater than the applicable conversion price but less than 131.30% thereof, then you will receive, in lieu of common stock based on the applicable conversion rate, an amount in cash, shares of our common stock, or a combination thereof, at our option, equal to the accreted principal amount of the debentures converted, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to but excluding the conversion date (a "principal value conversion"). Any common stock delivered upon a principal value conversion will be valued at the average of the last reported sale prices of our common stock for a five trading day period starting on the third trading day following the conversion date.

      For purposes of this provision, if the trustee cannot reasonably obtain at least one bid for $1,000,000 original principal amount of the debentures from a nationally recognized securities dealer, or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the debentures, then the trading price per debenture will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

      In connection with any conversion upon satisfaction of the above trading price condition, the trustee shall have no obligation to determine the trading price of the debentures unless we have requested such determination; and we shall have no obligation to make such request unless you provide us with reasonable evidence that the trading price per debenture would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the trustee to determine the trading price of the debentures beginning on the next trading day and on each successive trading day until the trading price per debenture is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

CONVERSION UPON NOTICE OF REDEMPTION

      If we call any or all of the debentures for redemption, you may convert any of your debentures that have been called for redemption at any time prior to the close of business on the second business day prior to the redemption date after which time your right to convert such debentures will expire, unless we fail to pay the redemption price.

CONVERSION UPON SPECIFIED CORPORATE TRANSACTIONS

      If we elect to:

      o distribute to all holders of our common stock rights or warrants entitling them to subscribe for or purchase, for a period expiring within 45 days after the date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution; or

      o distribute to all holders of our common stock assets, debt securities or rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we must notify holders of the debentures at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their debentures for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise will participate in the distribution without conversion. The "ex-dividend" date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

      In addition, if we are a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of our assets, in each case pursuant to which our common stock would be converted into (i) cash or property other than securities or (ii) cash, securities or other property, provided that in the case of clause (ii), such transaction also constitutes a fundamental change, a holder may surrender debentures for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction (or if such consolidation, merger, share exchange or transfer also constitutes a fundamental change, until the repurchase date corresponding to such fundamental change). At the effective time of the transaction referred to above or if we engage in certain reclassifications of our common stock, the right to convert a debenture into our common stock will be changed into a right to convert a debenture into the kind and amount of cash, securities or other property which a holder would have received if the holder had converted its debentures immediately prior to the applicable record date for such transaction. If we engage in any transaction described in the preceding sentence, the conversion rate will not be adjusted as described under " -- Conversion rate adjustments" below. If the transaction also constitutes a fundamental change, a holder can require us to redeem all or a portion of its debentures as described under " -- Repurchase of debentures by us at the option of the holder upon a fundamental change."

CONVERSION RATE ADJUSTMENTS

      The conversion rate is subject to adjustment as described below, except that we will not make any adjustments to the conversion rate if holders of the debentures participate in any of the transactions described below without having to convert their debentures.

      (1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

                                                 OS'
                   CR'=CR(0) X          --------------------
                                                OS(0)

            where,

            CR(0) = the conversion rate in effect immediately prior to such event

            CR'   = the conversion rate in effect immediately after such event

            OS(0) = the number of our shares of common stock outstanding immediately prior to such event

            OS'   = the number of our shares of common stock outstanding
                    immediately after such event

      (2) If we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 45 days to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of shares of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

                                              OS(O) + X
                   CR'=CR(O) X          --------------------
                                              OS(O) + Y

            where,

            CR(O) = the conversion rate in effect immediately prior to such event

            CR'   = the conversion rate in effect immediately after such event

            OS(O) = the number of our shares of common stock outstanding immediately prior to such event

            X     = the total number of shares of our common stock issuable
                    pursuant to such rights

            Y     = the number of shares of our common stock equal to the
                    aggregate price payable to exercise such rights divided by the average of the last reported sale prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the record date for the issuance of such rights

      (3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:

            o dividends, distributions and rights or warrants referred to in clause (1) or (2) above; and

            o     dividends or distributions paid exclusively in cash;

            then the conversion rate will be adjusted based on the following formula:

                                                    SP(O)
                             CR'=CR(O) X    --------------------
                                                SP(O) - FMV

            where,

            CR(O) = the conversion rate in effect immediately prior to such distribution

            CR'   = the conversion rate in effect immediately after such
                    distribution

            SP(O) = the average of the last reported sale prices of our common stock for the ten days prior to the business day immediately preceding the record date for such distribution

            FMV   = the fair market value (as determined by our board of
                    directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the record date for such distribution

            With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the conversion rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:

                                               FMV(O) + MP(O)
                             CR'=CR(O) X    --------------------
                                                     MP(O)

            where,

            CR(O) = the conversion rate in effect immediately prior to such distribution

            CR' = the conversion rate in effect immediately after such distribution

            FMV(O) = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 trading days after the effective date of the spin-off

            MP(O) = the average of the last reported sale prices of our common stock over the first 10 consecutive trading days after the effective date of the spin-off

            The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off.

      (4) If we make any cash dividend or distribution during any of our quarterly fiscal periods to all or substantially all holders of our common stock, in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.16 (appropriately adjusted from time to time for any share dividends on or subdivisions of our common stock) multiplied by the number of shares of common stock outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:

                                                    SP(O)
                             CR'=CR(O) x    --------------------
                                                  SP(O) - C

            where,

            CR(O) = the conversion rate in effect immediately prior to the record date for such distribution

            CR' = the conversion rate in effect immediately after the record date for such distribution

            SP(O) = the average of the last reported sale prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the record date of such distribution

            C     = the amount in cash per share we distribute to holders of our common stock that exceeds $0.16 (appropriately adjusted from time to time for any share dividends on, or subdivisions of, our common stock)

      (5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

                                                AC + (SP'xOS')
                             CR'=CR(O) x    --------------------
                                                 OS(O) x SP'

            where,

            CR(O) = the conversion rate in effect on the date such tender or exchange offer expires

            CR'   = the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires

            AC    = the aggregate value of all cash and any other consideration
                    (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer

            OS(O) = the number of shares of common stock outstanding immediately prior to the date such tender or exchange offer expires

            OS'   = the number of shares of common stock outstanding immediately after the date such tender or exchange offer expires

            SP'   = the average of the last reported sale prices of our common stock for the ten consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires

            If, however, the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

      Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

      In the event of:

      o     any reclassification of our common stock, or

      o     a consolidation, merger or combination involving us, or

      o a sale or conveyance to another person of all or substantially all of our property and assets,

in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, holders of debentures will generally be entitled thereafter to convert their debentures into the same type of consideration received by holders of our common stock immediately prior to one of these types of event.

      We are permitted to increase the conversion rate of the debentures by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We are required to give at least 15 days prior notice of any increase in the conversion rate. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. For discussion of the United States federal income tax treatment of an adjustment to the conversion rate of the debentures, see "Material United States federal income tax considerations -- Tax consequences to United States holders -- Constructive dividends."

      To the extent that we have a rights plan in effect upon conversion of the debentures into common stock, you will receive, in addition to the common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

      As used in this prospectus, "current market price" means the average of the last reported sale prices per share of our common stock for the 20 trading day period ending on the applicable date of determination (if the applicable date of determination is a trading day or, if not, then on the last trading day prior to the applicable date of determination), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the 20 trading period and ending on the applicable date of determination, of any event that would result in an adjustment of the conversion rate under the indenture.

      The applicable conversion rate will not be adjusted:

      o upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

      o upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

      o upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the debentures were first issued;

      o     for a change in the par value of the common stock; or

      o for accrued and unpaid interest (including contingent interest and additional amounts, if any).

      Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

      In the event of:

      o a taxable distribution to holders of shares of common stock that results in an adjustment to the conversion rate or

      o     an increase in the conversion rate at our discretion,

the holders of the debentures may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. In addition, non-U.S. holders of debentures in certain circumstances may be deemed to have received a distribution subject to United States federal withholding tax requirements. See "Material United States federal income tax considerations -- Tax consequences to United States holders -- Constructive dividends" and " -- Tax consequences to non-United States holders -- Debentures."

REPURCHASE OF DEBENTURES BY US AT THE OPTION OF THE HOLDER

      You have the right to require us to repurchase all or a portion of your debentures for cash on June 15, 2011, June 15, 2014, June 15, 2019, June 15, 2024 and June 15, 2029 (each, a "repurchase date").

      We are required to repurchase any outstanding debenture for which you deliver a written repurchase notice to the paying agent (which will initially be the trustee). This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day prior to the repurchase date. You may withdraw your repurchase notice at any time prior to the close of business on the business day prior to the repurchase date. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the debentures listed in the notice. Our repurchase obligation is subject to certain additional conditions described below.

      The repurchase price payable in respect of debentures to be repurchased on June 15, 2011, June 15, 2014, June 15, 2019, June 15, 2024 and June 15, 2029
will be equal to 100% of the accreted principal amount of the debentures to be repurchased plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) to but excluding the repurchase date.

      On or before the 20th business day prior to each repurchase date, we will provide to the trustee, the paying agent and all holders of debentures at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:

      o     the repurchase price;

      o     the name and address of the paying agent and the conversion agent;
            and

      o the procedures that holders must follow to require us to repurchase their debentures.

      Your notice electing to require us to repurchase debentures must state:

      o if certificated debentures have been issued, the debenture certificate numbers;

      o the portion of the original principal amount of debentures to be repurchased, which must be in integral multiples of $1,000; and

      o that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture.

      If your debentures are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

      No debentures may be repurchased at the option of holders if there has occurred and is continuing an event of default under the indenture, other than an event of default that is cured by the payment of the repurchase price of the debentures.

      You may withdraw any repurchase notice in whole or in part by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the repurchase date. The withdrawal notice must state:

      o     the original principal amount of the withdrawn debentures;

      o if certificated debentures have been issued, the certificate numbers of the withdrawn debentures; and

      o the original principal amount, if any, which remains subject to the repurchase notice.

      If your debentures are not in certificated form, your withdrawal notice must comply with appropriate DTC procedures.

      To receive payment of the repurchase price, you must either effect book-entry transfer of your debentures or deliver your debentures, together with necessary endorsements, to the office of the paying agent after delivery of your repurchase notice. Payment of the repurchase price for a debenture will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the debenture.

      If the paying agent holds money sufficient to pay the repurchase price of the debentures on the day immediately preceding the repurchase date, then, on and after the repurchase date:

      o the debentures will cease to be outstanding and interest will cease to accrue and the principal will cease to accrete (whether or not book-entry transfer of the debentures has been made or the debentures have been delivered to the paying agent); and

      o all other rights of the holders will terminate (other than the right to receive the repurchase price upon transfer or delivery of the debentures).

      We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase notice. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the debentures.

REPURCHASE OF DEBENTURES BY US AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

      If a fundamental change (as defined below in this section) occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase for cash any or all of your debentures, or any portion of the original principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The repurchase price we are required to pay is equal to 100% of the accreted principal amount of the debentures to be purchased plus accrued and unpaid interest (including contingent interest and additional amounts, if any) to but excluding the repurchase date.

      A "fundamental change" will be deemed to have occurred at the time after the debentures are originally issued that any of the following occurs:

      o a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all shares of our capital stock that are entitled to vote generally in the election of directors;

      o consummation of any share exchange, consolidation or merger of us or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than us or one or more of our subsidiaries, pursuant to which our common stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of our voting capital stock immediately prior to such transaction have directly or indirectly more than 50% of the aggregate voting power of all shares of capital stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a fundamental change;

      o continuing directors (as defined below) cease to constitute at least a majority of our board of directors;

      o our shareholders approve any plan or proposal for our liquidation or dissolution; or

      o our common stock or other common stock into which the debentures are convertible is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq National Market or another established automated over-the-counter trading market in the United States.

      "Continuing director" means a director who was a member of our board of directors on the date of the indenture or who becomes a director subsequent to that date and whose election, appointment or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

      A fundamental change will not be deemed to have occurred in respect of any of the foregoing, however, if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a fundamental change (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the debentures become convertible into such publicly traded securities, excluding cash payments for fractional shares.

      For purposes of the above paragraph the term "capital stock" of any person means any and all shares (including ordinary shares or American Depository Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

      On or before the 30th day after the occurrence of a fundamental change, we will provide to all holders of the debentures and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

      o     the events causing a fundamental change;

      o     the date of the fundamental change;

      o     the last date on which a holder may exercise the repurchase right;

      o     the fundamental change repurchase price;

      o     the fundamental change repurchase date;

      o     the name and address of the paying agent and the conversion agent;

      o the applicable conversion rate and any adjustments to the applicable conversion rate;

      o that the debentures with respect to which a fundamental change repurchase election has been given by the holder may be converted only if the holder withdraws the fundamental change repurchase election in accordance with the terms of the indenture; and

      o the procedures that holders must follow to require us to repurchase their debentures.

      To exercise the repurchase right, you must deliver prior to the close of business on the business day immediately preceding the repurchase date, subject to extension to comply with applicable law, the debentures to be repurchased, duly endorsed for transfer, together with a written repurchase election and the form entitled "Form of Fundamental Change Repurchase Notice" on the reverse side of the debentures duly completed, to the paying agent. Your repurchase election must state:

      o if certificated, the certificate numbers of your debentures to be delivered for repurchase;

      o the portion of the original principal amount of debentures to be repurchased, which must be $1,000 or an integral multiple thereof; and

      o that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture.

      If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

      You may withdraw any repurchase election (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

      o     the original principal amount of the withdrawn debentures;

      o if certificated debentures have been issued, the certificate numbers of the withdrawn debentures; and

      o the original principal amount, if any, which remains subject to the repurchase notice.

      If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

      We are required to repurchase the debentures no later than 30 days after the date of our notice of the occurrence of the relevant fundamental change subject to extension to comply with applicable law. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the debentures. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the debentures on the day immediately preceding the fundamental change repurchase date, then on the repurchase date:

      o the debentures will cease to be outstanding and interest will cease to accrue and the principal amount will cease to accrete (whether or not book-entry transfer of the debentures is made or whether or not the debenture is delivered to the paying agent); and

      o all other rights of the holders will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the debentures).

      We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase of debentures upon a fundamental change. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the debentures.

      The rights of the holders to require us to repurchase their debentures upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other offerings of debt securities similar to the debentures that have been marketed by the initial purchasers of the debentures. The terms of the fundamental change repurchase feature resulted from negotiations between the initial purchasers and us.

      The term "fundamental change" is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the debentures upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

      No debentures may be repurchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default under the indenture, other than an event of default that is cured by the payment of the fundamental change repurchase price of the debentures.

      The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the debentures to require us to repurchase its debentures as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

      If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price or we may be prohibited from doing so under the terms of our then-existing indebtedness. See "Risk Factors" under the caption "Risks Related to the Debentures -- We may not have the ability to raise the funds necessary to purchase the debentures upon a fundamental change or other purchase date, as required by the indenture governing the debentures." Our failure to purchase the debentures when required following a fundamental change would constitute an event of default under the indenture with respect to the debentures. In addition, we have incurred and may in the future incur, other indebtedness with similar change in control provisions permitting holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

MERGER AND SALE OF ASSETS BY US

      The indenture provides that we may not consolidate with or merge with or into any other person or sell, convey, transfer or lease our properties and assets substantially as an entirety to another person, unless:

      o we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

      o the successor person assumes all of our obligations under the debentures and the indenture;

      o immediately after giving effect to such transaction, there is no event of default or event that, with notice or passage of time or both, would become an event of default; and

      o we have delivered to the trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with these requirements.

      Upon any permitted consolidation, merger, sale, conveyance, transfer or lease, the resulting, surviving or transferee person shall succeed to and be substituted for us, and may exercise our rights and powers under the indenture and the debentures, and after any such contemplated transaction, we will be relieved of all obligations and covenants under the indenture and the debentures.

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

EVENTS OF DEFAULT; NOTICE AND WAIVER

      The following constitute events of default under the indenture:

      o we fail to pay the accreted principal amount of the debentures when due at maturity, upon redemption, upon repurchase or otherwise;

      o we fail to pay any interest (including contingent interest and additional amounts, if any) on the debentures when due and such failure continues for a period of 30 days;

      o we fail to provide notice of the occurrence of a fundamental change on a timely basis;

      o default in our obligation to convert the debentures into shares of our common stock, cash or a combination of cash and common stock upon exercise of a holder's conversion right and such default continues for a period of 10 days;

      o default in our obligation to repurchase the debentures at the option of a holder upon a fundamental change or on any other repurchase date;

      o default in our obligation to redeem the debentures after we have exercised our option to redeem;

      o we fail to perform or observe any of the covenants in the indenture for 60 days after written notice to us from the trustee or the holders of at least 25% in original principal amount of the outstanding debentures;

      o there occurs an event of default with respect to our or any of our subsidiaries' indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least $25 million, whether such indebtedness now exists or is hereafter incurred, which default or defaults:

            o shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

            o shall constitute the failure to pay such indebtedness at the final stated maturity thereof (after expiration of any applicable grace period);

      o any final judgment or judgments for the payment of money in excess of $25 million (to the extent not covered by insurance as to which the insurer does not dispute coverage) shall be rendered against us and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

      o certain events involving our bankruptcy, insolvency or reorganization.

      The trustee may withhold notice to the holders of the debentures of any default, except defaults in payment of principal or interest (including contingent interest or additional amounts, if any) on the debentures. However, the trustee must consider it to be in the interest of the holders of the debentures to withhold this notice.

      If an event of default occurs and continues, the trustee or the holders of at least 25% in aggregate original principal amount of the outstanding debentures may declare the accreted principal amount of and accrued and unpaid interest (including contingent interest and additional amounts, if any) on the outstanding debentures to be immediately due and payable. In case of certain events of bankruptcy or insolvency involving us, the accreted principal amount of and accrued and unpaid interest (including contingent interest and additional amounts, if any) on the debentures will automatically become due and payable. However, if we cure all defaults, except the nonpayment of accreted principal amount or interest (including contingent interest and additional amounts, if any) that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the aggregate original principal amount of outstanding debentures may waive these past defaults.

      The holders of a majority of outstanding aggregate original principal amount of debentures have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

      No holder of the debentures may pursue any remedy under the indenture, except in the case of a default in the payment of the accreted principal amount of or interest (including contingent interest or additional amounts, if any) on the debentures, unless:

      o the holder has given the trustee written notice of an event of default;

      o the holders of at least 25% in the aggregate original principal amount of outstanding debentures make a written request, and offer reasonable indemnity, to the trustee to pursue the remedy;

      o the trustee does not receive an inconsistent direction from the holders of a majority in original principal amount of the debentures;

      o the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and

      o the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

      A default in the payment of the debentures, or a default with respect to the debentures that causes them to be accelerated, may give rise to a cross-default under our credit facilities or other indebtedness.

MODIFICATION AND WAIVER

      The consent of the holders of a majority in aggregate original principal amount of the outstanding debentures is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding debenture if it would:

      o     extend the fixed maturity of any debenture;

      o reduce the rate or extend the time for payment of interest (including contingent interest or additional amounts, if any) on any debenture;

      o reduce the original principal amount or accreted principal amount of any debenture or the accretion rate on the debentures;

      o reduce any amount payable upon redemption or repurchase of any debenture;

      o affect our obligation to redeem any debentures on a redemption date in a manner adverse to such holder;

      o affect our obligation to repurchase any debenture at the option of the holder in a manner adverse to such holder;

      o affect our obligation to repurchase any debenture upon a fundamental change in a manner adverse to such holder;

      o impair the right of a holder to institute suit for payment on any debenture;

      o     change the currency in which any debenture is payable;

      o impair the right of a holder to convert any debenture or reduce the number of common shares, the amount of cash or the amount of any other property receivable upon conversion;

      o     reduce the quorum or voting requirements under the indenture;

      o subject to specified exceptions, modify certain of the provisions of the indenture relating to modification or waiver of provisions of the indenture; or

      o reduce the percentage in original principal amount of debentures required for consent to any modification of the indenture.

      We are permitted to modify certain provisions of the indenture without the consent of the holders of the debentures, including to:

      o     secure any debentures;

      o     evidence the assumption of our obligations by a successor person;

      o     add covenants for the benefit of the holders of debentures;

      o cure any ambiguity or correct any error in the indenture, so long as such action will not adversely affect the interests of holders, provided that any such amendment made solely to conform the provisions of the indenture to this prospectus will be deemed not to adversely affect the interests of holders;

      o     establish the forms or terms of the debentures;

      o     evidence the acceptance of appointment by a successor trustee;

      o qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; and

      o make other changes to the indenture or forms or terms of the debentures, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the debentures.

CALCULATIONS IN RESPECT OF DEBENTURES

      We are responsible for making all calculations called for under the indenture. These calculations include, but are not limited to, determinations of the market prices of our common stock and the debentures, the accreted principal amount and the amount of accrued interest (including contingent interest and additional amounts, if any) payable on the debentures and the applicable conversion price of the debentures. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of debentures. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of debentures upon the request of that holder.

INFORMATION CONCERNING THE TRUSTEE

      We have appointed Union Bank of California, N.A., the trustee under the indenture, as initial paying agent, conversion agent, debenture registrar and custodian for the debentures. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

GOVERNING LAW

      The debentures and the indenture are governed by, and construed in accordance with, the laws of the State of New York.

FORM, DENOMINATION, EXCHANGE, REGISTRATION AND TRANSFER

      The debentures have been issued:

      o     in fully registered form;

      o     without interest coupons; and

      o in denominations of $1,000 original principal amount and integral multiples of $1,000.

      Holders may present debentures for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which is initially the Corporate Trust Office of the trustee in The City of Los Angeles.

PAYMENT AND PAYING AGENT

      We will maintain an office where we will pay the accreted principal on the debentures and you may present the debentures for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest by check mailed to your address as it appears in the debenture register, provided that if you are a holder with an aggregate original principal amount in excess of $2.0 million, you will be paid, at your written election, by wire transfer in immediately available funds.

      However, payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

NOTICES

      Except as otherwise described herein, notice to registered holders of the debentures will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

RULE 144A INFORMATION REQUEST

      We will furnish to the holders or beneficial holders of the debentures or the underlying common stock and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

                               REGISTRATION RIGHTS

      On June 22, 2004, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed for the benefit of the holders of the debentures and the common stock issuable upon conversion of the debentures that we will, at our cost use our reasonable best efforts to keep the shelf registration statement effective until the earlier of:

      o the expiration of the period referred to in Rule 144(k) of this Securities Act with respect to the debentures held by non-affiliates of Kellwood; and

      o such time as all of the debentures and the common stock issuable upon conversion thereof cease to be outstanding or have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force.

      We may suspend the effectiveness of the shelf registration statement or the use of this prospectus during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any such suspension period shall not exceed an aggregate of 120 days in any 12-month period. In addition, holders will be unable to use the registration statement if we have filed a post-effective amendment to the registration statement for the purpose of adding holders to the registration statement until the post-effective amendment is declared effective, and this inability will not be subject to the 120-day limit referred to above or the payment of additional amounts discussed below.

      We will pay predetermined additional amounts to holders of debentures if the shelf registration statement is not timely filed or made effective within specified time periods or if the prospectus is unavailable for periods in excess of those permitted above. Those additional amounts will accrue until a failure to file or become effective or unavailability is cured in respect of any debentures at a rate equal to 0.25% per annum of the outstanding original principal amount thereof for the first 90 days after the occurrence of the event and 0.50% per annum of the outstanding original principal amount thereof after the first 90 days.

      The additional amounts will accrue from and including the date on which the registration default occurs to but excluding the date on which all registration defaults have been cured. We will have no other liabilities for monetary damages with respect to our registration obligations, except that if we breach, fail to comply with or violate some provisions of the registration rights agreement, the holders of the debentures may be entitled to equitable relief, including injunction and specific performance. If a holder converts some or all of its debentures into shares of common stock, the holder will not be entitled to receive additional amounts on such shares of common stock.

      Upon any sale of the debentures or common stock issued upon conversion of the debentures, a holder will be required to deliver a notice of such sale in substantially the form attached as an exhibit to the registration rights agreement.

      The foregoing summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to all of the provisions of the registration rights agreement. Because the foregoing is only a summary, it does not contain all the information that you may find useful. For further information you should read the registration rights agreement. The registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part and you may obtain a copy of that agreement as described below under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

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

                                BOOK-ENTRY SYSTEM

      Debentures are evidenced by two global debentures. We have deposited the global debenture or debentures with DTC and registered the global debentures in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

      Beneficial interests in a global debenture may be held through organizations that are participants in DTC (called "participants"). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global debenture to such persons may be limited.

      Beneficial interests in a global debenture held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called "indirect participants"). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global debenture, Cede & Co. for all purposes will be considered the sole holder of such global debenture. Except as provided below, owners of beneficial interests in a global debenture will:

      o not receive physical delivery of certificates in definitive registered form; and

      o     not be considered holders of the global debenture.

      We will pay interest (including contingent interest and additional amounts, if any) on and the redemption price and the repurchase price of a global debenture to Cede & Co., as the registered owner of the global debenture, by wire transfer of immediately available funds on each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

      o for the records relating to, or payments made on account of, beneficial ownership interests in a global debenture; or

      o for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of debentures, including the presentation of debentures for conversion, only at the direction of one or more participants to whose account with DTC interests in the global debenture are credited, and only in respect of the accreted principal amount of the debentures represented by the global debenture as to which the participant or participants has or have given such direction.

      DTC has advised us that it is:

      o a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

      o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

      o a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

      DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, DTC has ceased to be a clearing agency registered under the Exchange Act or an event of default has occurred and is continuing, we will issue debentures in certificated form in exchange for global debentures. In addition, beneficial interests in a global debenture may be exchanged for a certificated debenture upon the reasonable request of any beneficial holder on terms acceptable to us, the trustee and the depositary. The indenture permits us to determine at any time and in our sole discretion that debentures shall no longer be represented by global debentures. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global debenture at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn.

                          DESCRIPTION OF CAPITAL STOCK

      The following summary description of our capital stock is qualified in its entirety by reference to applicable provisions of the Delaware General Corporation Law and our Restated Certificate of Incorporation, as amended (our "Charter"), and our Bylaws. The complete text of our Charter and Bylaws is on file with the Securities and Exchange Commission.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

      Our authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value per share, and 500,000 shares of preferred stock, $0.01 par value per share. On March 4, 2006, there were 25,634,724 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

COMMON STOCK

      The holders of common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors. In the election of directors, our stockholders are entitled to cumulate their votes. Stockholders are entitled to receive such dividends, if any, as may be declared by the Board of Directors out of available funds. Upon our liquidation, holders of our common stock are entitled to share equally and ratably in the assets remaining, if any, after payment of all debts and liabilities upon our winding up and dissolution, subject to the rights of the holders of any outstanding preferred stock. The common stock is not subject to redemption or to any liability for further calls. American Stock Transfer and Trust Company is the transfer agent and registrar for the common stock.

PREFERRED STOCK

      Under our Charter, our Board of Directors is authorized to create, without stockholder approval, and issue up to 500,000 shares of preferred stock in one or more series and to determine the rights and preferences of each series, to the extent permitted by the Charter. The ability of the Board of Directors to issue preferred stock provides us flexibility in connection with possible acquisitions and other corporate purposes. However, the ability of the Board of Directors to issue preferred stock could, among other things, adversely affect the voting power of holders of common stock. We have reserved 300,000 shares of Series A Junior Preferred stock, $0.01 par value per share, for issuance in connection with our preferred stock purchase rights described below.

PREEMPTIVE RIGHTS

      No holder of any share of common stock or preferred stock has any preemptive right to subscribe to any of our securities.

CERTAIN ANTI-TAKEOVER EFFECTS OF OUR CHARTER AND BYLAWS

      Our Charter and Bylaws contain provisions which may have the effect of delaying or preventing a change in control of us.

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

CLASSIFIED BOARD OF DIRECTORS

      Our Charter provides for a classified Board of Directors with two-year staggered terms. The classification of directors will make it more difficult to change the composition of our Board of Directors. The classification provisions could have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and the holders of our common stock and the debentures. In addition, the classification of our Board of Directors could increase the likelihood that incumbent directors will retain their positions. Accordingly, holders of our common stock could be deprived of certain opportunities to sell their shares at a higher market price than they might otherwise obtain.

NUMBER OF DIRECTORS; FILLING VACANCIES; REMOVAL OF DIRECTORS

      Our Charter provides that our Board of Directors will fix the number of directors. In addition, our Charter provides that any vacancy that results from an increase in the number of directors, or for any other reason, may be filled by a majority of directors then in office, though less than a quorum. Accordingly, our Board of Directors could prevent a holder of our common stock from increasing the size of the Board of Directors and filling the newly created directorships with that stockholder's own nominees. Our Charter also provides that stockholders may remove an incumbent director only for "cause", and then only upon the affirmative vote of at least 75% of the outstanding shares entitled to vote on the election of directors. "Cause" is defined as conviction of a felony which is no longer subject to direct appeal or adjudication of liability for negligence or misconduct in the performance of a director's duty to us which is no longer subject to direct appeal.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

      Our Charter prohibits stockholder action by written consent in lieu of a meeting. Our Bylaws do not permit stockholders to call special meetings of the stockholders. The provisions of our Charter prohibiting stockholder action by written consent may have the effect of delaying or preventing consideration of a stockholder proposal. These provisions would also prevent the holders of a majority of our common stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal by calling a special meeting of stockholders.

ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS REQUIRED

      Our Bylaws establish an advance notice procedure and information requirements for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. These provisions may preclude a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. In addition, these procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal.

AMENDMENT OF CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS

      Our Charter requires the affirmative vote of the holders of 75% of each class of our outstanding shares of capital stock to amend the provisions of our Charter relating to:

      o     the classified Board of Directors;

      o the ability of the Board of Directors to fix the number of directors and to fill certain vacancies on the Board of Directors;

      o the inability of stockholders to remove directors other than for cause;

      o the super-majority vote of stockholders required to amend the Bylaws;

      o     the prohibition of stockholder action without a meeting; and

      o     restrictions on certain business combinations.

      Our Bylaws may be amended by the affirmative vote of a majority of the Board of Directors at any meeting of the Board or by the affirmative vote of the holders of at least 75% of the shares entitled to vote thereon at any meeting of the stockholders.

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

      These super-majority voting requirements have the effect of making more difficult any amendment by stockholders of the Bylaws or of any of the provisions of the Charter described above, even if a majority of our stockholders believe that an amendment would be in their best interests.

RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS

      Under our Charter, certain business combinations and other significant corporate transactions involving us and any beneficial owner of more than 25% of our outstanding voting shares (a "Substantial Stockholder") must be approved by at least 75% of our outstanding shares entitled to vote thereon, in addition to any affirmative vote required by law or under any other provision of the Charter, unless such transaction has been approved by our Board of Directors or unless our stockholders shall receive consideration for the transaction not less than the highest per share price paid by the Substantial Stockholder in acquiring any shares of our stock.

DELAWARE TAKEOVER STATUTE

      As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, in general and subject to the exceptions specified in that section, a corporation may not engage in any business combination with any interested stockholder, as defined, for a three-year period following the time that such stockholder became an interested stockholder unless:

      o prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

      o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

      o at or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

      Subject to exceptions specified in Section 203 of the Delaware General Corporation Law, an "interested stockholder" is defined, in general, to include:

      o any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether that person is an interested stockholder; and

      o the affiliates and associates of any person described in the preceding bullet point.

      Section 203 of the Delaware General Corporation Law may make it more difficult for a person who would be an interested stockholder to effect various business combinations with us.

DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS

      A dividend of one Series A Junior Preferred Stock purchase right (a "Right") per share of common stock was distributed to stockholders in June, 1986 so that each share of common stock now also represents a Right to buy 1/100th of a share of Series A Junior Preferred Stock from Kellwood for $100. The Rights were issued pursuant to a Rights Agreement, dated as of June 11, 1986, as amended as of August 21, 1990, as of May 31, 1996, and as further amended as of November 21, 2002, between us and Boatmen's Trust Company, as successor to Centerre Trust Company of St. Louis, as Rights Agent. The Rights expire on June 11, 2006. The following summary of certain terms of the Rights is qualified in its entirety by reference to the current Rights Agreement, as amended, which is on file with the Securities and Exchange Commission.


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      The Rights are not exercisable or transferable apart from the common stock until the earlier of (i) ten days following the public announcement that a person or group of affiliated or associated persons (other than us or our subsidiaries or any of our employee benefit plans) (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock (the "Stock Acquisition Date") or (ii) ten days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer if, upon consummation thereof, such person or group (other than us, our subsidiaries or any of our employee benefit plans) would be the beneficial owner of 15% or more of the outstanding shares of common stock (the earlier of such dates being the "Distribution Date").

      In the event that, on or after a Distribution Date, an Acquiring Person becomes a 15% or more holder, each Right holder, except the Acquiring Person, has the right to receive, upon exercise at the then current exercise price, shares of common stock (or, under certain circumstances, cash, property or other securities) valued at twice the then applicable exercise price of the Right. Similarly, on or after the Distribution Date, the Rights may be exercisable at the then current exercise price for the other party's stock (or assets) having a value of twice the exercise price if we are acquired in a merger or other business combination where we do not survive or we survive with a change or exchange of shares of our common stock or if 50% or more of our assets, earning power or cash flow is sold or transferred. Generally, Rights may be redeemed by us for $0.05 each prior to earlier of the tenth day following the Stock Acquisition Date or the expiration date (subject to extension by us).

      The exercise price and the number of units of Series A Junior Preferred Stock or other securities or property issued upon exercise of the Rights are subject to adjustment to prevent dilution in the event of (i) a stock dividend, subdivision, combination or reclassification of the Series A Junior Preferred Stock, (ii) the grant to Series A Junior Preferred stockholders of certain rights or warrants, or (iii) the distribution to Series A Junior Preferred stockholders of debt or assets, other than regular quarterly cash dividends, or of certain rights or warrants. With certain exceptions, no adjustments will be made until cumulative adjustments equal or exceed a 1% adjustment. The Series A Junior Preferred Stock carries significant dividend, liquidation and voting rights.

      The Rights Agreement exempts from its application any acquisition by an underwriter for the purpose of resale in a public distribution.

      Until the Rights become exercisable, they are evidenced by the common stock certificates and are transferable only with such certificates.

      The Rights Agreement may be amended by a super-majority vote of our Board of Directors, provided that no amendment may be made if the effect of such amendment would adversely affect the holders of the Rights.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

      The following is a summary of material United States federal income tax consequences of the purchase, ownership, conversion, or other disposition of the debentures by a holder of the debentures, and of the common stock received upon conversion of the debentures. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including retroactive changes) or possible differing interpretations. The discussion below deals only with debentures held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding the debentures in a tax-deferred or tax-advantaged account, persons subject to the alternative minimum tax, or persons holding the debentures as a hedge against currency risks, as a position in a "straddle" or as part of a "hedging" or "conversion" transaction for tax purposes.

      We do not address all of the tax consequences that may be relevant to an investor in the debentures. In particular, we do not address:

      o the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of the debentures;

      o the United States federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of the debentures;


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      o     U.S. holders (as defined below) who hold the debentures whose functional currency is not the United States dollar; or

      o any state, local or foreign tax consequences of the purchase, ownership or disposition of the debentures.

      Persons considering the purchase of the debentures should consult their own tax advisors concerning the application of the United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the debentures, and common stock received upon conversion of the debentures arising under the laws of any other taxing jurisdiction.

      A U.S. holder is a beneficial owner of the debentures who or which is:

      o     a citizen or individual resident of the United States, as defined in
            Section 7701(b) of the Internal Revenue Code of 1986, as amended (which we refer to as the Code);

      o a corporation or partnership, including any entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise;

      o an estate if its income is subject to United States federal income taxation regardless of its source; or

      o a trust if (1) a United States court can exercise primary supervision over its administration, and (2) one or more United States persons have the authority to control all of its substantial decisions.

      Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to such date, may also be treated as U.S. holders. A Non-U.S. holder is a beneficial owner of the debentures other than a U.S. holder.

      No statutory or judicial authority directly addresses the treatment of the debentures or instruments similar to the debentures for United States federal income tax purposes. The Internal Revenue Service (the "IRS") has issued a revenue ruling with respect to instruments similar to the debentures. To the extent it addresses the issue, this ruling supports certain aspects of the treatment described below. No ruling has been or is expected to be sought from the IRS with respect to the United States federal income tax consequences of the issues that are not addressed in the revenue ruling. The IRS would not be precluded from taking contrary positions. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.

      WE URGE PROSPECTIVE INVESTORS TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBENTURES AND OUR COMMON STOCK IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE DEBENTURES

      Pursuant to the terms of the indenture, each holder of debentures has agreed to treat the debentures, for United States federal income tax purposes, as debt instruments that are subject to the special regulations governing contingent payment debt instruments (which we refer to as the CPDI regulations) and to be bound by our application of the CPDI regulations to the debentures, including our determination of the rate at which interest will be deemed to accrue on the debentures and the related "projected payment schedule" determined by us. In addition, under the indenture, each holder is deemed to have agreed to treat the fair market value of our common stock received by such holder upon conversion of the debentures as a contingent payment and to accrue interest with respect to the debentures as tax original issue discount for United States federal income tax purposes according to the "noncontingent bond method" set forth in Section 1.1275-4(b) of the Treasury regulations, using the comparable yield (as defined below) compounded semiannually and the projected payment schedule determined by us. The remainder of this discussion assumes the debentures will be treated in accordance with the aforementioned agreements and our determinations.


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      Notwithstanding the issuance of the revenue ruling discussed above, the application of the CPDI regulations to instruments such as the debentures is uncertain in several respects, and, as a result, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the debentures. In particular, a holder might be required to accrue interest income at a higher or lower rate, might not recognize income, gain or loss upon conversion of the debentures into shares of our common stock, and might recognize capital gain or loss, rather than ordinary income or loss, upon a taxable disposition of the debentures. Holders should consult their tax advisors concerning the tax treatment of holding the debentures.

TREATMENT OF U.S. HOLDERS

      ACCRUAL OF INTEREST ON THE DEBENTURES

      Pursuant to the CPDI regulations, a U.S. holder is required to accrue interest income on the debentures, which we refer to as tax original issue discount, in the amounts described below, regardless of whether the U.S. holder uses the cash or accrual method of tax accounting. Accordingly, U.S. holders will likely be required to include interest in taxable income in each year in excess of the accruals on the debentures for non-tax purposes (i.e., in excess of the stated semiannual interest paid or accrued on the debentures and any contingent interest payments) actually received or accrued in that year.

      The CPDI regulations provide that a U.S. holder must accrue an amount of ordinary interest income, as tax original issue discount for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the debentures that equals:

            (1) the product of (i) the adjusted issue price (as defined below)
                of the debentures as of the beginning of the accrual period and (ii) the comparable yield (as defined below) of the debentures, adjusted for the length of the accrual period;

            (2) divided by the number of days in the accrual period; and

            (3) multiplied by the number of days during the accrual period that the U.S. holder held the debentures.

      The debentures' issue price is the first price at which a substantial amount of the debentures was sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a debenture is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any projected payments (as defined below) previously made (including payments of stated semiannual cash interest) with respect to the debentures.

      Under the CPDI regulations, we are required to establish the "comparable yield" for the debentures. The comparable yield for the debentures is the annual yield we would pay, as of the initial issue date, on a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the debentures. We intend to take the position that the comparable yield for the debentures is 7.65%, compounded semiannually. The precise manner of calculating the comparable yield, however, is not entirely clear. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us. Moreover, the projected payment schedule could differ materially from the projected payment schedule provided by us.

      The CPDI regulations require that we provide to U.S. holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments, which we refer to as projected payments, on the debentures. This schedule must produce the comparable yield. The projected payment schedule includes the stated semiannual regular cash interest payable on the debentures until June 15, 2011, at the rate of 3.50% per annum, estimates for certain contingent interest payments and an estimate for a payment at maturity taking into account the conversion feature. In this regard, the fair market value of any common stock (and cash, if any) received by a holder upon conversion will be treated as a contingent payment.

      U.S. holders may also obtain the projected payment schedule by submitting a written request for such information to: Treasurer, Kellwood Company, at 600 Kellwood Parkway, Chesterfield, Missouri 63017.


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      THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS ARE NOT
DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE DETERMINATION OF A U.S. HOLDER'S INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE DEBENTURES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE ON THE DEBENTURES.

      Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Code.

      ADJUSTMENTS TO INTEREST ACCRUALS ON THE DEBENTURES

      As noted above, the projected payment schedule includes amounts attributable to the stated semiannual regular cash interest payable on the debentures until June 15, 2011. Accordingly, the receipt of this interest will not be separately taxable to U.S. holders. If, during any taxable year, a U.S. holder receives actual payments with respect to the debentures for that taxable year that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. holder will incur a "net positive adjustment" under the CPDI regulations equal to the amount of such excess. The U.S. holder will treat a "net positive adjustment" as additional interest income. For this purpose, the payments in a taxable year include the fair market value of property received in that year, including the fair market value of our common stock received upon conversion.

      If a U.S. holder receives in a taxable year actual payments with respect to the debentures for that taxable year that in the aggregate were less than the amount of projected payments for that taxable year, the U.S. holder will incur a "net negative adjustment" under the CPDI regulations equal to the amount of such deficit. This adjustment will (a) first reduce the U.S. holder's interest income on the debentures for that taxable year and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. holder's interest income on the debentures during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. A negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described in (a) and (b) will be carried forward and treated as a negative adjustment in the succeeding taxable year and will offset future interest income accruals in respect of the debentures or will reduce the amount realized on the sale, exchange, repurchase by us at the holder's option, conversion, redemption or retirement of the debentures.

      If a U.S. holder purchases debentures at a discount or premium to the adjusted issue price, the discount will be treated as a positive adjustment and the premium will be treated as a negative adjustment. The U.S. holder must reasonably allocate the adjustment over the remaining term of the debentures by reference to the accruals of tax original issue discount at the comparable yield or to the projected payments. It may be reasonable to allocate the adjustment over the remaining term of the debentures pro rata with the accruals of tax original issue discount at the comparable yield. You should consult your tax advisor regarding these allocations.

      SALE, EXCHANGE, CONVERSION, REPURCHASE, OR REDEMPTION

      Generally, the sale or exchange of a debenture, the repurchase of a debenture by us at the holder's option, or the redemption or retirement of a debenture for cash, will result in taxable gain or loss to a U.S. holder. As described above, our calculation of the comparable yield and the schedule of projected payments for the debentures includes the receipt of common stock upon conversion as a contingent payment with respect to the debentures. Accordingly, we intend to treat the receipt of our common stock by a U.S. holder upon the conversion of a debenture as a contingent payment under the CPDI regulations. Under this treatment, conversion also would result in taxable gain or loss to the U.S. holder. As described above, holders are deemed to have agreed to be bound by our determination of the comparable yield and the schedule of projected payments.

      The amount of gain or loss on a taxable sale, exchange, repurchase by us at the holder's option, conversion, redemption or retirement of a debenture would be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. holder, including the fair market value of any of our common stock received, and (b) the U.S. holder's adjusted tax basis in the debenture. A U.S. holder's adjusted tax basis in a debenture will generally be equal to the U.S. holder's original purchase price for the debenture, increased by any interest income previously accrued by the U.S. holder (determined without regard to any adjustments to interest accruals described above, other than adjustments to reflect a discount or premium to the adjusted issue price, if any), and decreased by the amount of any projected payments that have been previously made in respect of the debentures to the U.S. holder (without regard to the actual amount paid). Gain recognized upon a sale, exchange, repurchase by us at the holder's option, conversion, redemption or retirement of a debenture will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the debenture is held for more than one year). The deductibility of net capital losses by individuals and corporations is subject to limitations.


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      A U.S. holder's tax basis in our common stock received upon a conversion of a debenture will equal the then current fair market value of such common stock. The U.S. holder's holding period for the common stock received will commence on the day immediately following the date of conversion.

      CONSTRUCTIVE DIVIDENDS

      If at any time we were to make a distribution of cash or property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the antidilution provisions of the debentures, the conversion rate of the debentures were increased, such increase might be deemed to be the payment of a taxable dividend to holders of the debentures.

      For example, an increase in the conversion rate in the event of distributions of cash, our evidences of indebtedness or assets may result in deemed dividend treatment to holders of the debentures, but generally an increase in the event of stock dividends or the distribution of rights to subscribe for common stock would not be so treated.

      DIVIDENDS ON COMMON STOCK

      If we make cash distributions on our common stock, the distributions will generally be treated as dividends to a U.S. holder of our common stock to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles at the end of the tax year of the distribution, then as a tax-free return of capital to the extent of the U.S. holder's tax basis in the common stock, and thereafter as gain from the sale or exchange of that stock. Under recently enacted tax legislation, eligible dividends received in tax years beginning on or before December 31, 2008, will be subject to tax to a non-corporate U.S. holder at the special reduced rate generally applicable to long-term capital gains. A U.S. holder will be eligible for this reduced rate only if the U.S. holder has held our common stock for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date.

      DISPOSITION OF COMMON STOCK

      Upon the sale or other disposition of our common stock received on conversion of a debenture, a U.S. holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other disposition, and
(ii) the U.S. holder's tax basis in our common stock. That capital gain or loss will be long-term if the U.S. holder's holding period in respect of such stock is more than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations.

TREATMENT OF NON-U.S. HOLDERS

      THE DEBENTURES

      All payments on the debentures made to a Non-U.S. holder will be exempt from United States income or withholding tax provided that: (i) such Non-U.S. holder does not own, actually, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; (ii) the statement requirement set forth in section 871(h) or section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; (iii) such payments and gain are not effectively connected with the conduct by such Non-U.S. holder of a trade or business in the United States; and (iv) we are not a "United States real property holding corporation." We believe that we are not and do not anticipate becoming a "United States real property holding corporation." Notwithstanding the foregoing, if a Non-U.S. holder were deemed to have received a constructive dividend (see " -- Constructive Dividends" above), the Non-U.S. holder will generally be subject to United States federal withholding tax at a 30% rate, subject to a reduction by an applicable treaty, on the taxable amount of such dividend.

      The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a debenture certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person and provides its name and address or otherwise satisfies applicable documentation requirements. A holder of a debenture which is not an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the debentures on its own behalf may have substantially increased reporting requirements. In particular, in the case of debentures held by a foreign partnership (or certain foreign trusts), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.


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      THE COMMON STOCK

      Dividends paid to a Non-U.S. holder of common stock will generally be subject to withholding tax at a 30% rate subject to reduction (a) by an applicable treaty if the Non-U.S. holder provides an IRS Form W-8BEN certifying that it is entitled to such treaty benefits, or (b) upon receipt of an IRS Form W-8ECI from a Non-U.S. holder claiming that the payments are effectively connected with the conduct of a United States trade or business.

      A Non-U.S. holder will generally not be subject to United States federal income tax on gain realized on the sale or exchange of the common stock received upon conversion of debentures unless (a) the gain is effectively connected with the conduct of a United States trade or business of the Non-U.S. holder, (b) in the case of a Non-U.S. holder who is a non-resident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met, or (c) we will have been a United States real property holding corporation at any time within the shorter of the five-year period preceding such sale or exchange and the Non-U.S. holder's holding period in the common stock.

      INCOME EFFECTIVELY CONNECTED WITH A UNITED STATES TRADE OR BUSINESS

      If a Non-U.S. holder of the debentures or our common stock is engaged in a trade or business in the United States, and if interest on the debentures, dividends on our common stock, or gain realized on the sale, exchange, conversion or other disposition of the debentures or our common stock is effectively connected with the conduct of such trade or business, the Non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on such interest, dividends or gain in the same manner as if it were a U.S. holder. Such a Non-U.S. holder would be required to provide to the withholding agent a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

      BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

      We will comply with applicable information reporting requirements with respect to payments on the debentures and common stock. Payments of principal and interest (including tax original issue discount and a payment in common stock pursuant to a conversion of the debentures) on, and the proceeds of dispositions of, the debentures and payments of dividends on, and the proceeds of dispositions of, the common stock may be subject to United States federal backup withholding tax at the applicable statutory rate if the U.S. holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. A Non-U.S. holder may be subject to United States backup withholding tax on payments on, and the proceeds from a sale or other disposition of, the debentures or common stock unless the Non-U.S. holder complies with certification procedures to establish that it is not a United States person. Any amounts so withheld will be allowed as a credit against a holder's United States federal income tax liability and may entitle a holder to a refund, provided the required information is timely furnished to the IRS.

                             SELLING SECURITYHOLDERS

      The debentures offered hereby were originally issued by us on June 22, 2004 in a private placement. Pursuant to a purchase agreement that we and the initial purchasers entered into in connection with that offering, the initial purchasers agreed to offer and sell the debentures only to persons they reasonably believed to be "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act. The selling securityholders, which term includes their transferees, pledgees, donees and successors, may from time to time offer and sell pursuant to this prospectus any or all of the debentures and common stock issued upon conversion of the debentures.

      The table below sets forth information regarding the respective principal amounts of debentures and numbers of shares of common stock beneficially owned by the selling securityholders prior to this offering and the respective principal amounts and numbers of shares of common stock offered by the selling securityholders pursuant to this prospectus. This information, as well as the information appearing in the footnotes (other than footnotes (1) and (2)) to the following table, has been obtained from the selling securityholders and we have not independently verified this information. Except as may be indicated in the footnotes to the following table, none of the selling securityholders has had any position, office or other material relationship with us or any of our affiliates within the past three years. Because the selling securityholders may offer all or some portion of the debentures or the common stock issuable upon conversion of the debentures pursuant to this prospectus, no estimate can be given as to the amount of the debentures or common stock that will be held by the selling securityholders upon termination of this offering.


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      We have irrevocably elected to satisfy our conversion obligation in cash with respect to 100% of the accreted principal amount of debentures converted after July 29, 2004. We still may satisfy the remainder of our conversion obligation to the extent it exceeds the accreted principal amount in cash or common stock or a combination of cash and common stock. The amount of cash needed to satisfy our conversion obligation with respect to the debentures is based on the value of common stock that would be issuable upon conversion of the debentures if we did not make this cash election. The following table includes all shares of common stock that would have been issuable upon conversion of the debentures if we had not made this cash election and assumes full conversion of the debentures into shares of common stock at a conversion rate of 18.7434 shares of our common stock per $1,000 original principal amount of the debentures and a cash payment in lieu of any fractional share. However, this conversion rate is subject to adjustment as described under "Description of the Debentures -- Conversion rate adjustments." In no event will the total number of shares of common stock issuable upon conversion exceed 24.3665 per $1,000 original principal amount of debentures, subject to adjustments described in "Conversion rate adjustments." In addition, as described above under "Description of the Debentures -- Conversion rights," we may, under certain circumstances, become obligated to issue additional shares of common stock upon conversion of debentures. As a result of the adjustment features described under "Description of the Debentures -- Conversion rate adjustments" and the additional shares issuable described under "Description of the Debentures -- Conversion rights," the number of shares of common stock beneficially owned prior to this offering and the number of shares of common stock offered hereby may increase or decrease in the future. As described above under "Description of the Debentures -- Conversion rights," the debentures are convertible only in specified circumstances and as of the date of this prospectus were not convertible. Because the debentures are not currently convertible, and may not become convertible within the next 60 days, the selling securityholders may not be deemed to beneficially own the common stock issuable upon conversion of the debentures. The table below assumes that the debentures are convertible immediately.

      In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their debentures or common stock since the date on which they provided the information to us for inclusion in the following table. Amounts indicated in the table may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling securityholders provided to us the information regarding their debentures and common stock. In no event will the total amount of securities offered by this prospectus exceed the amount of $200,000,000 principal amount of debentures and underlying common stock registered pursuant to the registration statement of which this prospectus is a part.

                                                        PRINCIPAL AMOUNT
                                                          OF DEBENTURES       NUMBER OF SHARES         NUMBER OF
                                                          BENEFICIALLY         OF COMMON STOCK         SHARES OF
                                                         OWNED PRIOR TO         BENEFICIALLY            COMMON
                                                        THIS OFFERING AND      OWNED PRIOR TO        STOCK OFFERED
NAME OF SELLING SECURITYHOLDER(1)                        OFFERED HEREBY         THIS OFFERING           HEREBY
---------------------------------                      ------------------     -----------------      -------------
Akela Capital Master Fund, Ltd...................        $    15,000,000            281,151              281,151
Amaranth LLC(3)..................................        $     9,500,000            178,062              178,062
Argent LowLev Convertible Arbitrage Fund Ltd.....        $     2,060,000             38,611               38,611
Argent Classic Convertible Arbitrage Fund
  (Bermuda) Ltd..................................        $     2,390,000             44,796               44,796
Fore Plan Asset Fund, Ltd........................        $       320,000              5,997                5,997
Fore Convertible Master Fund, Ltd................        $     3,373,000             63,221               63,221
Guggenheim Portfolio Company VIII (Cayman) Ltd.(3)       $       560,000             10,496               10,496
Man Mac I Limited................................        $     1,247,000             23,373               23,373
Argent Classic Convertible Arbitrage Fund L.P....        $       370,000              6,935                6,935
Argent Classic Convertible Arbitrage Fund II,
  L.P............................................        $        60,000              1,124                1,124
Argent LowLev Convertible Arbitrage Fund
  LLC............................................        $       330,000              6,185                6,185
Argent LowLev Convertible Arbitrage Fund II, LLC.        $        30,000                562                  562
Class C Trading Company, Ltd.....................        $       120,000              2,249                2,249
Custom Investments PCC, Ltd......................        $        90,000              1,686                1,686
HFR CA Global Select Master Trust Account........        $        80,000              1,499                1,499
Lyxor Master Fund................................        $       150,000              2,811                2,811
Silver Convertible Arbitrage Fund, LDC...........        $        90,000              1,686                1,686
Xavex Convertible Arbitrage 2 Fund...............        $        50,000                937                  937
Xavex Convertible Arbitrage 10 Fund..............        $       180,000              3,373                3,373
American Fidelity Assurance Company..............        $       335,000              6,279                6,279
CALAMOS(R) Market Neutral Fund - CALAMOS(R)
  Investment Trust...............................        $     3,000,000             56,230               56,230

                                                        PRINCIPAL AMOUNT
                                                          OF DEBENTURES       NUMBER OF SHARES         NUMBER OF
                                                          BENEFICIALLY         OF COMMON STOCK         SHARES OF
                                                         OWNED PRIOR TO         BENEFICIALLY            COMMON
                                                        THIS OFFERING AND      OWNED PRIOR TO        STOCK OFFERED
NAME OF SELLING SECURITYHOLDER(1)                        OFFERED HEREBY         THIS OFFERING           HEREBY
---------------------------------                      ------------------     -----------------      -------------
City of Birmingham Retirement & Relief Fund......        $       750,000             14,057               14,057
Genesee County Employees' Retirement System......        $       385,000              7,216                7,216
HealthNow New York, Inc..........................        $       180,000              3,373                3,373
NORCAL Mutual Insurance Company..................        $       390,000              7,309                7,309
Physicians' Reciprocal Insurers Account #7.......        $     1,140,000             21,367               21,367
Attorney's Title Insurance Fund..................        $       125,000              2,342                2,342
Boilermakers Blacksmith Pension Trust............        $     1,275,000             23,897               23,897
Delta Airlines Master Trust......................        $       325,000              6,091                6,091
Duke Endowment...................................        $       275,000              5,154                5,154
Context Convertible Arbitrage Fund, L.P..........        $       950,000             17,806               17,806
Context Convertible Arbitrage Offshore, Ltd......        $     2,300,000             43,109               43,109
Lyxor/Context Fund Ltd.(3).......................        $       375,000              7,028                7,028
National Bank of Canada(3).......................        $       100,000              1,874                1,874
Royal Bank of Canada (Norshield)(3)..............        $       200,000              3,748                3,748
Univest Convertible Arbitrage Fund II, Ltd.
  (Norshield)....................................        $        75,000              1,405                1,405
MFS Mid Cap Value Fund a Series of MFS Series
  Trust XI(3)....................................        $     3,300,000             61,853               61,853
MFS Total Return Fund a Series of MFS Series
  Trust V(3).....................................        $     3,500,000             65,601               65,601
Mid Cap Value Series a Series of MFS/Sun Life
  Series Trust(3)................................        $       200,000              3,748                3,748
Deutsche Bank Securities Inc.(4).................        $     4,500,000             84,345               84,345
Grace Convertible Arbitrage Fund, Ltd............        $     5,500,000            103,088              103,088
McMahan Securities Co. L.P.(4)...................        $     1,250,000             23,429               23,429
Tribeca Investments Ltd..........................        $    14,000,000            262,407              262,407
FrontPoint Convertible Arbitrage Fund, L.P.......        $     7,250,000            135,889              135,889
JMG Capital Partners, LP.........................        $     2,250,000             42,172               42,172
KBC Financial Products USA Inc.(4)...............        $       375,000              7,028                7,028
Sturgeon Limited.................................        $       546,000             10,233               10,233
BNP Paribas Equity Strategies SNC(3).............        $     2,626,000             49,220               49,220
CooperNeff Convertible Strategies (Cayman) Master
  Fund, LP.......................................        $     2,184,000             40,935               40,935
Lyxor/Convertible Arbitrage Fund Limited.........        $       449,000              8,415                8,415
Singlehedge US Convertible Arbitrage Fund........        $       695,000             13,026               13,026
AmerUs Life Insurance Co.........................        $     4,500,000             84,345               84,345
American Investors Life Insurance Co.............        $       675,000             12,651               12,651
Bankers Life Insurance Company of New York.......        $       200,000              3,748                3,748
Indianapolis Life Insurance Co...................        $    14,000,000            262,407              262,407
Huntrise Capital Leveraged Partners, LLC.........        $        50,000                937                  937
Inflective Convertible Opportunity Fund I, Ltd...        $        50,000                937                  937
Lyxor/Inflective Convertible Opportunity Fund
  Limited........................................        $     1,300,000             24,366               24,366
Inflective Convertible Opportunity Fund I, L.P...        $       700,000             13,120               13,120
JMG Triton Offshore Fund, Ltd....................        $     4,750,000             89,031               89,031
HBK Master Fund, L.P.(3).........................        $     5,000,000             93,717               93,717
Calyon Securities (USA) Inc.(3)(4)...............        $     7,000,000            131,203              131,203
UBS Securities LLC(4)............................        $     1,240,000             23,241               23,241
Consulting Group Capital Markets Funds...........        $       850,000             15,931               15,931
Highbridge International LLC(3)..................        $    20,000,000            374,868              374,868
Forest Global Convertible Fund, Ltd., Class A-5..        $     2,665,000             49,951               49,951
Xavex Convertible Arbitrage 4 Fund...............        $       401,000              7,516                7,516
Sphinx Convertible Arbitrage SPC.................        $     1,458,000             27,327               27,327
HFR RVA Select Performance Master Trust..........        $     1,296,000             24,291               24,291
HFR CA Global Opportunity Master Trust...........        $     1,300,000             24,366               24,366
Lyxor/Forest Fund Limited........................        $     4,318,000             80,934               80,934
Forest Multi-Strategy Master Fund SPC on behalf
  of Multi-Strategy Segregated Portfolio.........        $     7,324,000            137,276              137,276

                                                        PRINCIPAL AMOUNT
                                                          OF DEBENTURES       NUMBER OF SHARES         NUMBER OF
                                                          BENEFICIALLY         OF COMMON STOCK         SHARES OF
                                                         OWNED PRIOR TO         BENEFICIALLY            COMMON
                                                        THIS OFFERING AND      OWNED PRIOR TO        STOCK OFFERED
NAME OF SELLING SECURITYHOLDER(1)                        OFFERED HEREBY         THIS OFFERING           HEREBY
---------------------------------                      ------------------     -----------------      -------------
Barclays Global Investors Diversified Alpha Plus
  Funds..........................................        $     1,935,000             36,268               36,268
Forest Fulcrum Fund LP(4)........................        $     1,531,000             28,696               28,696
Zurich Institutional Benchmarks Master Fund Ltd..        $     2,016,000             37,786               37,786
LLT Limited......................................        $       904,000             16,944               16,944
Vicis Capital Master Fund........................        $     1,500,000             28,115               28,115
Victus Capital, LP(3)............................        $     1,500,000             28,115               28,115
Geode U.S. Convertible Arbitrage Fund, a
  segregated account of Geode Capital Master Fund
  Ltd............................................        $     1,500,000             28,115               28,115
CIBC World Markets(4)............................        $     9,500,000            178,062              178,062
Mohican VCA Master Fund, Ltd.....................        $     1,200,000             22,492               22,492
Salomon Brothers Asset Management, Inc.(3).......        $    10,375,000            194,462              194,462
NMIC Gartmore/Coda Convertible Portfolio.........        $     1,500,000             28,115               28,115
Coda-KHPE Convertible Portfolio..................        $       350,000              6,560                6,560
Van Eck WW Absolute Rtn. Fund....................        $       100,000              1,874                1,874
Gartmore Convertible Fund........................        $       500,000              9,371                9,371
Coda Capital ND Portfolio........................        $       100,000              1,874                1,874
Piper Jaffray & Co.(4)...........................        $     3,000,000             56,230               56,230
Ritchie Convertible Arbitrage Trading............        $       800,000             14,994               14,994
Mill River Master Fund, L.P.(3)..................        $       500,000              9,371                9,371
Grace Brothers, Ltd..............................        $     1,000,000             18,743               18,743
Zola Partners, L.P...............................        $     3,000,000             56,230               56,230
Lyxor/Zola Fund, Ltd.............................        $     2,750,000             51,544               51,544
Xavex Convertible Arbitrage 1 Fund...............        $     1,000,000             18,743               18,743
HSBC Trustee, Zola Managed Trust.................        $       250,000              4,685                4,685
Convertible Securities Fund (Bank of America)....        $        25,000                468                  468
Nations Convertible Securities Fund (Bank of
  America).......................................        $     4,625,000             86,688               86,688
UBS AG London - F/B/O - HFS......................        $     3,000,000             56,230               56,230
Tribeca Global Convertible.......................        $    14,000,000            262,407              262,407
Allstate Insurance Company(3)....................        $     2,500,000             46,858               46,858
Allstate Life Insurance Company(3)...............        $     2,500,000             46,858               46,858
Sunrise Partners Limited Partnership(3)..........        $     6,500,000            121,832              121,832
Polaris Vega Fund L.P............................        $     4,000,000             74,973               74,973
Jefferies Umbrella Fund Global Convertible Bonds.        $     2,000,000             37,486               37,486
TQA Master Plus Fund Ltd.........................        $       250,000              4,685                4,685
Pyramid Equity Strategies Fund...................        $       250,000              4,685                4,685
BTOP - Multi Strategy Master Portfolio Ltd.......        $     2,000,000             37,486               37,486
Teachers Insurance and Annuity Association of
  America(3).....................................        $    20,000,000            374,868              374,868
American Century Capital Portfolios, Inc. -
  Equity Income Fund.............................        $    29,100,000            545,432              545,432
Alpha US Sub Fund 4, LLC.........................        $       212,000              3,973                3,973
Lyxor Convertible Arb. Fund......................        $       649,000             12,164               12,164
HFR CA Opportunity Master Trust..................        $       176,000              3,298                3,298
Advent Convertible Master (Cayman) L.P...........        $     3,776,000             70,775               70,775
JP Morgan Securities Inc. (4)....................        $     6,026,000            112,947              112,947
Elizabeth D. Bruce...............................        $    20,000,000            374,868              374,868
Coda Capital Management, LLC.....................        $       500,000              9,371                9,371
LW Paxson CRUT Convertible Portfolio.............        $        30,000                562                  562
DBAG London (3)..................................        $     5,740,000            107,587              107,587
Morgan Stanley & Co. Incorporated(4) ............        $       250,000              4,685                4,685
Pekin Singer Strauss Asset Management F/B/O
  Baldwin & Lyons Inc.(3) .......................        $       400,000              7,497                7,497
Conseco Insurance Company-Multibucket Annuity
  Convertible Bond Fund(3) ......................        $     2,240,000             41,985               41,985

                                                        PRINCIPAL AMOUNT
                                                          OF DEBENTURES       NUMBER OF SHARES         NUMBER OF
                                                          BENEFICIALLY         OF COMMON STOCK         SHARES OF
                                                         OWNED PRIOR TO         BENEFICIALLY            COMMON
                                                        THIS OFFERING AND      OWNED PRIOR TO        STOCK OFFERED
NAME OF SELLING SECURITYHOLDER(1)                        OFFERED HEREBY         THIS OFFERING           HEREBY
---------------------------------                      ------------------     -----------------      -------------
Managers Convertible Securities-Convertible
  Securities Fund(3) ............................               $250,000              4,685                4,685
UBS (Lux) Bond Sicav - Convertible Global .......        $       790,000             14,807               14,807
Any other holders of debentures or shares of
  common stock issued on conversion of the
  debentures and future transferors, pledges,
  donees and successors thereof (2)..............        $     1,000,000             18,743               18,743
                                                         ---------------          ---------            ---------
TOTAL:...........................................        $   355,482,000          6,662,883            6,662,883

------------
(1) Information concerning the selling securityholders may change from time to time. Any such changed information will be set forth in amendments or supplements to this prospectus or to the registration statement of which this prospectus is a part, if and when required. A post-effective amendment will be filed to identify unknown securityholders who are not direct or indirect donees, pledges, successors or transferees of the selling securityholders listed in the table.

(2) Represents an amount estimated by us that is held by unidentified selling securityholders. Any of these other holders of debentures or shares of common stock issued upon conversion of the debentures may be identified at a later date by means of one or more supplements to this prospectus or, if required, post-effective amendments to the registration statement of which this prospectus is a part. Assumes that any of these other holders of debentures or shares of common stock issuable on conversion of debentures and their respective direct or indirect transferees, pledgees, donees and successors do not beneficially own any common stock other than the common stock issued or issuable upon conversion of the debentures.

(3) This selling securityholder has advised us that it is an affiliate of a broker or dealer and that it purchased the securities reflected in this table as being owned by it in the ordinary course of business and, at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute those securities.

(4)   This selling securityholder has advised us that it is a broker or dealer.

                              PLAN OF DISTRIBUTION

      The selling securityholders (including their direct or indirect transferees, pledgees, donees and successors) may sell the debentures and the common stock issuable upon conversion of the debentures from time to time directly to purchasers or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. If the debentures or the shares of common stock issuable upon conversion of the debentures are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for any discounts, concessions or commissions payable to those underwriters, broker-dealers or agents.

      The debentures and the common stock issuable upon conversion of the debentures may be sold in one or more transactions at:

      o     fixed prices,

      o     prevailing market prices at the time of sale,

      o     varying prices determined at the time of sale, or

      o     negotiated prices.

      These sales may be effected in transactions, which may involve crosses or block transactions:

      o on any national securities exchange or quotation service on which the debentures or the common stock may be listed or quoted at the time of sale;

      o     in the over-the-counter market; or

      o otherwise than on such exchanges or services or in the over-the-counter market.

Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

      The aggregate proceeds to the selling securityholders from the sale of debentures or the common stock issuable upon the conversion of the debentures offered by them will be the purchase price of such debentures or common stock less discounts and commissions, if any, payable by them. Each of the selling securityholders reserves the right to accept and, together with their underwriters, broker-dealers or agents from time to time, to reject, in whole or in part, any proposed purchase of the debentures or the common stock issuable upon conversion of the debentures to be made directly or through underwriters, broker-dealers or agents. We will not receive any of the proceeds from the offering of debentures and the common stock issuable upon conversion of the debentures.

      There is no public market for the debentures and we do not intend to apply for listing of the debentures on any securities exchange or for quotation of the debentures through any automated quotation system. The debentures are currently designated for trading on the PORTAL Market. However, once debentures are sold by means of this prospectus, those debentures will no longer trade on the PORTAL Market. Our common stock is listed on the New York Stock Exchange under the symbol "KWD".

      In order to comply with the securities laws of some states, if applicable, the debentures and the common stock issuable upon conversion of the debentures may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the debentures and the common stock issuable upon conversion of the debentures may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

      The selling securityholders may not sell any, or may sell less than all, of the debentures and shares of common stock issuable upon conversion of the debentures offered by them pursuant to this prospectus. In addition, any selling securityholder may, to the extent permitted by applicable law, sell, transfer, devise or gift the debentures or shares of common stock issuable upon conversion of the debentures by means not described in this prospectus. In that regard, any debentures or shares of common stock issuable upon conversion of the debentures that qualify for sale pursuant to Rule 144A or Rule 144 under the Securities Act may be sold under that rule, if applicable, rather than pursuant to this prospectus.

      Some of the selling securityholders and any underwriters, broker-dealers or agents that participate in the distribution of the debentures and the common stock issuable upon conversion of the debenture may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the debentures or the shares of common stock issued on conversion of the debentures received by any such selling securityholders and any discounts, commissions or concessions received by any such underwriters, broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders could be subject to certain statutory liabilities under the federal securities laws, including under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934.

      The selling securityholders and any other persons participating in the distribution of the debentures and the shares of common stock issuable upon conversion of the debentures will be subject to the Securities Exchange Act. The Securities Exchange Act rules include, without limitation, Regulation M, which may limit the timing of or prohibit the purchase and sale of debentures and shares of common stock by the selling securityholders and any such other person. In addition, under Regulation M, any selling securityholder or other person engaged in the "distribution", within the meaning of Regulation M, of the debentures or the shares of common stock issuable upon conversion of the debentures may not engage in market-making activities with respect to the debentures or the common stock for certain periods prior to the commencement of that distribution, unless, in the case of persons other than selling securityholders, an applicable exemption is available under Regulation M. The foregoing may affect the marketability of the debentures and the common stock issuable upon conversion of the debentures and the ability of any person or entity to engage in market-making activities with respect to those securities.

      In that regard, the selling securityholders are required to acknowledge that they understand their obligations to comply with the provisions of the Securities Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with the offering made by this prospectus. Each selling securityholder is required to agree that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

      To the extent required, the specific debentures or common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriters, agent or broker-dealer, and any applicable commissions or discounts with respect to a particular sale or other disposition of debentures or shares of common stock issued on conversion of the debentures pursuant to this prospectus will be set forth in a supplement to this prospectus or, if appropriate, a post-effective amendment to the shelf registration statement of which this prospectus is a part.

      Pursuant to the registration rights agreement described above under "Registration Rights," we, on the one hand, and the selling securityholders, on the other hand, have agreed, subject to exceptions, to indemnify each other against specified liabilities, including liabilities under the Securities Act, and may be entitled to contribution from each other in respect of those liabilities.

      We will pay substantially all of the expenses incident to the offering and sale of the debentures and the common stock issuable upon conversion of the debentures pursuant to this prospectus, other than commissions, fees and discounts payable to underwriters, brokers-dealers or agents, fees and disbursements of any counsel or other advisors or experts retained by the selling securityholders and any documentary, stamp or similar issue or transfer tax.

      Under the registration rights agreement, we may be required from time to time to require holders of debentures and shares of common stock issued on conversion of the debentures to discontinue the sale or other disposition of those debentures and shares of common stock under specified circumstances. See "Registration Rights" above.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at l-800-SEC-0330 for further information on the operation of public reference room. Our SEC filings are also available to the public through the web site maintained by the SEC at http://www.sec.gov.

      This prospectus is part of a registration statement on Form S-1 that we have filed with the SEC. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with the registration statement. Whenever a reference is made in this prospectus to an agreement or other document of Kellwood, be aware that such reference is not necessarily complete and that you should refer to the exhibits that are filed with the registration statement for a copy of the agreement or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's website as described above. You may also obtain any of the documents referenced in this prospectus from us free of charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus, by requesting them in writing or by telephone from us at the following address:

                                Kellwood Company
                              600 Kellwood Parkway
                          Chesterfield, Missouri 63017
                              Attention: Treasurer
                                 (314) 576-3100

      You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with the registration statement. The information contained in this prospectus speaks only as of its date unless the context specifically indicates otherwise.

      We have not authorized any person to give any information or to make any representation that differs from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

      Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The rules of the SEC allow us to "incorporate by reference" in this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated by reference is an important part of this prospectus.

      We incorporate by reference the documents listed below:

            o our Current Report on Form 8-K filed on April 17, 2006.

      You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. We are not incorporating by reference any information furnished to but not filed with the SEC.

                                  LEGAL MATTERS

      The validity of the debentures has been passed upon for us by McDermott Will & Emery LLP, Chicago, Illinois.

                                     EXPERTS

      The financial statements as of January 28, 2006 and January 29, 2005 and for each of the three years in the period ended January 28, 2006 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of January 28, 2006 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO FINANCIAL STATEMENTS OF KELLWOOD COMPANY AND SUBSIDIARIES

Report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
on Consolidated Financial Statements and on Internal Control over Financial Reporting....F-3

Consolidated Statement of Operations for the fiscal years ended January 28, 2006,
January 29, 2005 and January 31, 2004....................................................F-5

Consolidated Balance Sheet as of January 28, 2006 and January 29, 2005...................F-6

Consolidated Statement of Cash Flows for the fiscal years ended January 28, 2006,
January 29, 2005 and January 31, 2004....................................................F-7

Consolidated Statement of Shareowners' Equity for the years ended January 28, 2006,
January 29, 2005 and January 31, 2004....................................................F-8

Notes to Consolidated Financial Statements ..............................................F-9

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS

The management of Kellwood Company is responsible for the preparation of the financial statements and other financial information included in this report. Management believes that the consolidated financial statements fairly reflect the form and substance of transactions and that the financial statements reasonably present the Company's financial position and results of operations in conformity with generally accepted accounting principles. Management has also included in the Company's financial statements amounts that are based on estimates and judgments, which it believes are reasonable under the circumstances.

PricewaterhouseCoopers LLP audits the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The Board of Directors, through its Audit Committee consisting solely of non-management directors, meets periodically with management, the internal auditors and PricewaterhouseCoopers LLP to discuss accounting, control, auditing and financial reporting matters. Both the internal auditors and PricewaterhouseCoopers LLP have direct access to the Audit Committee.

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Company's management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a- 15(f). Under the supervision and with the participation of our management, including the Company's Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation under the framework in Internal Control - Integrated Framework, our management concluded that our internal control over financial reporting was effective as of January 28, 2006.

Management's assessment of the effectiveness of our internal control over financial reporting as of January 28, 2006 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareowners and Board of Directors of Kellwood Company:

We have completed integrated audits of Kellwood Company's 2005 and 2004 consolidated financial statements and of its internal control over financial reporting as of January 28, 2006, and an audit of its 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of shareowners' equity present fairly, in all material respects, the financial position of Kellwood Company and its subsidiaries at January 28, 2006 and January 29, 2005, and the results of their operations and their cash flows for the years ended January 28, 2006, January 29, 2005 and January 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management's assessment, included in the accompanying Management's Report on Internal Control Over Financial Reporting, that the Company maintained effective internal control over financial reporting as of January 28, 2006 based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of January 28, 2006, based on criteria established in Internal Control - Integrated Framework issued by the COSO. The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management's assessment and on the effectiveness of the Company's internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  An  audit of  internal  control  over  financial  reporting  includes obtaining  an  understanding  of  internal  control  over  financial  reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.


/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
March 16, 2006

                        KELLWOOD COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Amounts in thousands, except per share data)

                                                                  2005            2004            2003
                                                              ------------    ------------    ------------
Net sales                                                     $  2,062,144    $  2,199,976    $  1,970,985

Costs and expenses:
   Cost of products sold                                         1,637,433       1,720,810       1,552,538
   Selling, general and administrative expenses                    333,082         346,410         285,456
   Amortization of intangible assets                                10,685          11,804           7,902
   Impairment, restructuring and related
     non-recurring charges                                          42,341              --              --
   Interest expense, net                                            23,240          25,860          24,676
   Other (income) and expense, net                                  (1,346)         (2,126)         (2,346)
                                                              ------------    ------------    ------------
Earnings before income taxes                                        16,709          97,218         102,759
Income taxes                                                        (6,394)         32,831          34,912
                                                              ------------    ------------    ------------
Net earnings from continuing operations                             23,103          64,387          67,847
Net (loss) earnings from
   discontinued operations                                         (61,516)          1,949            (456)
                                                              ------------    ------------    ------------

Net (loss) earnings                                           $    (38,413)   $     66,336    $     67,391
                                                              ============    ============    ============

Weighted average shares outstanding:

   Basic                                                            26,986          27,504          26,499

   Diluted                                                          27,094          28,039          27,100

Earnings (loss) per share:
   Basic:
      Continuing operations                                   $       0.86    $       2.34    $       2.56
      Discontinued operations                                        (2.28)           0.07           (0.02)
                                                              ------------    ------------    ------------
      Net (loss) earnings                                     $      (1.42)   $       2.41    $       2.54
                                                              ============    ============    ============

   Diluted:
      Continuing operations                                   $       0.85    $       2.30    $       2.50
      Discontinued operations                                        (2.27)           0.07           (0.02)
                                                              ------------    ------------    ------------
      Net (loss) earnings                                     $      (1.42)   $       2.37    $       2.49
                                                              ============    ============    ============

See notes to Consolidated Financial Statements.

                        KELLWOOD COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                  (Amounts in thousands, except per share data)

                                                                                January 28, 2006       January 29, 2005
                                                                                ----------------       ----------------
ASSETS
Current assets:
   Cash and cash equivalents                                                     $      432,825         $      261,009
   Receivables, net                                                                     294,044                310,661
   Inventories                                                                          206,403                269,858
   Current deferred taxes and prepaid expenses                                           46,357                 49,383
   Current assets of discontinued operations                                             62,675                139,003
                                                                                 --------------         --------------
      Total current assets                                                            1,042,304              1,029,914

Property, plant and equipment:
   Land                                                                                   2,199                  2,451
   Buildings and improvements                                                            96,642                 97,853
   Machinery and equipment                                                              113,425                116,292
   Capitalized software                                                                  52,903                 53,780
                                                                                 --------------         --------------
Total property, plant and equipment                                                     265,169                270,376
   Less accumulated depreciation and amortization                                      (185,432)              (180,776)
                                                                                 --------------         --------------
Property, plant and equipment, net                                                       79,737                 89,600
Intangible assets, net                                                                  160,027                181,597
Goodwill                                                                                203,831                214,747
Other assets                                                                             26,858                 36,351
Long-term assets of discontinued operations                                                 889                 27,683
                                                                                 --------------         --------------

Total assets                                                                     $    1,513,646         $    1,579,892
                                                                                 ==============         ==============

LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
   Notes payable and current portion of long-term debt                           $       13,571         $          149
   Accounts payable                                                                     170,914                158,941
   Accrued salaries and employee benefits                                                40,554                 41,175
   Other accrued expenses                                                                97,139                 77,038
   Current liabilities of discontinued operations                                        30,888                 31,702
                                                                                 --------------         --------------
      Total current liabilities                                                         353,066                309,005
Long-term debt                                                                          494,806                469,657
Deferred income taxes and other                                                          56,407                 87,706
Shareowners' equity:
   Common stock, par value $0.01 per share, 50,000 shares authorized,
     25,651 shares issued and outstanding (27,685 at January 29, 2005)                  272,073                270,264
   Retained earnings                                                                    499,613                555,387
   Accumulated other comprehensive loss                                                  (8,634)               (11,396)
   Less treasury stock, at cost, 8,435 shares (6,402 at January 29, 2005)              (153,685)              (100,731)
                                                                                 --------------         --------------
      Total shareowners' equity                                                         609,367                713,524
                                                                                 --------------         --------------

Total liabilities and shareowners' equity                                        $    1,513,646         $    1,579,892
                                                                                 ==============         ==============

See notes to Consolidated Financial Statements.

                        KELLWOOD COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Amounts in thousands)

                                                                           2005                 2004                2003
                                                                        -----------         -----------         -----------
OPERATING ACTIVITIES:

Net (loss) earnings                                                     $   (38,413)        $    66,336         $    67,391

Add/(deduct) items not affecting operating cash flows:
   Depreciation and amortization                                             39,869              41,841              35,938
   Deferred income taxes and other                                          (25,727)              4,564              25,705
   Inventory/accounts receivable valuation adjustments and
     impairment, restructuring and related non-recurring charges
     - Pre-tax amount                                                       122,314                  --                  --
     - Tax effect                                                           (36,297)                 --                  --
Changes in working capital components:
   Receivables, net                                                          55,905             (57,621)             31,563
   Inventories                                                              100,647             (15,244)             58,158
   Current deferred taxes and prepaid expenses                               (2,987)             11,371             (24,718)
   Accounts payable and accrued expenses                                     14,817               9,937             (42,119)
                                                                        -----------         -----------         -----------
Net cash provided by operating activities                                   230,128              61,184             151,918
                                                                        -----------         -----------         -----------

INVESTING ACTIVITIES:
Additions to property, plant and equipment                                  (19,582)            (27,436)            (21,757)
Acquisitions, net of cash acquired                                          (12,178)           (144,722)           (134,537)
Receipts for subordinated note receivable                                     2,750               2,063               2,062
Dispositions of fixed assets                                                    782                 436               5,693
                                                                        -----------         -----------         -----------
Net cash (used in) investing activities                                     (28,228)           (169,659)           (148,539)
                                                                        -----------         -----------         -----------

FINANCING ACTIVITIES:
Borrowings of long-term debt                                                 25,000             195,343                  --
Net borrowings (repayments) of notes payable                                 13,565                  --                (636)
Repayments of long-term debt                                                     --              (4,448)            (30,891)
Dividends paid                                                              (17,361)            (17,584)            (16,982)
Stock purchases under Stock Repurchase Program                              (55,430)                 --                  --
Stock transactions under incentive plans                                      4,142              17,495              14,292
                                                                        -----------         -----------         -----------
Net cash (used in) provided by financing activities                         (30,084)            190,806             (34,217)
                                                                        -----------         -----------         -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                     171,816              82,331             (30,838)

Cash and cash equivalents, beginning of year                                261,009             178,678             209,516
                                                                        -----------         -----------         -----------
Cash and cash equivalents, end of year                                  $   432,825         $   261,009         $   178,678
                                                                        ===========         ===========         ===========

Supplemental cash flow information:
   Interest paid                                                        $    30,957         $    27,659         $    28,061
                                                                        ===========         ===========         ===========
   Income taxes (refunded) paid, net                                    $   (16,399)        $      (628)        $    41,339
                                                                        ===========         ===========         ===========

Significant non-cash investing and financing activities:
   Issuance of stock for acquisitions                                   $        --         $        --         $    11,891
                                                                        ===========         ===========         ===========

See notes to Consolidated Financial Statements.

                        KELLWOOD COMPANY AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF SHAREOWNERS' EQUITY
                  (Dollars in thousands, except per share data)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Accumulated         Total
                                           Common                                                           Other           Share-
                                           Shares          Common          Treasury        Retained     Comprehensive       owners'
                                         Outstanding        Stock            Stock         Earnings     Income (Loss)       Equity
                                         -----------       ------          --------        --------     -------------       -------
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, FEBRUARY 1, 2003                 25,573,658      $ 214,826       $(100,843)       $ 456,226       $(11,090)       $559,119
Net earnings                                                                                  67,391                         67,391
Unrecognized (loss) on derivatives                                                                              (84)            (84)
Foreign currency translation
  adjustment                                                                                                    543             543
Minimum pension liability
  adjustment, net of income
  tax benefit of $468                                                                                          (990)           (990)
                                                                                                                           --------
Total comprehensive income                                                                                                   66,860
Cash dividends declared,
  $0.64 per share                                                                            (16,982)                       (16,982)
Shares issued in connection
  with the acquisition of
  Briggs New York Corp.                      500,000         11,891                                                          11,891
Shares issued under stock plans              798,640         20,967                                                          20,967
Treasury stock acquired in
  conjunction with incentive
  plans                                      (22,115)                        (2,167)                                         (2,167)
                                        ------------      ---------       ---------        ---------       --------        --------
BALANCE, JANUARY 31, 2004                 26,850,183        247,684        (103,010)         506,635        (11,621)        639,688
Net earnings                                                                                  66,336                         66,336
Unrecognized gain on derivatives                                                                                 31              31
Foreign currency translation
  adjustment                                                                                                   (338)           (338)
Minimum pension liability
  adjustment, net of income
  tax benefit of $312                                                                                           532             532
                                                                                                                           --------
Total comprehensive income                                                                                                   66,561
Cash dividends declared,
  $0.64 per share                                                                            (17,584)                       (17,584)
Shares issued under stock plans              921,104         22,580           5,815                                          28,395
Treasury stock acquired in
  conjunction with incentive
  plans                                      (86,282)                        (3,536)                                         (3,536)
                                        ------------      ---------       ---------        ---------       --------        --------
BALANCE, JANUARY 29, 2005                 27,685,005        270,264        (100,731)         555,387        (11,396)        713,524
Net loss                                                                                     (38,413)                       (38,413)
Unrecognized gain on derivatives                                                                                259             259
Foreign currency translation
  adjustment                                                                                                  1,691           1,691
Minimum pension liability
  adjustment, net of income
  tax expense of $477                                                                                           812             812
                                                                                                                           --------
Total comprehensive loss                                                                                                    (35,651)
Cash dividends declared,
  $0.64 per share                                                                            (17,361)                       (17,361)
Shares purchased under
  Stock Repurchase Program                (2,218,200)                       (55,430)                                        (55,430)
Shares issued under stock plans              206,473          1,475           3,074                                           4,549
Treasury stock acquired in
  conjunction with incentive
  plans                                      (22,055)                          (598)                                           (598)
Deferred stock unit costs                                       334                                                             334
                                        ------------      ---------       ---------        ---------       --------        --------
BALANCE, JANUARY 28, 2006                 25,651,223      $ 272,073       $(153,685)       $ 499,613       $ (8,634)       $609,367
                                        ============      =========       =========        =========       ========        ========

Accumulated other comprehensive income (loss) at January 28, 2006 includes:

Unrecognized gain on derivatives                          $      99
Foreign currency translation adjustment                      (8,568)
Minimum pension liability adjustment, net
 of income tax benefits of $97                                 (165)
                                                          ---------
Total accumulated other comprehensive loss                $  (8,634)
                                                          =========

See notes to Consolidated Financial Statements.

                        KELLWOOD COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in thousands, except per share data)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) DESCRIPTION OF BUSINESS: Kellwood Company and its subsidiaries (the Company) are marketers of women's and men's sportswear, infant apparel and recreational camping products. The Company markets branded as well as private label products and markets to all channels of distribution with product specific to the particular channel. Kellwood markets products under many brands, some of which are owned by the Company, and others are used by the Company under licensing agreements. Approximately 78% of the Company's products are sourced from contract manufacturers, primarily in the Eastern Hemisphere. Products are manufactured to meet the Company's product specifications and labor standards. In addition, the Company manufactures certain products in its own plants located primarily in the Eastern Hemisphere.

(B) BASIS OF PRESENTATION: The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. Substantially all foreign subsidiaries are consolidated based upon a fiscal year ending December 31 due to the timing of receipt of financial information. All significant intercompany accounts and transactions have been eliminated. The amounts and disclosures included in the notes to the consolidated financial statements, unless otherwise indicated, are presented on a continuing operations basis.

(C) FISCAL YEAR: The Company's  fiscal year ends on the Saturday nearest January
31. References to the Company's fiscal years represent the following:

   FISCAL YEAR                      REPRESENTS THE 52 WEEKS ENDED
   -----------                      -----------------------------
   2005                             January 28, 2006
   2004                             January 29, 2005
   2003                             January 31, 2004

(D) USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates and assumptions.

(E) CASH AND CASH EQUIVALENTS: All highly liquid short-term time deposits with original maturities of three months or less maintained under cash management activities are considered cash equivalents. The effect of foreign currency exchange rate fluctuations on cash and cash equivalents was not significant for 2005, 2004 or 2003.

(F) ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK: The Company maintains an allowance for accounts receivable estimated to be uncollectible. The activity in this allowance is summarized as follows:

                                                2005         2004         2003
                                              -------      -------      -------
Balance, beginning of year                    $ 4,923      $ 4,101      $ 5,374
(Reversals)/Provision for bad debt expense       (565)       1,482        1,907
Bad debts written off                          (1,061)        (660)      (3,180)
                                              -------      -------      -------
Balance, end of year                          $ 3,297      $ 4,923      $ 4,101
                                              =======      =======      =======

The provision for bad debts is included in selling, general and administrative expense. Substantially all of the Company's trade receivables are derived from sales to retailers and are recorded at the invoiced amount and do not bear interest. The Company performs ongoing credit evaluations of its customers' financial condition and requires collateral as deemed necessary. Account balances are charged off against the allowance when the Company feels it is probable the receivable will not be recovered.

There was no customer that accounted for more than ten percent of the Company's consolidated net sales in 2005 or 2004. In 2003 one customer accounted for ten percent of the Company's consolidated net sales. Sales to this customer occurred in the Women's Sportswear and Men's Sportswear segments.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

(G) INVENTORIES: Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) basis. The cost of inventory includes manufacturing or purchase cost as well as sourcing, pre-production, transportation, duty and other processing costs associated with acquiring, importing and preparing inventory for sale. Inventory costs are included in cost of products sold at the time of their sale. In addition to inventory costs, other costs included in cost of products sold are royalties for licensed brand names and distribution costs. Product development costs are expensed when incurred. Inventory values are reduced to net realizable value when there are factors indicating that certain inventories will not be sold on terms sufficient to recover their cost. Inventories consist of the following:

                                                  2005           2004
                                               -----------    -----------
         Finished goods                        $   155,107    $   211,151
         Work in process                            29,240         30,716
         Raw materials                              22,056         27,991
                                               -----------    -----------
         Total inventories                     $   206,403    $   269,858
                                               ===========    ===========
         Net of obsolescence reserves of:      $    21,057    $    28,231
                                               ===========    ===========

(H) PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. Depreciation is computed generally on the straight-line method over estimated useful lives of 15 to 20 years for buildings and of 3 to 10 years for machinery and equipment. Leasehold improvements are amortized principally on the straight-line basis over the shorter of their estimated useful lives or the remaining lease term, excluding renewal terms. Capitalized software is amortized on the straight-line basis over the estimated economic useful life of the software, generally 3 to 7 years. Depreciation expense was $26,235, $25,903 and $24,178 for 2005, 2004 and 2003, respectively. This includes computer software amortization of $8,664, $8,105 and $6,983 for 2005, 2004 and 2003, respectively.

(I) IMPAIRMENT OF LONG-LIVED ASSETS: The Company reviews long-lived assets and other intangibles with a finite life if facts and circumstances exist which indicate that the asset useful life is shorter than previously estimated or the carrying amount may not be recoverable from future operations based on undiscounted expected future cash flows. Impairment losses are recognized in operating results when discounted expected future cash flows are less than the carrying value of the asset. See Note 2 and Note 5 for discussion of impairment of long-lived assets related to the 2005 Restructuring Plan.

(J) GOODWILL AND OTHER INTANGIBLE ASSETS: Goodwill is recorded when the consideration paid for an acquisition exceeds the fair value of identifiable net tangible and identifiable intangible assets acquired. In accordance with the Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, goodwill and other indefinite-lived intangible assets are no longer amortized, but are reviewed for impairment at least annually and if a triggering event were to occur in an interim period. Goodwill impairment is determined using a two-step process. The first step of the impairment test is used to identify potential impairment by comparing the fair value of a reporting unit to the book value, including goodwill. If the fair value of a reporting unit exceeds its book value, goodwill of the reporting unit is not considered impaired and the second step of the impairment test is not required. If the book value of a reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the amount of impairment loss, if any. The second step of the impairment test compares the implied fair value of the reporting unit's goodwill with the book value of that goodwill. If the book value of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. The annual impairment testing is performed in the fourth quarter. In 2004 and 2003, no impairment was indicated. This evaluation utilized discounted cash flow analysis and multiple analyses of the historical and forecasted operating results of the Company's reporting units. During the second quarter of 2005, the Company announced a Restructuring Plan (the 2005 Restructuring Plan) (see Note 2). As a result of this triggering event, interim impairment testing was deemed necessary and impairment charges were recorded. See Note 5 for more information on SFAS No. 142 and accounting for goodwill as well as the details surrounding the impairment charges. At the end of 2005 no additional impairment was indicated.

Identifiable intangible assets are valued and assigned lives based on independent appraisals. Identifiable intangible assets include trademarks, customer relationships, and license agreements, which are being amortized over their useful lives ranging from 2 to 20 years. Impairment testing of these would occur if and when a triggering event occurs. In connection with the 2005 Restructuring Plan, interim impairment testing was deemed necessary and impairment charges were recorded. See Note 5 for more information on SFAS No. 142 and the details surrounding the impairment charges.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

(K) DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES: The Company periodically enters into forward currency exchange contracts to hedge its exposure to foreign currency fluctuations for purchases of certain inventories and sales of certain products. Company policy allows for the use of derivatives only for identifiable exposures, and therefore, the Company does not enter into derivative instruments for speculative purposes where the objective is to generate profits. Derivatives used by the Company have an initial term of less than one year. Management expects these derivatives to be highly effective in hedging the intended foreign currency fluctuation risks. As of January 28, 2006 and January 29, 2005, the Company's derivatives have been designated as hedges of variable cash flows of forecasted transactions. As such, the fair values of the derivatives have been recorded in the Consolidated Balance Sheet, with the offset recorded in other comprehensive income. The fair value of these derivatives on January 28, 2006 and January 29, 2005 was not material. The gain or loss related to these derivatives will be reclassified to earnings as the forecasted transactions take place between February 2006 and December 2006.

(L) FAIR VALUE DISCLOSURE FOR FINANCIAL INSTRUMENTS: The Company's financial instruments consist of cash equivalents, accounts receivable, notes receivable, notes payable and long-term debt. For cash equivalents, accounts receivable, notes receivable and notes payable, the carrying amounts approximate fair value. Based on quoted market prices obtained through independent pricing sources for the same or similar types of borrowing arrangements, the Company's long-term debt has a market value of $488,419 that compares to its book value of $508,377 at January 28, 2006.

(M) FOREIGN CURRENCY TRANSLATION: The financial statements of foreign subsidiaries are translated into United States dollars in accordance with SFAS No. 52, Foreign Currency Translation. Where the functional currency of a foreign subsidiary is its local currency, income statement items are translated at the average exchange rate for the period and balance sheet accounts are translated using period-end exchange rates. Gains and losses resulting from translation are reported as a separate component of other comprehensive income within shareowners' equity.

Where the local currency of a foreign subsidiary is not its functional currency, financial statements are translated at either current or historical exchange rates as appropriate. These adjustments, together with gains and losses on foreign currency transactions, are recognized in the income statement as incurred.

(N) REVENUE RECOGNITION: Sales are recognized when goods are shipped in accordance with customer orders. The estimated amounts of sales discounts, returns and allowances are accounted for as reductions of sales when the associated sale occurs. These estimated amounts are adjusted periodically based on changes in facts and circumstances when the changes become known to the Company. Accrued discounts, returns and allowances are included as an offset to accounts receivable in the balance sheet. The activity in the accrued discounts, returns and allowances account is summarized as follows:

                                         2005            2004            2003
                                      ---------       ---------       ---------
Balance, beginning of year            $  57,010       $  62,568       $  55,434
Acquisitions                                 --              --           5,200
Provision                               149,172         155,361         135,255
(Charges)/Recoveries                   (154,887)       (160,919)       (133,321)
                                      ---------       ---------       ---------

Balance, end of year                  $  51,295       $  57,010       $  62,568
                                      =========       =========       =========

Amounts billed to customers for shipping and handling costs are not significant. The Company's stated terms are FOB shipping point. There is no stated obligation to customers after shipment, other than specifically set forth allowances or discounts that are accrued at the time of sale. The rights of inspection or acceptance contained in certain sales agreements are limited to whether the goods received by the Company's customers are in conformance with the order specifications.

(O) LICENSE AGREEMENTS: The Company has exclusive license agreements to market apparel and other soft goods under trademarks owned by other parties. These agreements contain provisions for minimum guaranteed royalty and advertising payments based on anticipated sales. In any year, if the Company does not anticipate meeting the minimum sales amounts to satisfy the guaranteed minimum royalty and advertising amounts, the guaranteed minimum royalty and advertising amounts are accrued as sales occur in that year. In 2005, 2004 and 2003 sales of licensed products were approximately $530,000, $519,600 and $362,200, respectively. See Note 13 for additional discussion regarding commitments.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

(P) ADVERTISING: The Company provides cooperative advertising allowances to certain of its customers. These allowances are accounted for as reductions in sales as discussed in "Revenue Recognition" above. In addition, the Company conducts advertising related to certain products it manufactures and sells. Production expense related to company-directed advertising is deferred until the first time at which the advertisement runs. Communication expense related to company-directed advertising is expensed as incurred. Company-directed advertising expense was $27,525 in 2005, $22,925 in 2004 and $6,991 in 2003.
There were no significant amounts of production expenses associated with company-directed advertising deferred at January 28, 2006 and January 29, 2005.

(Q) INCOME TAXES: Income taxes are based upon income for financial reporting purposes. Deferred income taxes are recognized for the effect of temporary differences between financial and tax reporting in accordance with the requirements of SFAS No. 109, Accounting for Income Taxes.

(R) STOCK-BASED COMPENSATION: The Company has two stock-based employee compensation plans, which are described more fully in Note 9. These plans are accounted for under the recognition and measurement principles of Accounting Principles Board (APB) Opinion 25, Accounting for Stock Issued to Employees, and related interpretations. The Company has adopted the disclosure-only provisions of SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. No stock-based employee compensation cost is reflected in the Consolidated Statement of Operations, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation.

                                                           2005           2004           2003
                                                       -----------     -----------    -----------
Net earnings from continuing operations as reported    $    23,103     $    64,387    $    67,847

Stock-based employee compensation expense
   determined under fair value-based method for
   all stock option awards, net of tax effect               (7,404)         (3,710)        (2,721)
                                                       -----------     -----------    -----------
Pro-forma net earnings from continuing operations      $    15,699     $    60,677    $    65,126
                                                       ===========     ===========    ===========

Earnings per share from continuing operations:

Basic, as reported                                     $      0.86     $     2.34     $      2.56
Basic, pro-forma                                       $      0.58     $     2.21     $      2.46
Diluted, as reported                                   $      0.85     $     2.30     $      2.50
Diluted, pro-forma                                     $      0.58     $     2.16     $      2.40

Further discussion of the methodology and key assumptions used in developing the option fair values, as well as other information regarding the option plans, is included in Note 9.

(S) RECLASSIFICATIONS: Certain amounts in the prior years' financial statements have been reclassified to conform to the current year's presentation.

(T) NEW ACCOUNTING STANDARDS: In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, Share-Based Payment. SFAS No. 123R sets accounting requirements for "share-based" compensation to employees, requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and disallows the use of the intrinsic value method of accounting for stock compensation. This statement was to be effective for all interim and annual reporting periods beginning after June 15, 2005; however, the Securities and Exchange Commission (SEC) adopted a rule that amends the effective date for SFAS No. 123R for public companies. The SEC's new rule allows public companies to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period that begins after June 15, 2005. The company will adopt SFAS No. 123R using the modified prospective transition method, which will require the recording of stock option expense in the statement of operations beginning on January 29, 2006, the first day of the first quarter of 2006. The Company expects that stock option expense will approximate $2,800 and $900 (both amounts after tax) in 2006 and 2007, respectively. The Company currently accounts for stock-based compensation under APB Opinion 25, Accounting for Stock Issued to Employees, and related interpretations, and has adopted the disclosure-only provisions of SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

Under APB Opinion 25, the Company has recognized the pro-forma expense for stock options over the stated vesting period. For employees who are eligible for retirement, SFAS No. 123R requires recognition of compensation expense from the date of grant through the date an employee first becomes eligible to retire. Upon adoption of SFAS No. 123R on January 29, 2006, the Company will recognize the remaining unamortized cost of stock options granted to employees who are eligible to retire. This will result in the acceleration of approximately $1,400 (after tax) of compensation expense into the first quarter of 2006 from the second, third and fourth quarters of 2006 and from 2007. The $1,400 of accelerated expense is included in the $2,800 of expense for 2006 set forth in the prior paragraph.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be recognized as current-period charges and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. Management believes the Company is accounting for inventory in accordance with SFAS No. 151 and thus does not expect its adoption to have a material impact on its consolidated financial position or results of operations.

NOTE 2. IMPAIRMENT, RESTRUCTURING AND RELATED NON-RECURRING CHARGES. During the second quarter of 2005, the Company announced a Restructuring Plan (the 2005 Restructuring Plan) aimed at advancing the Company's corporate objectives of increasing its penetration of consumer lifestyle brands with strong growth and profit potential while reducing exposure to smaller volume brands and certain private label businesses. The 2005 Restructuring Plan resulted from a thorough strategic reassessment of all of the Company's business operations. This reassessment was performed in the second quarter of 2005 and was directed by the Company's Chief Executive Officer who was named to that position during the second quarter. The strategic reassessment focused on the Company's businesses that had experienced profitability issues and considered the alignment of the businesses with the Company's refreshed strategy, which considered, among other things, market place developments affecting the retail landscape and the Company's retail customers.

Under the 2005 Restructuring Plan, the Company:

      o Sold the Biflex and Dotti operations and shut down the remaining operations making up its Kellwood Intimate Apparel Group (Intimate Apparel) division;

      o Sold the David Brooks operation and shut down the remaining operations making up its Kellwood New England division;

      o Shut down its Private Label Menswear (which does not include the Company's Smart Shirts subsidiary) division;

      o Restructured its Oakland Operation by exiting several labels to better focus on developing the Koret brand; and

      o Made organization and support infrastructure changes for certain ongoing divisions and reviewed assumptions regarding future profitability and their effect on the realizability of fixed and intangible assets of certain brands, labels and operations.

The results of operations and impairment, restructuring and related non-recurring charges for the businesses sold and shut down are reported as discontinued operations. The gains and losses on consummated transactions involving the sale of operations are included as part of net loss from discontinued operations and are not significant. See Note 4 for further information on the operating results and financial position of the discontinued businesses.

Costs associated with the 2005 Restructuring Plan include impairment of intangible assets, inventory and purchase commitment reserves, contractual obligations, employee severance and termination benefits, fixed asset impairment and sales allowances. The total cost of these actions is expected to be approximately $155,000 before tax ($110,000 after tax or $4.06 per diluted share). Of this amount, $122,314 before tax ($86,016 after tax or $3.17 per diluted share) was recorded in 2005. The remaining amounts will be charged in 2006 and later years as required by Generally Accepted Accounting Principles.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

The reduction in the total expected cost of the 2005 Restructuring Plan from the original estimate of $225,000 before tax ($155,000 after tax or $5.51 per diluted share) to the current estimate of $155,000 before tax ($110,000 after tax or $4.06 per diluted share) is due to a number of factors:

      o Much better than anticipated sales to existing customers without significant order cancellations or price concessions resulted in realization of inventory at higher than expected amounts;

      o The sales of the assets of Biflex, Dotti and David Brooks resulted in realization of inventory at higher than expected amounts;

      o New York office relocations, success in subleasing and assumptions by asset buyers were all better than anticipated, resulting in lower lease obligation costs;

      o Hiring of associates by the buyers of assets and attrition were better than planned, resulting in lower severance costs; and

      o Customer markdown support and chargebacks did not materialize at higher than normal levels to the extent anticipated.

The following table summarizes the total costs associated with the 2005 Restructuring Plan in 2005 and in 2006 and later for continuing and discontinued operations.

                            Continuing Operations            Discontinued Operations                    Total
                        ----------------------------      ----------------------------      ----------------------------
                           Pretax         After tax          Pretax         After tax          Pretax          After tax
                        -----------      -----------      -----------      -----------      -----------      -----------
2005                    $    50,366      $    35,508      $    71,948      $    50,508      $   122,314      $    86,016
2006 and later               28,517           20,926            4,169            3,058           32,686           23,984
                        -----------      -----------      -----------      -----------      -----------      -----------
Total                   $    78,883      $    56,434      $    76,117      $    53,566      $   155,000      $   110,000
                        ===========      ===========      ===========      ===========      ===========      ===========

The impact of the actions in connection with the 2005 Restructuring Plan on the Company's reportable segments (before tax) is as follows:

                            Continuing Operations            Discontinued Operations                    Total
                        ----------------------------      ----------------------------      ----------------------------
                                          Provision                         Provision                         Provision
                           Total           through           Total           through           Total           through
                         Expected        January 28,       Expected        January 28,        Expected       January 28,
                           Cost             2006              Cost             2006             Cost             2006
                        -----------      -----------      -----------      -----------      -----------      -----------
Women's Sportswear      $    40,101      $    15,676      $    21,369      $    20,769      $    61,470      $    36,445
Men's Sportswear                 --               --           14,545           12,848           14,545           12,848
Other Soft Goods              1,068              676           34,823           34,033           35,891           34,709
General Corporate            37,714           34,014            5,380            4,298           43,094           38,312
                        -----------      -----------      -----------      -----------      -----------      -----------
   Total                $    78,883      $    50,366      $    76,117      $    71,948      $   155,000      $   122,314
                        ===========      ===========      ===========      ===========      ===========      ===========

Total cash outlays related to the 2005 Restructuring Plan are expected to be $20,000, net of tax benefits. Actions taken under the 2005 Restructuring Plan were substantially complete at the end of 2005.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

In 2005, the costs related to the 2005 Restructuring Plan were recorded as follows:

                                                 Fiscal Year Ended January 28, 2006
                                          ------------------------------------------------
                                           Continuing       Discontinued
                                           Operations        Operations           Total
                                          ------------      ------------      ------------
Net sales                                 $      2,450      $      2,266      $      4,716
Cost of products sold                            5,575            11,751            17,326
Restructuring and other
   non-recurring charges                         9,582            33,000            42,582
Impairment of goodwill
   and intangible assets                        30,909            18,657            49,566
Fixed asset impairment                           1,850             6,274             8,124
                                          ------------      ------------      ------------
Total pretax cost                         $     50,366      $     71,948      $    122,314
                                          ============      ============      ============
Total after tax cost                      $     35,508      $     50,508      $     86,016
                                          ============      ============      ============
Diluted loss per share                    $       1.31      $       1.86      $       3.17
                                          ============      ============      ============

The major components of the impairment, restructuring and related non-recurring charges and the activity through January 28, 2006 included in continuing operations were as follows:

                                         2005              2005              2005           Accrual as of
                                       Provision         Reversals        Utilization      January 28, 2006
                                     ------------      ------------       ------------     ----------------
Inventory and Purchase
   Commitment Reserves               $      7,602      $     (2,027)      $     (2,865)      $      2,710
Fixed Asset Write-downs                     2,152              (302)            (1,850)                --
Sales Allowances                            2,450                --             (2,400)                50
Contractual Obligations                     9,247              (451)            (5,246)             3,550
Employee Severance and
   Termination Benefits                       786                --               (266)               520
Impairment of Intangible Assets            30,909                --            (30,909)                --
                                     ------------      ------------       ------------       ------------
Total                                $     53,146      $     (2,780)      $    (43,536)      $      6,830
                                     ============      ============       ============       ============

The major components of the impairment, restructuring and related non-recurring charges and the activity through January 28, 2006 included in discontinued operations were as follows:

                                         2005              2005              2005           Accrual as of
                                       Provision         Reversals        Utilization      January 28, 2006
                                     ------------      ------------       ------------     ----------------
Inventory and Purchase
   Commitment Reserves               $     54,651      $    (42,900)      $    (10,478)      $      1,273
Fixed Asset Write-downs                     8,575            (2,301)            (6,274)                --
Sales Allowances                            5,110            (2,844)                --              2,266
Contractual Obligations                    21,219            (1,901)            (9,011)            10,307
Employee Severance and
   Termination Benefits                    13,682                --             (3,899)             9,783
Impairment of Intangible Assets            18,657                --            (18,657)                --
                                     ------------      ------------       ------------       ------------
Total                                $    121,894      $    (49,946)      $    (48,319)      $     23,629
                                     ============      ============       ============       ============

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

Inventory  and  Purchase   Commitment  Reserves  include  provisions  to  reduce
inventory and purchase commitments to net realizable values. Fixed Asset Impairment includes provisions for fixed assets that were determined to be impaired in connection with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and were written down to their fair values less cost to sell. Sales Allowances include provisions for anticipated increased deductions taken by customers on previous sales for discontinued businesses, as a direct result of the discontinuance plans. Contractual Obligations are adverse contractual arrangements under which losses are probable and estimatable and where there is no future economic benefit. These include leases and minimum payments under license agreements. Employee Severance and Termination Benefits are provided for in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. Total employee severance and termination benefits will be recorded as incurred and relates to approximately 1,500 employees. See Note 5 for more information on the Impairment of Intangible Assets.

The change in estimate related to the reversals of amounts originally provided for non-recurring inventory and purchase commitment reserves as part of discontinued operations resulted primarily from much better than anticipated sales to existing customers without significant order cancellations or price concessions. Additionally, the sales of the assets of Biflex, Dotti and David Brooks resulted in realization of inventory at close to its carrying value.

NOTE 3.  BUSINESS COMBINATIONS

On February 3, 2004 the Company completed the acquisition of Phat Fashions, LLC and Phat Licensing, LLC (together referred to as Phat). Phat is a licensor of apparel for men, women and children, athletic shoes and accessories through the Phat Farm and Baby Phat brands. The Company believes Phat will add important labels to Kellwood's portfolio of brands. The purchase price (including acquisition costs) for Phat was $141,934 in cash. Included in this amount was the exercise price for Phat's option to buyout the license from the menswear licensee for $25,000, which the Company exercised in February 2004. Additional cash purchase consideration will be due if Phat achieves certain specified financial performance targets for 2004 through 2010. Such consideration, if earned, would be accounted for as additional goodwill. This additional cash purchase consideration is calculated based on a formula applied to annual royalty revenue through 2010. A minimum level of royalty revenue must be earned in order for this additional consideration to be paid. There is no maximum amount of incremental purchase price. The additional consideration for 2004 was $3,427, which was paid out during the second quarter of 2005 and was recorded as additional goodwill at January 29, 2005. The additional consideration for 2005 is estimated at $2,004, which resulted in an increase to goodwill and accrued expenses in the fourth quarter of 2005.

The Phat acquisition has been accounted for under the purchase method of accounting. Accordingly, the results of Phat are included in the Consolidated Financial Statements from the acquisition date. Phat is part of the Men's Sportswear segment.

On February 4, 2003 the Company completed the acquisition of substantially all of the assets of Briggs New York Corp. (Briggs). Briggs is a leading provider of women's pants and skirts for the moderate market to department stores and national chains.

The purchase price (including acquisition costs) for Briggs was $133,823 in cash and 0.5 million shares of Kellwood common stock valued at $11,891. Additional cash purchase consideration will be due if Briggs achieves certain specified financial performance targets through 2006. Such consideration, if earned, will be accounted for as additional goodwill. This additional cash purchase consideration is calculated based on a formula applied to annual operating results. A minimum level of performance must be reached in order for this additional consideration to be paid. At this minimum level of performance, additional consideration of $2,000 would be paid for each of the four years after the acquisition (fiscal 2003 through fiscal 2006). The amount of consideration increases with increased levels of earnings. There is no maximum amount of incremental purchase price. The amount of consideration paid to Briggs based on its 2004 performance was $8,750, which was paid out during the first quarter of 2005 and was recorded as additional goodwill at January 29, 2005. The additional consideration for 2005 is estimated at $6,487, which resulted in an increase to goodwill and accrued expenses in the fourth quarter of 2005.

The Briggs acquisition has been accounted for under the purchase method of accounting. Accordingly, the results of Briggs are included in the consolidated financial statements from the acquisition date. Briggs is part of the Women's Sportswear Segment.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition and represents the final allocation of the purchase price.

                                                Phat               Briggs
                                             ----------         ----------
            Cash                             $    5,437         $    2,434
            Other current assets                  3,331             37,877
            Property, plant & equipment           2,940              1,064
            Intangible assets                    89,340(1)          67,878(2)
            Goodwill                             48,060             54,493
                                             ----------         ----------
            Total assets acquired               149,108            163,746
                                             ==========         ==========

            Current liabilities                   7,174             18,032
                                             ----------         ----------

            Net assets acquired              $  141,934         $  145,714
                                             ==========         ==========

(1) Identified intangible assets related to the acquisition of Phat are trademarks ($86,290) and customer relationships ($3,050) with useful lives of 20 and 15 years, respectively, based on an independent appraisal. The amount of goodwill expected to be deductible for tax purposes is $48,060, not including additional consideration based on operating results.

(2) Identified intangible assets related to the acquisition of Briggs are trademarks ($32,011) and customer relationships ($35,867) with useful lives of 20 years each based on an independent appraisal. The amount of goodwill expected to be deductible for tax purposes is $54,493, not including increases related to additional consideration based on operating results.

NOTE 4. DISCONTINUED OPERATIONS

Related to the Company's 2005 Restructuring Plan, as discussed in Note 2, the Company's Private Label Menswear (which does not include the Company's Smart Shirts subsidiary) and several labels at its Oakland Operation were discontinued during the fourth quarter of 2005. During the third quarter of 2005, the Company's Intimate Apparel and Kellwood New England operations became discontinued. Prior to being classified as discontinued, Kellwood New England and the labels at the Oakland Operation were included in the Women's Sportswear segment, the Private Label Menswear operations were included in the Men's Sportswear segment, and Intimate Apparel was included in the Other Soft Goods segment.

During the fourth quarter of 2003, the Company discontinued its True Beauty by Emme(R) (True Beauty) operations. This included the termination of the related license agreement. Prior to being classified as discontinued, True Beauty was included in the Women's Sportswear segment.

During the third quarter of 2003, the Company finalized an agreement to sell its domestic and European hosiery (Hosiery) operations for $7,500 plus reimbursement of $2,800 for costs incurred by the Company in connection with the closure of certain facilities. As such, the operations of the Hosiery business were discontinued. The restructuring charges associated with the Hosiery operations were accrued in the opening balance sheet in connection with the Gerber acquisition. Adjustments to such estimates were offset to goodwill in 2003 and 2004 causing no impact to earnings. Prior to being classified as discontinued, the Hosiery operations were included in the Men's Sportswear segment.

The results of operations and impairment, restructuring and related non-recurring charges for the discontinued businesses (as discussed in Note 2) are reported as discontinued operations for all periods presented. Additionally, assets and liabilities of the discontinued businesses are segregated in the accompanying Consolidated Balance Sheet.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

Operating results for the discontinued operations, including all charges incurred during the periods presented for the 2005 Restructuring Plan related to these divisions as described in Note 2, are as follows:

                                                               Fiscal Year
                                           -------------------------------------------------
                                                2005               2004              2003
                                           ------------       ------------      ------------
Net sales                                  $    289,254       $    355,729      $    426,619
                                           ============       ============      ============
Impairment, restructuring and related
non-recurring charges                      $     57,931       $         --      $         --
                                           ============       ============      ============
(Loss) earnings before income taxes             (89,040)             3,422           (10,698)
Income taxes                                    (27,524)             1,473           (10,242)
                                           ------------       ------------      ------------
Net (loss) earnings                        $    (61,516)      $      1,949      $       (456)
                                           ============       ============      ============

The 2005 income tax rate of 30.9% for discontinued operations, differs from the Company's overall tax rate due to the non-deductibility of certain costs (goodwill impairment) recorded under the 2005 Restructuring Plan. The 2004 income tax rate of 43.1% for discontinued operations differs from the Company's overall 2004 tax rate due to foreign losses for which no benefit will be obtained. Additionally, in connection with the sale of the Hosiery business in 2003, an after-tax gain of approximately $2,580 was recorded and included in discontinued operations. The income tax benefit recognized in 2003 includes the benefit from a higher tax basis in the Hosiery operation's assets than that recorded for book purposes.

Summarized assets and liabilities of the discontinued operations are as follows:

                                                        2005              2004
                                                    ------------      ------------
Cash                                                $        241      $        385
Receivables                                               27,032            71,036
Inventories                                                2,113            61,744
Current deferred taxes and prepaid expenses               33,289             5,838
                                                    ------------      ------------
Current assets of discontinued operations           $     62,675      $    139,003
                                                    ============      ============

Property, plant and equipment, net                  $         85      $      6,207
Intangible assets, net                                        --            10,361
Goodwill                                                      --             9,234
Other assets                                                 804             1,881
                                                    ------------      ------------
Long-term assets of discontinued operations         $        889      $     27,683
                                                    ============      ============

Accounts payable                                    $      7,779      $     24,815
Accrued liabilities                                       23,109             6,887
                                                    ------------      ------------
Current liabilities of discontinued operations      $     30,888      $     31,702
                                                    ============      ============

The Company retained the accounts receivable for the operations that were sold. Inventory amounts in 2005 are for product that could not be liquidated in 2005 but which has been substantially liquidated in February 2006. The accrued liabilities represent charges taken in connection with the 2005 Restructuring Plan that have not yet been paid.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

NOTE 5. GOODWILL AND INTANGIBLE ASSETS

Goodwill balances and changes therein since the beginning of 2004 by segment are as follows:

                                                Women's           Men's           Other
                                              Sportswear       Sportswear       Soft Goods            Total
                                             -----------       -----------      -----------       -----------
Balance as of January 31, 2004               $   129,117       $        --      $    27,166       $   156,283
Acquisition of Phat                                   --            48,060               --            48,060
Gerber realignment reserve reversal                   --                --             (953)             (953)
Adjustment to contingent purchase price
    for 2003                                        (212)               --               --              (212)
Contingent purchase price for 2004                 8,209             3,330               --            11,539
Other                                                 --                --               30                30
                                             -----------       -----------      -----------       -----------
Balance as of January 29, 2005                   137,114            51,390           26,243           214,747
Impairment charges                               (20,045)               --               --           (20,045)
Adjustment to contingent purchase price
    for 2004                                         541                97               --               638
Contingent purchase price for 2005                 6,487             2,004               --             8,491
                                             -----------       -----------      -----------       -----------
Balance as of January 28, 2006               $   124,097       $    53,491      $    26,243       $   203,831
                                             ===========       ===========      ===========       ===========

Identifiable intangible assets that are being amortized are as follows:

                                        Life (1)         Gross          Accumulated             Net
                                         (Years)        Amount         Amortization         Book Value
                                       ----------    ------------     ---------------    ---------------
AS OF JANUARY 28, 2006:
Customer base                              20        $     46,708     $         7,934    $        38,774
Trademarks                                 20             130,356              17,844            112,512
License agreements                         19              13,931               5,190              8,741
Other                                      10                 662                 662                 --
                                                     ------------     ---------------    ---------------
Total intangibles                          19        $    191,657     $        31,630    $       160,027
                                                     ============     ===============    ===============

AS OF JANUARY 29, 2005:
Customer base                              19        $     60,059     $        11,340    $        48,719
Trademarks                                 20             136,276              13,422            122,854
License agreements                         19              13,931               4,139              9,792
Other                                      11               2,502               2,270                232
                                                     ------------     ---------------    ---------------
Total intangibles                          19        $    212,768     $        31,171    $       181,597
                                                     ============     ===============    ===============

(1) Weighted Average - original lives

Amortization of identifiable intangible assets for continuing operations was $10,685 for 2005, $11,804 for 2004 and $7,902 for 2003. The $3,902 increase in amortization in 2004 from 2003 is due to the identifiable intangible assets related to Phat. Amortization expense for the years 2006 to 2010 is expected to be approximately $10,000 per year.

In connection with the restructuring activities described in Note 2 and pursuant to the Company's policies for assessing impairment of goodwill and long-lived assets, $29,279 and $20,287 of goodwill and intangible assets, respectively, including trademarks and customer lists, were written off during 2005. These write-offs occurred in the second quarter of 2005. Of these amounts, $9,234 and $9,423 of goodwill and intangible assets, respectively, relate to reporting units that are included in discontinued operations as of and for the year ended January 28, 2006. Included in continuing operations is the write-off of $20,045 and $10,864 of goodwill and intangible assets, respectively. The remaining impairment charges of $10,864 for intangible assets and $20,045 for goodwill are discussed in the following paragraph.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

Under SFAS No. 142, Goodwill and Other Intangible Assets, goodwill and other indefinite-lived intangible assets are no longer amortized but are reviewed for impairment at least annually and if a triggering event were to occur in an interim period. The Company's annual impairment testing is performed in the fourth quarter. In 2004 and 2003, no impairment was indicated. In 2005, the Restructuring Plan was a triggering event that required impairment testing of certain reporting units' goodwill and intangible asset balances. The impairment resulting from the current test was due to current operating results and expectations regarding future results of the Company's dress business being well below the expectations reflected in the test performed in the fourth quarter of 2004. This business has experienced several years of significant sales decreases resulting from weakness in the retail market for dresses. Expectations reflected in prior period impairment tests were that these market decreases were ending. The reassessment of the Company's businesses performed as part of the 2005 Restructuring Plan during the second quarter of 2005 resulted in the conclusion that the negative trends were likely to continue into the future. The first step of the impairment testing showed that the book value of the dress business in the Women's Sportswear segment, which is not being exited, exceeded its fair value. The second step of the impairment testing showed that the identifiable intangible assets of this business (customer relationships and trademarks) had no fair value, and that the book value of the reporting unit's goodwill exceeded the implied fair value of that goodwill. This evaluation utilized discounted cash flow analyses and multiple analyses of the historical and updated forecasted operating results. As a result, impairment charges of $20,045 and $10,864 for goodwill and intangible assets, including trademarks and customer lists, respectively, of this reporting unit were recorded during the second quarter of 2005.

NOTE 6. NOTES PAYABLE AND LONG-TERM DEBT

Notes Payable:

On October 20, 2004, the Company executed a $400,000 five-year unsecured, syndicated credit facility (the U.S. Revolving Credit Facility). The U.S. Revolving Credit Facility can be used for borrowings and/or letters of credit. Borrowings under the U.S. Revolving Credit Facility bore interest at LIBOR plus a spread ranging from 0.60% to 1.25% with such spread depending on the Company's consolidated leverage ratio. The U.S. Revolving Credit Facility contained certain customary covenants, which, among other things, restricted the Company's ability to incur indebtedness, grant liens, make investments and acquisitions and sell assets. The financial covenants of the U.S. Revolving Credit Facility included requirements that the Company satisfy an interest coverage ratio, a leverage ratio and a net worth maintenance covenant.

On September 1, 2005, the U.S. Revolving Credit Facility was amended to accommodate the impact of the 2005 Restructuring Plan and lower earnings from certain brands of women's sportswear included in the ongoing operations of the Company. The amendments to the U.S. Revolving Credit Facility changed the interest rate spread to LIBOR plus 0.60% to 1.45%, depending on the Company's consolidated leverage ratio. In addition, provisions were added to include a borrowing base calculation, and the financial covenants were updated. The updated financial covenants include the exclusion of the charges related to the 2005 Restructuring Plan, a lowered pretax interest coverage threshold and modification of the consolidated leverage ratio. It is not expected that any of these provisions will restrict the Company from normal operations. The Company was in compliance with the amended covenants at the end of 2005. At January 28, 2006 and January 29, 2005, there were no borrowings outstanding under the U.S. Revolving Credit Facility. Letters of credit outstanding under the agreement were $18,929.

On December 21, 2005, the Company's Asian operations executed a $50,000 five-year unsecured, syndicated term and revolving credit facility agreement to support its working capital needs (the Asian Credit Facility). The term portion of the Asian Credit Facility (the Asian Term Credit Facility) is discussed in the long-term debt section of this footnote. The revolving portion of the Asian Credit Facility (the Asian Revolving Credit Facility) is $25,000 and can be used for borrowings and/or letters of credit. Borrowings under the Asian Credit Facility bear interest at LIBOR plus a spread ranging from 1.10% to 1.35% with such spread depending on the Company's Asian operations' leverage ratio. The Asian Credit Facility contains certain customary covenants, which among other things, restrict the Company's Asian operations' ability to incur indebtedness, grant liens, make investments and acquisitions and sell assets. The financial covenants of the Asian Credit Facility include requirements that the Company's Asian operations satisfy an interest coverage ratio, a leverage ratio and a net worth maintenance covenant. The Company was in compliance with the covenants of the Asian Credit Facility at the end of 2005. At January 28, 2006, there were $13,000 of borrowings outstanding under the Asian Revolving Credit Facility.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

In addition to the revolving credit facilities discussed above, the Company maintains informal uncommitted lines of credit, which totaled $35,859 at January 28, 2006. There were $565 of borrowings outstanding under these lines at January 28, 2006. The Company has $7,500 in outstanding letters of credit used by its foreign subsidiaries under these lines at January 28, 2006.

The weighted average interest rate on the notes payable was 5.8% as of January 28, 2006.

Long-term Debt:

Long-term debt is comprised of the following at January 28, 2006 and January 29, 2005:

                                                       January 28, 2006  January 29, 2005
                                                       ----------------  ----------------
3.50% 2004 Convertible Debentures due June 15, 2034      $    200,000       $    200,000
7.625% 1997 Debentures due October 15, 2017                   129,592            129,520
7.875% 1999 Debentures due July 15, 2009                      140,214            140,132
Asian Term Credit Facility                                     25,000                 --
Capital lease obligations, 6-8%                                     6                154
                                                         ------------       ------------
                                                              494,812            469,806
Less current maturities                                            (6)              (149)
                                                         ------------       ------------
                                                         $    494,806       $    469,657
                                                         ============       ============

On December 21, 2005, the Company's Asian operations executed a $50,000 five-year unsecured, syndicated term and revolving credit facility agreement to support its working capital needs (the Asian Credit Facility). The term portion of the Asian Credit Facility (the Asian Term Credit Facility) is $25,000 and requires semiannual payments of principal beginning November 2006. See the notes payable section of this footnote for a discussion of the revolving portion and additional information related to the Asian Credit Facility.

During the second quarter of 2004, the Company privately placed $200,000 of 3.50% Convertible Senior Debentures due 2034. The debentures are convertible into shares of Kellwood's common stock at an initial conversion rate of 18.7434 shares per one thousand dollars original principal amount of debentures (which is equivalent to an initial conversion price of $53.35 per share) if the last reported sale price of the common stock is greater than or equal to $70.05 per share for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter. The holders may also convert the debentures into shares of Kellwood common stock prior to the stated maturity if the Company calls the debentures for redemption and under certain other circumstances. In July 2004, the Company irrevocably elected to satisfy in cash (in lieu of issuance of stock) 100% of the accreted principal amount of debentures converted. The Company may still satisfy the remainder of its conversion obligation to the extent it exceeds the accreted principal amount in cash or common stock or any combination thereof.

The debentures accrue interest at an annual rate of 3.50%, payable semi-annually until June 15, 2011. After June 15, 2011 interest will not be paid, but instead the recorded value of the bonds will increase until maturity. At maturity, the holder will receive the accreted principal amount, which will be equal to the original principal amount of one thousand dollars per debenture plus the accreted interest.

The debentures will mature on June 15, 2034, unless earlier converted, redeemed or repurchased by the Company. The Company may redeem some or all of the debentures for cash, at any time and from time to time, on or after June 20, 2011 at a redemption price equal to 100% of the accreted principal amount of the debentures to be redeemed, plus accrued and unpaid interest. Holders have the right to require the Company to repurchase some or all of the debentures for cash at a repurchase price equal to 100% of the accreted principal amount of the debentures to be repurchased, plus accrued and unpaid interest on June 15, 2011, June 15, 2014, June 15, 2019, June 15, 2024 and June 15, 2029, or if the Company undergoes a fundamental change as defined in the debentures agreement. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include future acquisitions.

During 1997, $150,000 of 7.625% Debentures were issued under a shelf registration. Principal on the notes is due October 15, 2017. Interest is payable semi-annually on each April 15 and October 15. During 1999, $150,000 of 7.875% Debentures were issued under a shelf registration. Principal on the notes is due July 15, 2009. Interest is payable semi-annually on each January 15 and July 15. In prior fiscal years, the Company has purchased portions of these securities on the open market.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

During 2004 the Company paid off the private placement notes that were set to expire in 2005.

Aggregate  maturities on long-term  debt for the next five years are as follows:
2006 - $6; 2007 - $8,333; 2008 - $5,556; 2009 - $145,769;  2010 - $5,556; 2011 &
thereafter - $329,592.

A Singaporean shirt manufacturing joint venture 50% owned by the Company has a $5,056 credit facility. The Company has guaranteed one half of the borrowings under this facility. At January 28, 2006, $1,829 was outstanding under this facility.

NOTE 7. LEASES

The Company leases substantially all of its office space, certain distribution facilities, retail outlet stores and certain machinery and equipment under operating leases having remaining terms ranging up to 9 years, excluding renewal terms. Rent under leases with scheduled rent changes or lease concessions is recorded on a straight-line basis over the lease term. Rent expense under all operating leases for 2005 totaled $30,431 ($30,492 for 2004 and $32,718 for 2003).

The future minimum lease payments under capital and operating leases at January 28, 2006 were as follows:

                                                   Capital        Operating
                                                 -----------    -----------
2006                                             $         6    $    25,009
2007                                                      --         22,116
2008                                                      --         15,372
2009                                                      --         11,151
2010                                                      --          6,007
Thereafter                                                --          5,941
                                                 -----------    -----------
Total minimum lease payments                     $         6    $    85,596
                                                                ===========
Less amount representing interest                         --
                                                 -----------

Present value of net minimum lease payments      $         6
                                                 ===========

Minimum operating lease payments were not reduced for future minimum sublease rentals of approximately $4.

NOTE 8. RETIREMENT BENEFITS

Various contributory and/or noncontributory retirement plans cover substantially all domestic and certain foreign employees. Total retirement benefits expense includes the following:

                                                  2005        2004        2003
                                               ---------   ---------   ---------

Defined contribution plans                     $   6,085   $   6,105   $   5,711
Single-employer defined benefit plans              1,309       1,815         862
Multi-employer defined benefit plan                  299         333         322
                                               ---------   ---------   ---------

Total retirement benefits expense              $   7,693   $   8,253   $   6,895
                                               =========   =========   =========

Defined Contribution Plans:

The Company sponsors or contributes to various defined contribution retirement benefit and savings plans covering substantially all employees.

Single-Employer Defined Benefit Plans:

The Company's Smart Shirts subsidiary maintains a defined benefit plan for certain of its employees. This plan was closed to new hires after December 1, 2000. The Company's Gerber subsidiary maintains a defined benefit plan for certain of its employees. This plan was frozen effective December 2002. The Company is using a December 31 measurement date for these plans.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

Summarized information on the Company's single-employer defined benefit plans (Gerber and Smart Shirts) is as follows:

                                                                        2005              2004             2003
                                                                    ------------     ------------     ------------
Components of Net Periodic Pension Cost:
   Service cost                                                     $        494     $        903     $        550
   Interest cost                                                           2,176            2,742            2,361
   Expected return on plan assets                                         (1,996)          (2,173)          (2,112)
   Amortization of prior service costs and actuarial losses                  239              343               63
   Settlement loss                                                           396               --               --
                                                                    ------------     ------------     ------------
    Net periodic pension cost                                       $      1,309     $      1,815     $        862
                                                                    ============     ============     ============

The weighted average key actuarial assumptions used to determine:

   Benefit obligations:
     Discount rate                                                           5.4%             5.8%             6.0%
     Expected long-term rate of return on plan assets                        6.8%             6.8%             6.6%
   Net periodic benefit cost:
     Discount rate                                                           5.8%             6.0%             6.3%
     Expected long-term rate of return on plan assets                        6.8%             6.6%             7.3%
     Rate of compensation increases                                          3.0%             3.0%             2.8%

The market assumptions for the defined benefit plans are developed using several approaches, including an analysis of historical returns, developing an inflation expectation and real return risk premiums over inflation for each asset class, and developing returns based on the drivers of return for each asset class.

                                                                    2005            2004
                                                                -----------     -----------
Change in Projected Benefit Obligation:
Projected benefit obligation, beginning of year                 $    41,123     $    40,125
Service cost                                                            753           1,423
Interest cost                                                         2,176           2,742
Actuarial (gain)/loss                                                  (368)          1,311
Settlement loss                                                         396              --
Benefits paid                                                        (3,975)         (4,478)
                                                                -----------     -----------
Projected benefit obligation, end of year                       $    40,105     $    41,123
                                                                ===========     ===========

Change in Plan Assets:
Fair value of plan assets, beginning of year                    $    32,154     $    30,422
Actual return on plan assets                                          2,607           3,981
Employer contributions                                                2,053           1,764
Employee contributions                                                  227             465
Benefits paid                                                        (3,975)         (4,478)
                                                                -----------     -----------
Fair value of plan assets, end of year                          $    33,066     $    32,154
                                                                ===========     ===========

                                                                    2005            2004
                                                                -----------     -----------
Reconciliation of funded status to prepaid pension cost:
Funded Status - Plan assets in excess of
     projected benefit obligation                               $    (7,039)    $    (8,969)
Unamortized prior service costs                                          23              31
Unrecognized actuarial (gain)/loss                                   (1,156)             22
                                                                -----------     -----------
Accrued pension costs                                           $    (8,172)    $    (8,916)
                                                                ===========     ===========

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

Amounts recognized in the Consolidated Balance Sheet consist of the following:

                                                        2005            2004
                                                    -----------     -----------
Prepaid pension costs                               $        --     $        --
Accrued pension cost                                     (8,337)        (10,367)
Accumulated other comprehensive income                      165           1,451
                                                    -----------     -----------
Net amount recognized                               $    (8,172)    $    (8,916)
                                                    ===========     ===========

The decrease in the minimum liability included in other comprehensive income in 2005 was $1,286 (a decrease of $844 for 2004). The accumulated benefit obligation for all defined benefit pension plans was $38,336 and $39,187 at January 28, 2006 and January 29, 2005, respectively. The Smart Shirts pension plan had an accumulated benefit obligation in excess of plan assets as follows:

                                                    Smart Shirts
                                            ---------------------------
                                                2005           2004
                                            ------------   ------------
Projected benefit obligation                $      9,452   $     10,457
Accumulated benefit obligation                     7,684          8,521
Fair value of plan assets                          7,453          7,197

The weighted average asset allocations for each of the Company's pension plans by asset category are as follows:

                           Gerber Plan Assets         Smart Shirts Plan Assets
                        -------------------------    --------------------------
Asset Category            2005           2004            2005           2004
--------------          ----------   ------------    ------------   -----------
Equity securities              70%            71%             47%           41%
Debt securities                29%            28%             53%           57%
Other                           1%             1%              0%            2%
                        ----------   ------------    ------------   -----------
                              100%           100%            100%          100%
                        ==========   ============    ============   ===========

Gerber's retirement assets are invested in a series of broadly diversified asset class specific portfolios. Assets are allocated to these funds in accordance with the strategic target allocation as follows: equity securities of 67%, debt securities of 30% and cash of 3%. Smart Shirts investment policies are to maintain solvency for the future, establish an overall average company contribution rate and ensure the ability to pay short-term distributions. The target allocations for the Smart Shirts plan assets are 60% debt securities and 40% equity securities.

The Company expects to contribute approximately $1,500 to its pension plans during 2006.

The Plans expect to make payments ranging from $2,200 to $3,500 annually for the next five years and payments totaling $17,200 for the years 2011 through 2015.

Multi-Employer Defined Benefit Plan:

Certain of the Company's subsidiaries make contributions to a multi-employer defined benefit plan on behalf of their participating employees. The plan administrator estimates that if the Company were to withdraw from the plan, its potential liability for unfunded plan benefits would be approximately $4,000 as of December 31, 2004, the date of the most recent actuarial valuation report.

NOTE 9. STOCK PLANS

The amended Restricted Stock Compensation Plan of 1969 and the Corporate Development Incentive Plan of 1986 provide for the granting of common stock to key employees as performance and incentive bonuses. The shares granted may not be transferred, sold, pledged or otherwise disposed of prior to the lapse of certain restrictions. There was no expense recorded under these plans for 2005 ($0 for 2004 and $4,505 for 2003). At January 28, 2006, there were 1,001,624 shares available to be granted under these plans to qualified employees.

Options to purchase common stock have been granted to key employees under various plans at option prices not less than the fair market value on the date of the grant. At January 28, 2006, 181 officers and other key employees held options to purchase shares. The options expire 10 years after grant on dates ranging from May 30, 2006 to March 10, 2015 and are exercisable in cumulative installments only after stated intervals of time and are conditional upon active employment, except for periods following disability or retirement.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

The fair value of options granted (which is recorded as expense over the option vesting period in determining the pro forma impact), utilized in the disclosures contained in Note 1 is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                 2005               2004              2003
                                            --------------     --------------    --------------
Expected option life                               6 years            6 years           6 years

Risk-free interest rate                               4.5%               3.0%              2.6%

Expected volatility of
   Kellwood stock                                    33.6%              36.8%             37.7%

Expected dividend yield on                                                                 2.1%
   Kellwood stock                                     2.2%               1.5%           to 2.6%

The weighted-average grant date fair value of options granted was $9.36 for 2005, $14.58 for 2004 and $7.56 for 2003. Presented below is a summary of stock option plans' activity for the years and as of the dates shown:

                                          2005                          2004                          2003
                               ---------------------------   --------------------------   ---------------------------
                                                Exercise                     Exercise                      Exercise
(Shares in 000's)                 Options       Price (1)       Options      Price (1)       Options       Price (1)
                               ------------   ------------   -----------    -----------   ------------   ------------
Beginning Balance                     2,633   $     28.26          2,930    $     23.98          3,312   $      23.25
   Granted                              491         29.18            610          42.37            573          25.15
   Exercised                           (213)        20.41           (792)         23.50           (798)         21.87
   Forfeited or expired                (163)        31.48           (115)         26.68           (157)         23.54
                               ------------   -----------    -----------    -----------   ------------   ------------
Ending Balance                        2,748   $     28.84          2,633    $     28.26          2,930   $      23.98
                               ------------   -----------    -----------    -----------   ------------   ------------
Exercisable at
   Year-end                           1,705   $     30.02          1,048    $     24.15          1,354   $      24.11
                               ------------   -----------    -----------    -----------   ------------   ------------

Options outstanding and exercisable at January 28, 2006 include the following:

                                  Options outstanding                          Options exercisable
(Shares in 000's)   --------------------------------------------         ----------------------------
Range of               Remaining                      Exercise                             Exercise
Prices                 Life (1)        Options        Price (1)              Options       Price (1)
                    -------------   -------------  -------------         -------------  -------------
$16.13 - 16.97         3.7 years              176  $       16.84                 176        $16.84
$21.81 - 29.67         6.3 years            1,893          25.89                 850         24.62
$32.28 - 36.00         2.3 years              149          32.38                 149         32.38
$42.31 - 42.37         8.1 years              530          42.37                 530         42.37
                    -------------   -------------  -------------             -------        ------
$16.13 - 42.37         6.3 years            2,748  $       28.84               1,705        $30.02
                                    =============  =============             =======        ======

(1) Weighted Average

On March 10, 2005, the Company's Board of Directors approved an acceleration of the exercisability of all unvested portions of stock options granted to employees and executive officers on March 4, 2004, pursuant to the Kellwood Company 1995 Omnibus Incentive Stock Plan. These options have an exercise price greatly in excess of current stock price (are underwater), and are not fully achieving the original objective of incentive compensation. The acceleration eliminates future compensation expense the Company would otherwise recognize in its income statement with respect to these options once FASB Statement No. 123R (Share Based Payment) becomes effective in 2006. Due to the significant difference between the current stock price and the option exercise price, it is unlikely that the expense otherwise required will accurately reflect compensation received.

There were approximately 455,000 unvested options, having an exercise price of $42.37 per share subject to this acceleration (approximately 100,000 of these options are held by the executive officers). Pro forma compensation expense disclosed in Note 1 for the year ended January 28, 2006 includes $3,356 after tax ($4,935 before tax) related to the acceleration of these options.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

NOTE 10.  CAPITAL STOCK

The reported outstanding shares of common stock have been reduced by treasury stock totaling 8,435,267 shares at January 28, 2006 (6,402,435 shares at January 29, 2005).

Authorized capital includes 500,000 shares of preferred stock, none of which have been issued.

The Company has adopted a Rights Agreement. Each outstanding common share has associated with it one right to purchase a specified amount of Series A Junior Preferred Stock at a stipulated price in certain circumstances related to changes in the ownership of the common shares of the Company. There are 160,000 shares of Preferred Stock reserved for the exercise of the rights. None of the rights were exercisable as of January 28, 2006.

In July 2005, the Company announced a stock repurchase program (Stock Repurchase Program). The Board of Directors authorized the Company to repurchase, at the Company's discretion, up to ten percent of the outstanding shares of its common stock through open market or privately negotiated transactions. The Board of Directors has approved the investment of up to $75,000 for this purpose. During fiscal year 2005, the Company repurchased 2,218,200 shares at an average price of $24.99 per share, totaling $55,430. Payments made under the Stock Repurchase Program are recorded in Treasury Stock on the Consolidated Balance Sheet.

NOTE 11.  INCOME TAXES

The provision (benefit) for income taxes for continuing operations consists of the following:

                                                             2005            2004           2003
                                                         -----------     -----------    -----------
Current:
   Domestic:
       Federal                                           $    (2,778)    $    12,070    $    35,071
       State                                                   1,517             646          2,802
   Foreign                                                     5,514           4,970          4,234
                                                         -----------     -----------    -----------
Total current provision for income taxes                       4,253          17,686         42,107
Deferred (primarily federal)                                   2,353          15,145         (7,195)
Effect of repatriation of foreign earnings                   (13,000)             --             --
                                                         -----------     -----------    -----------
Total (benefit) provision for income taxes               $    (6,394)    $    32,831    $    34,912
                                                         ===========     ===========    ===========

The sources of (loss) income before income taxes are:
   United States                                         $   (11,690)    $    70,175    $    75,417
   Foreign                                                    28,399          27,043         27,342
                                                         -----------     -----------    -----------
Kellwood total                                           $    16,709     $    97,218    $   102,759
                                                         ===========     ===========    ===========

In October 2004, the American Jobs Creation Act of 2004 (the Act) was signed into law. The Act provides a special one-time deduction of 85% of foreign earnings that are repatriated under a domestic reinvestment plan, as defined therein. During 2005, the Company adopted a formal domestic reinvestment plan that resulted in the repatriation of $160,000 of foreign earnings. This repatriation resulted in a one-time tax benefit of $13,000 recorded during the second quarter of 2005 due to the reversal of $23,500 of previously provided taxes on foreign earnings, which will not be incurred under the new regulations, offset by $10,500 of taxes provided on earnings to be repatriated.

The Company's effective tax rate on pretax earnings from continuing operations, excluding charges associated with the 2005 Restructuring Plan and the $13,000 effect of the repatriation described above, was lowered in 2005 (32.0% in 2005 versus 33.8% in 2004) as the incremental U.S. tax on current year foreign earnings were significantly less.

The Company's effective tax rate on all charges associated with the 2005 Restructuring Plan was 29.7%. This effective rate is less than the U.S. statutory rate of 35.0% primarily due to the non-deductibility of the goodwill impairment recorded under the 2005 Restructuring Plan.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

      Current income taxes are the amounts payable under the respective tax regulations on each year's earnings and on foreign earnings remitted during the year. A reconciliation of the federal statutory income tax rate to the effective tax rate (including impairment, restructuring and related non-recurring charges and repatriation) is as follows:

                                                  2005                           2004                           2003
                                       -------------------------      -------------------------      -------------------------
                                         Dollars      Percentage        Dollars      Percentage        Dollars       Percentage
                                       ----------     ----------      ----------     ----------      ----------     ----------
Statutory rate                         $    5,848           35.0%     $   34,026           35.0%     $   35,966           35.0%
State taxes, net of federal benefit         1,108            6.6%          1,245            1.3%          1,388            1.3%
Foreign tax rate differential              (4,430)         (26.5%)        (1,403)          (1.4%)        (2,525)          (2.5%)
Non-deductible impairment                   2,866           17.2%             --            0.0%             --            0.0%
Other                                       1,214            7.2%         (1,037)          (1.1%)            83            0.2%
                                       ----------     ----------      ----------     ----------      ----------     ----------
   Prior to repatriation benefit            6,606           39.5%         32,831           33.8%         34,912           34.0%
Repatriation benefit                      (13,000)         (77.8%)            --            0.0%             --            0.0%
                                       ----------     ----------      ----------     ----------      ----------     ----------
   Total                               $   (6,394)         (38.3%)    $   32,831           33.8%     $   34,912           34.0%
                                       ==========     ==========      ==========     ==========      ==========     ==========

Deferred income tax assets and liabilities consisted of the following:

                                                        2005             2004
                                                   ------------     ------------
Deferred tax assets
   Employee related costs                          $     18,033     $     19,142
   Allowance for asset valuations                        17,030           21,262
   Other                                                 10,056            9,593
                                                   ------------     ------------
Net deferred income tax assets                     $     45,119     $     49,997
                                                   ------------     ------------

Deferred tax liabilities
   Depreciation and amortization                   $    (15,928)    $    (22,243)
   Other                                                 (5,067)         (27,006)
                                                   ------------     ------------
Net deferred income tax liabilities                $    (20,995)    $    (49,249)
                                                   ------------     ------------

Net deferred income tax assets / (liabilities)     $     24,124     $        748
                                                   ============     ============

Included in:
   Current deferred taxes and prepaid expenses     $     26,407     $     31,728
   Deferred income taxes and other                       (2,283)         (30,980)
                                                   ------------     ------------
Net deferred income tax assets / (liabilities)     $     24,124     $        748
                                                   ============     ============

As of January 28, 2006 and January 29, 2005, the other deferred tax asset shown above consists substantially of deferred tax assets for accrued expenses not deductible until paid. As of January 29, 2005, the other deferred tax liability shown above consists substantially of deferred tax liabilities for undistributed foreign earnings not considered to be permanently invested. As of January 28, 2006 and January 29, 2005, there were no valuation allowances recognized for deferred tax assets.

Federal income taxes are provided on earnings of foreign subsidiaries except to the extent that such earnings are currently expected to be permanently reinvested abroad. The Company had no undistributed foreign earnings that it currently considers to be permanently reinvested abroad through January 28, 2006 as a result of the repatriation of foreign earnings during 2005.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

NOTE 12.  EARNINGS (LOSS) PER SHARE

Earnings (loss) per share have been calculated as follows:

                                                           2005          2004          2003
                                                       ----------     ----------    ----------
Numerators:
   Net earnings from continuing operations             $   23,103     $   64,387    $   67,847
   Net (loss) earnings from discontinued operations       (61,516)         1,949          (456)
                                                       ----------     ----------    ----------
   Net (loss) earnings                                 $  (38,413)    $   66,336    $   67,391
                                                       ==========     ==========    ==========

Denominators (000's):
    Average shares outstanding - Basic                     26,986         27,504        26,499
    Impact of stock options                                   108            535           601
                                                       ----------     ----------    ----------
    Average shares outstanding - Diluted                   27,094         28,039        27,100
                                                       ----------     ----------    ----------

Continuing operations                                  $     0.86     $     2.34    $     2.56
Discontinued operations                                     (2.28)          0.07         (0.02)
                                                       ----------     ----------    ----------
   Basic (loss) earnings per share                     $    (1.42)    $     2.41    $     2.54
                                                       ==========     ==========    ==========

Continuing operations                                  $     0.85     $     2.30    $     2.50
Discontinued operations                                     (2.27)          0.07         (0.02)
                                                       ----------     ----------    ----------
   Diluted (loss) earnings per share                   $    (1.42)    $     2.37    $     2.49
                                                       ==========     ==========    ==========

The calculation of diluted earnings per share excludes the impact of the contingent convertible debt for 2005 and 2004, and 2,318,975 and 601,000 stock options in 2005 and 2004, respectively, because to include them would have been antidilutive.

NOTE 13.  COMMITMENTS AND CONTINGENCIES

The Company is currently party to various legal proceedings. While management, including internal counsel, currently believes that the ultimate outcome of these proceedings, individually and in the aggregate, will not have a material adverse impact on the Company's financial position or overall trends in results of operations, litigation is subject to inherent uncertainties.

The Company has exclusive license agreements to market apparel under trademarks owned by other parties. These include Calvin Klein(R) and IZOD(R) for women's sportswear, Def Jam(TM) for men's and women's sportswear, Liz Claiborne(R) for women's dresses and suits and XOXO(R) for junior's sportswear and dresses. These agreements contain provisions for minimum royalty and advertising payments based on anticipated sales in future periods. In 2005 the royalty and advertising expense for these agreements totaled $26,701 and $11,055, respectively ($26,896 and $12,727 in 2004 and $17,061 and $1,948 in 2003).

Detail of the future minimum payments for all license agreements is as follows:

                                                  Royalties     Advertising
                                                 -----------    ------------
2006                                             $    23,136    $     11,597
2007                                                  18,588          10,611
2008                                                  13,420           8,643
2009                                                      50              --
2010                                                      50              --
Thereafter                                                50              --
                                                 -----------    ------------
Total                                            $    55,294    $     30,851
                                                 ===========    ============

                       KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                 (Dollars in thousands, except per share data)

NOTE 14.  INDUSTRY SEGMENT AND GEOGRAPHIC AREA INFORMATION

The Company and its subsidiaries are principally engaged in the apparel and related soft goods industries. The Company's operations are managed in a number of divisions that are organized around individual product lines and brands.
These divisions are aggregated into three major consumer market product groupings along with General Corporate, which represent the Company's reportable segments. These segments are:

      o WOMEN'S SPORTSWEAR designs, merchandises and sells women's sportswear sold through leading retailers in all channels of distribution. The product line includes blazers, dresses, sweaters, blouses, vests, other tops, skirts, pants and skorts. The business is primarily branded goods sold at the popular-to-moderate price points, but the segment does include some better-to-bridge lines - upper price point women's sportswear sold principally to specialty stores, department stores and catalog houses. A partial list of such brands are Sag Harbor(R), Koret(R), Dorby(TM), My Michelle(R) and Briggs New York(R). Calvin Klein(R), XOXO(R), IZOD(R), Liz Claiborne(R) Dresses and Suits and David Meister(TM) are produced under licensing agreements.

      o MEN'S SPORTSWEAR designs, manufactures and sells men's woven and knit shirts, pants and jeans sold to leading department stores, catalog houses and national chains. The business is primarily private label but also includes a number of branded programs such as Nautica(R), Claiborne(R) and Dockers(R) dress shirts and Phat Farm(R) and Northern Isles(R) sportswear.

      o OTHER SOFT GOODS designs, merchandises and sells infant apparel and recreation products (tents, sleeping bags, backpacks and related products). The business is primarily branded goods including Kelty(R) and Sierra Design(R) for recreation products and Gerber(R) for infant apparel.

      o GENERAL CORPORATE includes general and administrative expenses at the corporate level that are not allocated to the above segments.

Management evaluates the performance of its operating segments separately to individually monitor the different factors affecting financial performance. Segment earnings for the three major consumer market product segments includes substantially all of the segment's costs of production, distribution and administration.

Segment net assets measures net working capital, net fixed assets and other noncurrent assets and liabilities of each segment. Goodwill, net intangibles and certain corporate assets, including capitalized software and debt and cash balances, are accounted for at the corporate level and as a result are included in the General Corporate segment net assets. Amortization of intangibles is accounted for at the corporate level and is not allocated to the segments. Capital expenditures exclude the cost of long-lived assets included in acquisitions accounted for under purchase accounting.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

                                         2005             2004             2003
                                     ------------     ------------     ------------
Net sales:
   Women's Sportswear                $  1,244,712     $  1,389,464     $  1,305,881
   Men's Sportswear                       498,061          505,318          361,085
   Other Soft Goods                       319,371          305,194          304,019
                                     ------------     ------------     ------------
   Kellwood net sales                $  2,062,144     $  2,199,976     $  1,970,985
                                     ============     ============     ============

Segment earnings:
   Women's Sportswear                $     61,867     $     97,817     $    115,360
   Men's Sportswear                        43,262           52,645           39,463
   Other Soft Goods                        31,205           28,211           25,312
   General Corporate                      (44,705)         (45,917)         (47,144)
                                     ------------     ------------     ------------
   Total segments                          91,629          132,756          132,991

Amortization of intangible assets          10,685           11,804            7,902
Impairment, restructuring and
   related non-recurring charges           42,341               --               --
Interest expense, net                      23,240           25,860           24,676
Other (income) and expense, net            (1,346)          (2,126)          (2,346)
                                     ------------     ------------     ------------
Earnings before income taxes         $     16,709     $     97,218     $    102,759
                                     ============     ============     ============

Net assets at end of year:
   Women's Sportswear                $    184,919     $    266,336     $    262,450
   Men's Sportswear                       111,426          160,060          133,350
   Other Soft Goods                        38,030           51,893           43,323
   General Corporate                      242,316          100,251           84,804
                                     ------------     ------------     ------------
   Continuing operations                  576,691          578,540          523,927
   Discontinued operations                 32,676          134,984          115,761
                                     ------------     ------------     ------------
   Kellwood total                    $    609,367     $    713,524     $    639,688
                                     ============     ============     ============

Capital expenditures:
   Women's Sportswear                $      3,325     $      4,762     $      7,272
   Men's Sportswear                        11,783            8,961            5,989
   Other Soft Goods                           354              915              579
   General Corporate                        4,190            8,679            7,582
                                     ------------     ------------     ------------
   Continuing operations                   19,652           23,317           21,422
   Discontinued operations                    (70)           4,119              335
                                     ------------     ------------     ------------
   Kellwood total                    $     19,582     $     27,436     $     21,757
                                     ============     ============     ============

Depreciation expense:
   Women's Sportswear                $      6,237     $      6,499     $      6,251
   Men's Sportswear                         8,854            8,110            7,729
   Other Soft Goods                         1,351            2,147            2,540
   General Corporate                        9,793            9,147            7,658
                                     ------------     ------------     ------------
   Continuing operations                   26,235           25,903           24,178
   Discontinued operations                  1,065            1,249            2,152
                                     ------------     ------------     ------------
   Kellwood total                    $     27,300     $     27,152     $     26,330
                                     ============     ============     ============

Substantially all sales are to U.S. customers. Sales and transfers between segments were not significant. Approximately $30,977 of the Company's net property, plant and equipment is located in Asia.

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

NOTE 15.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION

On March 15, 2005, certain of the Company's subsidiaries became guarantors of the Company's public debt. Each subsidiary guarantor is wholly owned by the Company and organized in the United States. All guarantees are full and unconditional. Non-guarantors primarily consist of subsidiaries of the Company, which are organized outside the United States. The following condensed consolidating statements of earnings, balance sheets and statements of cash flows have been prepared using the equity method of accounting in accordance with the requirements for presentation of such information.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED JANUARY 28, 2006

                                           Kellwood
                                           Company         Subsidiary       Subsidiary     Consolidating     Consolidated
                                           (Parent)        Guarantors     Non-Guarantors    Adjustments          Total
                                         ------------     ------------    --------------   -------------     ------------
Net sales                                $  1,049,666     $    840,793     $    506,228     $   (334,543)    $  2,062,144
Costs and expenses:
   Cost of products sold                      890,887          640,680          438,659         (332,793)       1,637,433
   SG&A                                       169,502          125,298           40,032           (1,750)         333,082
   Amortization of intangible assets              333           10,352               --               --           10,685
   Impairment, restructuring and
     related non-recurring charges             42,128               --              213               --           42,341
   Interest expense, net                       24,865             (142)          (1,483)              --           23,240
   Intercompany interest expense, net           9,219           (9,219)              --               --               --
   Other (income) and expense, net                (69)            (165)          (1,112)              --           (1,346)
   Intercompany other (income) and
     expense, net                              39,186          (39,186)              --               --               --
                                         ------------     ------------     ------------     ------------     ------------
Earnings before income taxes                 (126,385)         113,175           29,919               --           16,709
Income taxes                                  (58,940)          46,160            6,386               --           (6,394)
Equity in earnings of subsidiaries             90,548            1,029               --          (91,577)              --
                                         ------------     ------------     ------------     ------------     ------------
Net earnings from continuing
   operations                                  23,103           68,044           23,533          (91,577)          23,103
Net earnings (loss) from discontinued
   operations                                 (61,516)          (6,087)          (2,050)           8,137          (61,516)
                                         ------------     ------------     ------------     ------------     ------------
Net earnings                             $    (38,413)    $     61,957     $     21,483     $    (83,440)    $    (38,413)
                                         ============     ============     ============     ============     ============

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED JANUARY 29, 2005

                                          Kellwood
                                           Company         Subsidiary       Subsidiary     Consolidating     Consolidated
                                           (Parent)        Guarantors     Non-Guarantors     Adjustments         Total
                                         ------------     ------------    --------------   -------------     ------------
Net sales                                $  1,115,383     $    921,352     $    560,815     $   (397,574)    $  2,199,976
Costs and expenses:
   Cost of products sold                      921,550          702,703          492,814         (396,257)       1,720,810
   SG&A                                       172,483          133,567           41,677           (1,317)         346,410
   Amortization of intangible assets              481           11,284               39               --           11,804
   Interest expense, net                       26,105             (951)             706               --           25,860
   Intercompany interest expense, net           3,867           (3,867)              --               --               --
   Other (income) and expense, net               (173)             278           (2,231)              --           (2,126)
   Intercompany other (income) and
     expense, net                              41,758          (41,758)              --               --               --
                                         ------------     ------------     ------------     ------------     ------------
Earnings before income taxes                  (50,688)         120,096           27,810               --           97,218
Income taxes                                  (20,248)          47,974            5,105               --           32,831
Equity in earnings of subsidiaries             94,827             (254)              --          (94,573)              --
                                         ------------     ------------     ------------     ------------     ------------
Net earnings from continuing
   operations                                  64,387           71,868           22,705          (94,573)          64,387
Net earnings (loss) from discontinued
   operations                                   1,949           (2,409)            (195)           2,604            1,949
                                         ------------     ------------     ------------     ------------     ------------
Net earnings                             $     66,336     $     69,459     $     22,510     $    (91,969)    $     66,336
                                         ============     ============     ============     ============     ============

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED JANUARY 31, 2004

                                           Kellwood
                                           Company         Subsidiary       Subsidiary     Consolidating     Consolidated
                                           (Parent)        Guarantors     Non-Guarantors    Adjustments          Total
                                         ------------     ------------    --------------   -------------     ------------
Net sales                                $    923,369     $    909,783     $    437,164     $   (299,331)    $  1,970,985
Costs and expenses:
   Cost of products sold                      764,489          720,915          366,465         (299,331)       1,552,538
   SG&A                                       131,261          111,301           42,894               --          285,456
   Amortization of intangible assets            1,001            6,857               44               --            7,902
   Interest expense, net                       24,817           (1,430)           1,289               --           24,676
   Intercompany interest expense, net           6,974           (6,974)              --               --               --
   Other (income) and expense, net             (1,129)            (286)            (931)              --           (2,346)
   Intercompany other (income) and
     expense, net                              48,788          (48,788)              --               --               --
                                         ------------     ------------     ------------     ------------     ------------
Earnings before income taxes                  (52,832)         128,188           27,403               --          102,759
Income taxes                                  (21,489)          52,142            4,259               --           34,912
Equity in earnings of subsidiaries             99,190             (514)              --          (98,676)              --
                                         ------------     ------------     ------------     ------------     ------------
Net earnings from continuing
   operations                                  67,847           75,532           23,144          (98,676)          67,847
Net earnings (loss) from discontinued
   operations                                    (456)              95            1,221           (1,316)            (456)
                                         ------------     ------------     ------------     ------------     ------------
Net earnings                             $     67,391     $     75,627     $     24,365     $    (99,992)    $     67,391
                                         ============     ============     ============     ============     ============

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

CONDENSED CONSOLIDATING BALANCE SHEET
JANUARY 28, 2006

                                        Kellwood
                                         Company         Subsidiary       Subsidiary     Consolidating     Consolidated
ASSETS                                   (Parent)        Guarantors     Non-Guarantors     Adjustments        Total
                                       ------------     ------------    --------------   -------------     ------------
Current Assets:
   Cash and cash equivalents           $    430,759     $      1,895     $        171     $         --     $    432,825
   Receivables, net                        (151,352)         422,504           22,892               --          294,044
   Inventories                               76,994           72,482           56,927               --          206,403
   Current deferred taxes and
     prepaid expenses                        39,334            3,591            3,432               --           46,357
   Current assets of
     discontinued operations                 61,392            1,204               79               --           62,675
                                       ------------     ------------     ------------     ------------     ------------
     Total current assets                   457,127          501,676           83,501               --        1,042,304
Property, plant and equipment, net           36,007           10,333           33,397               --           79,737
Intercompany (payable) receivable          (425,194)         443,461          (18,267)              --               --
Intangible assets, net                        2,556          157,471               --               --          160,027
Goodwill                                      5,343          198,488               --               --          203,831
Investments in subsidiaries               1,219,180            1,767               --       (1,220,947)              --
Other assets                                 18,176            2,616            6,066               --           26,858
Long-term assets of discontinued
   operations                                   884               --                5               --              889
                                       ------------     ------------     ------------     ------------     ------------
Total assets                           $  1,314,079     $  1,315,812     $    104,702     $ (1,220,947)    $  1,513,646
                                       ============     ============     ============     ============     ============

LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
   Notes payable and current
     portion of long-term debt         $         --     $          6     $     13,565     $         --     $     13,571
   Accounts payable                          74,488           64,879           31,547               --          170,914
   Other accrued expenses                    91,557           27,829           18,307               --          137,693
   Current liabilities of
     discontinued operations                 32,153             (921)            (344)              --           30,888
                                       ------------     ------------     ------------     ------------     ------------
     Total current liabilities              198,198           91,793           63,075               --          353,066
Long-term debt                              469,806               --           25,000               --          494,806
Deferred income taxes and other              36,708           19,577              122               --           56,407
Shareowners' equity                         609,367        1,204,442           16,505       (1,220,947)         609,367
                                       ------------     ------------     ------------     ------------     ------------
Total liabilities and
   shareowners' equity                 $  1,314,079     $  1,315,812     $    104,702     $ (1,220,947)    $  1,513,646
                                       ============     ============     ============     ============     ============

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

CONDENSED CONSOLIDATING BALANCE SHEET
JANUARY 29, 2005

                                         Kellwood
                                          Company        Subsidiary      Subsidiary    Consolidating     Consolidated
ASSETS                                   (Parent)        Guarantors    Non-Guarantors   Adjustments          Total
                                       ------------     ------------   --------------  -------------     ------------
Current Assets:
   Cash and cash equivalents           $    226,687     $      3,278    $     31,044    $         --     $    261,009
   Receivables, net                          18,321          271,728          20,612              --          310,661
   Inventories                              124,367           79,178          66,313              --          269,858
   Current deferred taxes and
     prepaid expenses                        41,561            3,525           4,297              --           49,383
   Current assets of
     discontinued operations                130,297            5,965           2,741              --          139,003
                                       ------------     ------------    ------------    ------------     ------------
     Total current assets                   541,233          363,674         125,007              --        1,029,914
Property, plant and equipment, net           45,410           13,797          30,393              --           89,600
Intercompany (payable) receivable          (506,457)         461,723          44,734              --               --
Intangible assets, net                        2,910          178,687              --              --          181,597
Goodwill                                      5,344          209,403              --              --          214,747
Investments in subsidiaries               1,296,770              737              --      (1,297,507)              --
Other assets                                 27,919            2,828           5,604              --           36,351
Long-term assets of discontinued
   operations                                15,322           11,850             511              --           27,683
                                       ------------     ------------    ------------    ------------     ------------
Total assets                           $  1,428,451     $  1,242,699    $    206,249    $ (1,297,507)    $  1,579,892
                                       ============     ============    ============    ============     ============

LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
   Notes payable and current
     portion of long-term debt         $         --     $        149    $         --    $         --     $        149
   Accounts payable                          83,197           48,939          26,805              --          158,941
   Other accrued expenses                    65,351           29,862          23,000              --          118,213
   Current liabilities of
     discontinued operations                 27,682            2,749           1,271              --           31,702
                                       ------------     ------------    ------------    ------------     ------------
     Total current liabilities              176,230           81,699          51,076              --          309,005
Long-term debt                              469,652                5              --              --          469,657
Deferred income taxes and other              69,045           18,510             151              --           87,706
Shareowners' equity                         713,524        1,142,485         155,022      (1,297,507)         713,524
                                       ------------     ------------    ------------    ------------     ------------
Total liabilities and
   shareowners' equity                 $  1,428,451     $  1,242,699    $    206,249    $ (1,297,507)    $  1,579,892
                                       ============     ============    ============    ============     ============

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED JANUARY 28, 2006

                                        Kellwood
                                         Company        Subsidiary       Subsidiary      Consolidating    Consolidated
                                        (Parent)        Guarantors     Non-Guarantors     Adjustments         Total
                                      ------------     ------------    --------------    -------------    ------------
NET CASH PROVIDED BY
   (USED IN) OPERATING ACTIVITIES     $    133,501     $     96,491     $     36,486     $    (36,350)    $    230,128
                                      ------------     ------------     ------------     ------------     ------------

INVESTING ACTIVITIES:
Additions to property, plant and
   equipment                                (6,895)          (2,134)         (10,553)              --          (19,582)
Acquisitions, net of cash acquired         (12,178)              --               --               --          (12,178)
Receipts for subordinated
   note receivable                           2,750               --               --               --            2,750
Dispositions of fixed assets                (4,457)           3,611            1,628               --              782
                                      ------------     ------------     ------------     ------------     ------------
Net cash (used in) provided by
   investing activities                    (20,780)           1,477           (8,925)              --          (28,228)
                                      ------------     ------------     ------------     ------------     ------------

FINANCING ACTIVITIES:
Borrowings of long-term debt                    --               --           25,000               --           25,000
Net borrowings (repayments) of
   notes payable                                --               --           13,565               --           13,565
Dividends paid                             (17,361)              --               --               --          (17,361)
Stock purchases under Stock
   Repurchase Plan                         (55,430)              --               --               --          (55,430)
Stock transactions under
   incentive plans                           4,142               --               --               --            4,142
Intercompany dividends                     160,000          (99,351)         (96,999)          36,350               --
                                      ------------     ------------     ------------     ------------     ------------
Net cash provided by
   (used in) financing activities           91,351          (99,351)         (58,434)          36,350          (30,084)
                                      ------------     ------------     ------------     ------------     ------------

Net change in cash and cash
   equivalents                             204,072           (1,383)         (30,873)              --          171,816
Cash and cash equivalents,
   beginning of year                       226,687            3,278           31,044               --          261,009
                                      ------------     ------------     ------------     ------------     ------------
Cash and cash equivalents,
   end of year                        $    430,759     $      1,895     $        171     $         --     $    432,825
                                      ============     ============     ============     ============     ============

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED JANUARY 29, 2005

                                        Kellwood
                                         Company        Subsidiary       Subsidiary      Consolidating    Consolidated
                                        (Parent)        Guarantors     Non-Guarantors     Adjustments        Total
                                      ------------     ------------    --------------    -------------    ------------
NET CASH PROVIDED BY
   (USED IN) OPERATING ACTIVITIES     $     52,635     $     91,274     $      8,652     $    (91,377)    $     61,184
                                      ------------     ------------     ------------     ------------     ------------

INVESTING ACTIVITIES:
Additions to property, plant and
   equipment                               (14,604)          (3,133)          (9,699)              --          (27,436)
Acquisitions, net of cash acquired        (144,722)              --               --               --         (144,722)
Receipts for subordinated
   note receivable                           2,063               --               --               --            2,063
Dispositions of fixed assets                   166              134              136               --              436
                                      ------------     ------------     ------------     ------------     ------------
Net cash used in
   investing activities                   (157,097)          (2,999)          (9,563)              --         (169,659)
                                      ------------     ------------     ------------     ------------     ------------

FINANCING ACTIVITIES:
Borrowings of long-term debt               195,343               --               --               --          195,343
Repayments of long-term debt                (4,448)              --               --               --           (4,448)
Dividends paid                             (17,584)              --               --               --          (17,584)
Stock transactions under
   incentive plans                          17,495               --               --               --           17,495
Intercompany dividends                          --          (86,644)          (4,733)          91,377               --
                                      ------------     ------------     ------------     ------------     ------------
Net cash provided by
   (used in) financing activities          190,806          (86,644)          (4,733)          91,377          190,806
                                      ------------     ------------     ------------     ------------     ------------

Net change in cash and cash
   equivalents                              86,344            1,631           (5,644)              --           82,331
Cash and cash equivalents,
   beginning of year                       140,343            1,647           36,688               --          178,678
                                      ------------     ------------     ------------     ------------     ------------
Cash and cash equivalents,
   end of year                        $    226,687     $      3,278     $     31,044     $         --     $    261,009
                                      ============     ============     ============     ============     ============

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED JANUARY 31, 2004

                                         Kellwood
                                          Company       Subsidiary       Subsidiary      Consolidating    Consolidated
                                         (Parent)       Guarantors     Non-Guarantors     Adjustments         Total
                                      ------------     ------------    --------------    -------------    ------------
NET CASH PROVIDED BY
   (USED IN) OPERATING ACTIVITIES     $    139,245     $    195,634     $     48,878     $   (231,839)    $    151,918
                                      ------------     ------------     ------------     ------------     ------------

INVESTING ACTIVITIES:
Additions to property, plant and
   equipment                               (11,054)          (3,388)          (7,315)              --          (21,757)
Acquisitions, net of cash acquired        (134,537)              --               --               --         (134,537)
Receipts for subordinated
   note receivable                           2,062               --               --               --            2,062
Dispositions of fixed assets                   405            1,821            3,467               --            5,693
                                      ------------     ------------     ------------     ------------     ------------
Net cash used in
   investing activities                   (143,124)          (1,567)          (3,848)              --         (148,539)
                                      ------------     ------------     ------------     ------------     ------------

FINANCING ACTIVITIES:
Net borrowings (repayments) of
   notes payable                              (636)              --               --               --             (636)
Repayments of long-term debt               (30,891)              --               --               --          (30,891)
Dividends paid                             (16,982)              --               --               --          (16,982)
Stock transactions under
   incentive plans                          14,292               --               --               --           14,292
Intercompany dividends                          --         (202,368)         (29,471)         231,839               --
                                      ------------     ------------     ------------     ------------     ------------
Net cash (used in) provided by
   financing activities                    (34,217)        (202,368)         (29,471)         231,839          (34,217)
                                      ------------     ------------     ------------     ------------     ------------

Net change in cash and cash
   equivalents                             (38,096)          (8,301)          15,559               --          (30,838)
Cash and cash equivalents,
   beginning of year                       178,439            9,948           21,129               --          209,516
                                      ------------     ------------     ------------     ------------     ------------
Cash and cash equivalents,
   end of year                        $    140,343     $      1,647     $     36,688     $         --     $    178,678
                                      ============     ============     ============     ============     ============

                        KELLWOOD COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                  (Dollars in thousands, except per share data)

NOTE 16. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

Quarter                                                    First           Second            Third          Fourth
                                                       ------------     ------------     ------------    ------------
FISCAL 2005:
   Net sales                                           $    553,547     $    488,196     $    546,961    $    473,440
   Gross profit                                             123,333           99,432          109,499          92,447

   Net earnings (loss) from continuing operations            15,111           (6,920)           9,665           5,247
   Net (loss) earnings from discontinued operations          (3,292)         (72,013)           6,523           7,266
                                                       ------------     ------------     ------------    ------------
   Net earnings (loss)                                 $     11,819     $    (78,933)    $     16,188    $     12,513
                                                       ============     ============     ============    ============

   Diluted earnings (loss) per share:
      Continuing operations                            $       0.54     $      (0.25)    $       0.36    $       0.20
      Discontinued operations                                 (0.12)           (2.59)            0.24            0.28
                                                       ------------     ------------     ------------    ------------
      Net earnings (loss)                              $       0.42     $      (2.84)    $       0.60    $       0.49
                                                       ============     ============     ============    ============

FISCAL 2004:
   Net sales                                           $    602,732     $    482,517     $    619,216    $    495,511
   Gross profit                                             141,205          106,710          129,476         101,775

   Net earnings from continuing operations                   27,033            8,487           24,974           3,893
   Net (loss) earnings from discontinued operations            (722)            (742)             247           3,166
                                                       ------------     ------------     ------------    ------------
   Net earnings                                        $     26,311     $      7,745     $     25,221    $      7,059
                                                       ============     ============     ============    ============

   Diluted earnings (loss) per share:
      Continuing operations                            $       0.97     $       0.30     $       0.89    $       0.14
      Discontinued operations                                 (0.03)           (0.03)            0.01            0.11
                                                       ------------     ------------     ------------    ------------
      Net earnings (loss)                              $       0.95     $       0.28     $       0.90    $       0.25
                                                       ============     ============     ============    ============

Included in net  earnings  (loss) from  continuing  operations  and net earnings
(loss) from discontinued operations in the second quarter of 2005 were charges taken in connection with the 2005 Restructuring Plan of $25,951 and $67,398, respectively. The net charges associated with the 2005 Restructuring Plan decreased net earnings from continuing operations in the third and fourth quarters of 2005 by $7,409 and $2,146, respectively, while the net reversal of charges associated with the 2005 Restructuring Plan increased net earnings from discontinued operations in the third and fourth quarters of 2005 by $8,162 and $8,725, respectively. Reversals of previously recorded expenses were $1,233 and $1,547 for continuing operations in the third and fourth quarters of 2005, respectively, and $21,983 and $27,963 for discontinued operations in the third and fourth quarters of 2005, respectively.

                                     PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the fees and expenses, other than discounts, commission and concessions payable to broker-dealers and agents, in connection with the offering and distribution of the securities being offered hereunder. Except for the SEC registration fee, all amounts are estimates. All of these fees and expenses will be borne by the Registrant.

          SEC Registration Fee                    $      25,340
          Printing and Engraving                         40,000
          Trustees' Fees and Expenses                    10,000
          Legal Fees and Expenses                       175,000
          Accounting Fees and Expenses                   50,000
                                                  -------------

          Total                                   $     400,340

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Delaware General Corporation Law (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or derived an improper personal benefit. Our Restated Certificate of Incorporation, as amended, contains a provision which eliminates directors' personal liability as set forth above.

      The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be indemnified; and authorizes us to buy directors' and officers' liability insurance. Indemnification provided under Section 145 is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

      Our Restated Certificate of Incorporation, as amended, provides for indemnification to the fullest extent expressly authorized by Section 145 of the Delaware General Corporation Law for our directors, officers and employees and also to persons who are serving at our request as directors, officers or employees of other corporations (including subsidiaries). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

      We have purchased liability policies which indemnify its directors and officers against loss arising from claims by reason of their legal liability for acts as officers, subject to limitations and conditions as set forth in the policies.

      The above discussion of the Delaware General Corporation Law and of our Restated Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by the statute and Restated Certificate of Incorporation.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

S.E.C. Exhibit
Reference
No.            Description
-------        -----------

3.1            -  Restated Certificate of Incorporation of Kellwood Company, as
                  amended, incorporated herein by reference to Form 10-Q for the quarter ended July 31, 1987, SEC File No. 1-7340.

3.2            -  By-Laws, as amended April 1, 2004, incorporated herein by reference to Form 10-Q for the quarter ended May 1, 2004, SEC File No. 1-7340.

4.1***         -  Indenture dated June 22, 2004 relating to the 3.50%
                  Convertible Senior Debentures due 2034.

4.2            -  Indenture for senior debt securities dated as of September 30,
                  1997 between Kellwood Company and JPMorgan Chase Bank, formerly known as the Chase Manhattan Bank, as Trustee, under which certain of the Company's debt securities are outstanding, incorporated herein by reference to Form S-3 filed October 24, 1997, SEC File No. 333-36559.

4.3***         -  Registration Rights Agreement by and among the Company and the initial purchasers of the 3.50% Convertible Senior Debentures due 2034.*

4.4***         -  Supplemental Indenture dated March 15, 2005 relating to the
                  3.5% Convertible Senior Debentures due 2034 (incorporated herein by reference to Exhibit 4.02 of Kellwood Company's
                  Current Report on Form 8-K filed on March 15, 2005).

4.5            -  Note Agreement dated July 1, 1993, incorporated herein by reference to Form 10-Q for the quarter ended July 31, 1993, SEC File No. 1-7340.

4.6            -  Rights to Acquire Series A Junior Preferred Stock, pursuant to a Rights Agreement between the registrant and Centerre Trust Company of St. Louis, incorporated herein by reference to Registration Statement on Form 8-A, effective June 24, 1986 and Amendment dated August 21, 1990, incorporated herein by reference to Form 10-Q for the quarter ended October 31, 1990, and Amendment dated May 31, 1996 incorporated herein by reference to Form 8-A/A effective June 3, 1996, SEC File No. 1-7340, and Amendment dated November 21, 2000 incorporated herein by reference to Form 10-K/A (Amendment No. 2) for the fiscal year ended February 3, 2001, SEC File No. 1-7340.

4.8            -  Loan and Security Agreement dated as of April 12, 2006 among
                  Kellwood Company, certain commercial lending institutions, and Bank of America, N.A., as Administrative Agent and
                  Banc of America Securities LLC and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers, incorporated herein by reference to Form 8-K dated April
                  12, 2006, SEC File No. 1-7340.

4.9            -  Indenture for senior debt securities dated as of June 22, 2004 between Kellwood Company and Union Bank of California, N.A., as Trustee, under which certain of the Company's debt securities are outstanding, incorporated herein by reference to Form S-3 filed July 30, 2004, SEC File No. 333-117833.

4.10           -  US $50,000,000 Term and Revolving Credit Facility Agreement
                  dated as of December 21, 2005 among Smart Shirts Limited, certain commercial lending institutions, and Banc of America Securities Asia Limited, as Facility Agent and
                  Banc of America Securities Asia Limited and The Hong Kong and Shanghai Banking Corporation Limited as Joint Lead Arrangers, incorporated herein by reference to Form 8-K dated April 12, 2006, SEC File No. 1-7340.

S.E.C. Exhibit
Reference
No.            Description
-------        -----------
4.12           -  Supplemental Indenture to the 3.50% Convertible Senior
                  Debenture Indenture, dated as of March 15, 2005, with UnionBank of California, N.A., incorporated by reference to
                  Exhibit 4.02 to Form 8-K filed March 15, 2005, File No.
                  1-7340.

4.14           -  Supplemental Indenture to the Master Trust Indenture, dated as of March 15, 2005, with JPMorgan Chase Bank, as trustee, governing the Company's $150,000,000 7.625% 1997 Debentures due October 15, 2017 and $150,000,000 7.875% 1999 Debentures
                  due July 15, 2009, incorporated by reference to Exhibit 4.04 to Form 8-K filed March 15, 2005, File No. 1-7340.

5.1***         -  Opinion of McDermott Will & Emery LLP regarding legality.

8.1***         -  Opinion of McDermott Will & Emery LLP regarding certain tax matters.

10.2*          -  Restricted Stock Compensation Plan of 1969, as Amended,
                  incorporated herein by reference to Form 10-K/A (Amendment No.
                  1) for the fiscal year ended January 29, 2005, SEC File No.
                  1-7340.

10.3*          -  Form of Employment Agreement regarding change of control matters dated November 30, 1984, between Kellwood Company and executive officers, incorporated herein by reference to Form
                  10-K/A (Amendment No. 2) for the fiscal year ended April 30,
                  1985, SEC File No. 1-7340.

10.4*          -  1995 Stock Option Plan For Nonemployee Directors and 1995
                  Omnibus Incentive Stock Option Plan, incorporated herein by reference to Appendixes A & B to the Company's definitive
                  Proxy Statement dated July 13, 1995, SEC File No. 1-7340.

10.5*          -  Executive Deferred Compensation Plan, adopted and effective as of January 1, 1997; and Executive Deferred Compensation Plan
                  Amendment, adopted March 18, 1997, incorporated herein by reference to Form 10-K/A (Amendment No. 2) for the fiscal year ended April 30, 1997, SEC File No. 1-7340.

10.6**         -  Information Technology Service Agreement between Kellwood
                  Company and Electronic Data Systems Corporation dated March
                  31, 2002, incorporated herein by reference to Form 10-K/A
                  (Amendment No. 2) for the fiscal year ended February 2, 2002,
                  SEC File No. 1-7340.

10.7*          -  Corporate Development Incentive Plan As Restated, dated May
                  30, 2002, incorporated herein by reference to Appendix B to the Company's definitive Proxy Statement dated April 16, 2002,
                  SEC File No. 1-7340.

10.9*          -  1995 Stock Option Plan For Nonemployee Directors As Amended,
                  dated May 30, 2002, incorporated herein by reference to Appendix A to the Company's definitive Proxy Statement dated
                  April 16, 2002, SEC File No. 1-7340.

S.E.C. Exhibit
Reference
No.            Description
-------        -----------
10.10*         -  Executive Deferred Compensation Plan II, effective as of
                  January 1, 2005, and the Kellwood Company Deferred
                  Compensation Plan II for Non-Employee Directors, effective as of January 1, 2005, incorporated herein by reference to Form
                  8-K dated December 6, 2004, SEC File No. 1-7340.

10.11*         -  Form of Non-Qualified Stock Option, incorporated herein by reference to Exhibit 99.1 of Form 8-K filed March 14, 2005,
                  SEC File No. 1-7340.

10.12*         -  Form of Incentive Stock Option, incorporated herein by
                  reference to Exhibit 99.2 of Form 8-K filed March 14, 2005,
                  SEC File No. 1-7340.

10.13*         -  Form of annual compensation term sheet for Robert C. Skinner,
                  Jr., including the form of stock grant award under the Kellwood Corporate Development Incentive Plan, as restated, incorporated herein by reference to Exhibit 99.4 of Form 8-K filed March 14, 2005, SEC File No. 1-7340.

10.14*         -  Form of annual compensation term sheet for Stephen L. Ruzow, including the form of stock grant award under the Kellwood
                  Corporate Development Incentive Plan, as restated, incorporated herein by reference to Exhibit 99.2 of Form 8-K filed March 15, 2006, SEC File No. 1-7340.

10.15*         -  Form of annual compensation term sheet for W. Lee Capps III, including the form of stock grant award under the Kellwood
                  Corporate Development Incentive Plan, as restated, incorporated herein by reference to Exhibit 99.3 of Form 8-K filed March 15, 2006, SEC File No. 1-7340.

10.16*         -  Form of annual compensation term sheet for Thomas H. Pollihan, including the form of stock grant award under the Kellwood
                  Corporate Development Incentive Plan, as restated, incorporated herein by reference to Exhibit 99.4 of Form 8-K filed March 15, 2006, SEC File No. 1-7340.

10.17*         -  Form of annual compensation term sheet for Hal J. Upbin, including the form of stock grant award under the Kellwood
                  Corporate Development Incentive Plan, as restated, incorporated herein by reference to Exhibit 99.5 of Form
                  8-K filed March 15, 2006, SEC File No. 1-7340.

10.18*         -  Summary of Non-Employee Directors' Compensation, incorporated herein by reference to Form 10-K/A (Amendment No. 1) for the fiscal year ended January 29, 2005, SEC File No. 1-7340.

10.19*         -  Form of Death Benefit Agreement dated June 2, 1994 entered into between the Company and each of Hal J. Upbin and Thomas
                  H. Pollihan, effective June 2, 1994, incorporated herein by reference to Form 10-K/A (Amendment No. 1) for the fiscal year ended January 29, 2005, SEC File No. 1-7340.

10.20*         -  Form of First Amendment to Death Benefit Agreement dated May
                  22, 2001 entered into between the Company and each of Hal J.
                  Upbin and Thomas H. Pollihan, effective December 8, 2000, incorporated herein by reference to Form 10-K/A (Amendment No.
                  1) for the fiscal year ended January 29, 2005, SEC File No.
                  1-7340.

10.21*         -  Form of Long-Term Incentive Plan of 2005, incorporated herein by reference to Exhibit 99.1 of Form 8-K filed June 3, 2005,
                  SEC File No. 1-7340.

10.22*         -  Form of 2005 Stock Plan for Non-Employee Directors,
                  incorporated herein by reference to Exhibit 99.2 of Form 8-K filed June 3, 2005, SEC File No. 1-7340.

S.E.C. Exhibit
Reference
No.            Description
-------        -----------
10.23*         -  Consulting Agreement dated June 1, 2005, between Kellwood
                  Company and Hal J. Upbin, incorporated herein by reference to
                  Exhibit 99.3 of Form 8-K filed June 3, 2005, SEC File No.
                  1-7340.

10.24*         -  Employment Agreement dated June 1, 2005, between Kellwood
                  Company and Robert C. Skinner, Jr., incorporated herein by reference to Exhibit 99.4 of Form 8-K filed June 3, 2005, SEC
                  File No. 1-7340.

10.25*         -  Form of Deferred Stock Units Agreement, incorporated herein by reference to Exhibit 99.6 of Form 8-K filed June 3, 2005, SEC
                  File No. 1-7340.


12.1***        -  Statement regarding Computation of Ratio of Earnings to Fixed
                  Charges.


21             -  Subsidiaries of the Company, incorporated herein by reference to Form 10-K for the fiscal year ended January 28, 2006, SEC
                  File No. 1-7340.

23.1           -  Consent of PricewaterhouseCoopers LLP.

23.2***        -  Consent of McDermott Will & Emery LLP (included in Exhibit 5).

24.1***        -  Powers of Attorney for Gregory W. Kleffner and Robert C.
                  Skinner, Jr.

24.2***        -  Powers of Attorney for Directors and Officers of Kellwood
                  Company.

25.1***        -  Statement of Eligibility of Trustee on Form T-1.

* Denotes management contract or compensatory plan.

** Pursuant to the Securities Exchange Act of 1934, Rule 24b-2, confidential portions of Exhibit 10.6 have been deleted and filed separately with the Commission pursuant to a request for confidential treatment.

*** Previously filed.

(b) Financial Statement Schedules:

      Schedules have been omitted because they are not required or are not applicable or because the information required to be set forth therein is included in the Consolidated Financial Statements or the notes to the Consolidated Financial Statements.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

      5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:


            (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 15th day of May, 2006.


                                  Kellwood Company


                                  By:  /s/ Thomas H. Pollihan
                                     -------------------------------------------
                                       Thomas H. Pollihan
                                       Executive Vice President, Secretary and
                                       General Counsel


      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated and on the 15th day of May, 2006:


              SIGNATURE                                        TITLE
              ---------                                        -----
*                                        Director, Chairman of the Board, President and Chief
----------------------------------       Executive Officer
       Robert C. Skinner, Jr.

*                                        Chief Operating Officer and Chief Financial Officer
----------------------------------       (principal financial officer)
          W. Lee Capps III

*
----------------------------------       Vice President Finance and Controller (principal
         Gregory W. Kleffner             accounting officer)

*
----------------------------------       Director
            Martin Bloom

*
----------------------------------       Director
         Ben B. Blount, Jr.

*
----------------------------------       Director
         Kitty G. Dickerson

*
----------------------------------       Director
           Jerry M. Hunter

*
----------------------------------       Director
           Larry R. Katzen

*
----------------------------------       Director
           Janice E. Page

* Pursuant to Power of Attorney

/s/ Thomas H. Pollihan
--------------------------
Attorney-In-Fact